Exhibit 99.1

Order dated September 14, 2010 confirming the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims dated August 9, 2010

PACHULSKI STANG ZIEHL & JONES LLP
Richard M. Pachulski, Esq.
Jeffrey N. Pomerantz, Esq.
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, California 90067-4100

– and –

PACHULSKI STANG ZIEHL & JONES LLP
Robert J. Feinstein, Esq.
780 Third Avenue, 36th Floor
New York, NY 10017-2024

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TAVENNER & BERAN, PLC
Lynn L. Tavenner, Esq. (VSB No. 30083)
Paula S. Beran, Esq. (VSB No. 34679)
20 North Eighth Street
Second Floor
Richmond, Virginia 23219

Counsel for the Creditors’ Committee

SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Gregg M. Galardi, Esq.
Ian S. Fredericks, Esq.
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

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SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Chris L. Dickerson, Esq.
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

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MCGUIREWOODS LLP
Douglas Foley (VSB No. 34364)
Sarah B. Boehm (VSB No. 45201)
One James Center
901 E. Cary Street
Richmond, Virginia 23219
(804) 775-1000

Counsel for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF VIRGINIA
RICHMOND DIVISION

- - - - - - - - - - - - - - - - In re: Circuit City Stores, Inc., et al., Debtors. - - - - - - - - - - - - - - - -	x : : : : : : : x	Chapter 11 Case No. 08-35653 (KRH) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING MODIFIED SECOND AMENDED JOINT PLAN OF LIQUIDATION OF CIRCUIT CITY STORES, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION AND ITS OFFICIAL COMMITTEE OF CREDITORS HOLDING GENERAL UNSECURED CLAIMS

Upon the Motion for Entry of an Order Approving (I) the Disclosure Statement (the “Disclosure Statement”) with respect to the First Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors In Possession and its Official Committee of Creditors Holding General Unsecured Claims, (II) Notice of the Disclosure Statement Hearing, (III) Hearing Date to Consider Confirmation of the Plan, (IV) Procedures for Filing Objections to Plan, (V) Voting Agent and Deadlines Related to Solicitation and Confirmation, (VI) Procedures with Respect to Certain Claims and (VII) Solicitation Procedures for Confirmation of the Plan (the “Solicitation Procedures Motion”) (Docket No. 4711) filed by the Debtors and the official committee of creditors holding general unsecured claims (the “Creditors’ Committee” and together with the Debtors, the “Plan Proponents”); and upon the order entered on September 24, 2009 granting the Solicitation Procedures Motion (the “Solicitation Procedures Order”) (Docket No. 5090); and the Plan Proponents having filed the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors In Possession and its Official Committee of Creditors Holding General Unsecured Claims (the “Second Amended Plan,” as amended and modified, as attached hereto as Exhibit A, the “Plan”)1, and certain exhibits to the Plan; and the Plan Proponents having filed the Supplemental Disclosure With Respect to Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims and Notice of Deadline to Object to Confirmation (the “Supplement”) and the Court having considered the Plan Proponents Memorandum of Law in Support of Confirmation of the Plan (the “Confirmation Brief”); and the Court having held a hearing on September 8, 2010 pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Plan (the “Confirmation Hearing”); and the Court having heard the proffered testimony of Catherine Bradshaw and Brian Cashman; and the Court having admitted into the record evidence adduced at the Confirmation Hearing; and the Court having taken judicial notice of the contents of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including all pleadings and other documents filed and orders entered thereon; and after due deliberation thereon and good and sufficient cause appearing therefor, it is hereby
FOUND AND DETERMINED THAT:2
A. Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)).  This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.
B. Filing of Plan and Plan Exhibits.  On September 24, 2009, the Plan Proponents filed the First Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors In Possession and its Official Committee of Creditors Holding General Unsecured Claims (the “First Amended Plan”) and the Disclosure Statement.  On November 5, 2009, the Plan Proponents filed drafts of the Liquidating Trust Agreement (Exhibit B to the First Amended Plan), the Non-Exclusive List of Insurance Agreements (Exhibit C to the First Amended Plan) and the Non-Exclusive List of Retained Causes of Actions (Exhibit D to the First Amended Plan).3  On August 9, 2010, the Plan Proponents filed the Second Amended Plan.  In conjunction with filing the Second Amended Plan, the Plan Proponents filed revised versions of the Liquidating Trust Agreement (Exhibit B to the Plan), which included the Bylaws for the Liquidating Trust Oversight Committee (the “Oversight Committee Bylaws”), the Non-Exclusive List of Insurance Agreements (Exhibit C to the Plan) and the Non-Exclusive List of Retained Causes of Action (Exhibit D to the Plan).
C. In addition, concurrently with filing the Second Amended Plan, the Plan Proponents filed the Supplement, attached to which were an updated liquidation analysis (the “Liquidation Analysis”) and a redline showing modifications to the First Amended Plan.
D. As set forth in the Confirmation Brief and at the Confirmation Hearing, the Plan Proponents have made certain additional modifications to the Second Amended Plan, which changes are incorporated in the Plan, attached hereto as Exhibit A.
E. Modification of First Amended Plan.  The Plan revised the First Amended Plan by, among other things, providing that InterTAN, Inc. (“InterTAN”) and Ventoux International, Inc. (“Ventoux” and, together with InterTAN, the “Individual Debtors”) would not be consolidated with any of the other Debtors (the “Consolidated Debtor”) or with each other.  The Plan was further modified to provide authorization for, and to make effectiveness of the Plan contingent on, certain transactions designed to facilitate the transfer of funds from the Debtors’ Canadian subsidiaries to the Debtors.  The Plan, as modified, also provides for the inclusion of Reserves, for the payment of the Landlord Guaranteed Claim Consolidation Amount to Holders of Landlord Guaranteed Claims, for the addition of certain language to resolve objections to confirmation of the Plan and certain other technical revisions.
F. Transmittal of Solicitation Package.  On or before September 30, 2009, the Debtors caused the Solicitation Packages and other relevant notices to be served and distributed as required by the Solicitation Procedures Order, all as set forth in the Affidavit of Service of Evan Gershbein re: Solicitation Materials for the First Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and Its Affiliated Debtors and Debtors in Possession and Its Official Committee of Creditors Holding General Unsecured Claims, filed on October 21, 2009 (Docket No. 5309) (the “Solicitation Declaration”) filed by Kurtzman Carson Consultants, LLC (“KCC” or the “Voting Agent”).  In particular, on or before September 30, 2009, the Debtors caused to be mailed (i) the Solicitation Package, including the applicable Ballot, to holders of Claims in Class 3 and Class 4 that were entitled to vote on the Plan, (ii) the Confirmation Hearing Notice and the Unimpaired Creditor Notice to Holders of Unimpaired Claims in Class 1 and Class 2, (iii) the Confirmation Hearing Notice and the Notice of Non-Voting Status to Holders of Claims and Interests in Classes 5, 6, 7 and 8, as well as holders of Disputed Claims, (iv) the Solicitation Package, without a Ballot, to those parties entitled to notice under this Court’s Supplemental Order Pursuant to Bankruptcy Code Sections 102 and 105, Bankruptcy Rules 2002 and 9007, and Local Bankruptcy Rules 2002-1 and 9013-1 Establishing Certain Amended Notice, Case Management and Administrative Procedures (Docket No. 6208), and (v) the Confirmation Hearing Notice to over 360,000 parties listed on the Debtors’ creditor matrix.
G. Transmittal of Plan, Liquidating Trust Agreement, Bylaws and Supplement.  Between August 9, 2010 and August 12, 2010, the Debtors caused the Second Amended Plan, Liquidating Trust Agreement, Bylaws and Supplement to be served and distributed as in accordance with the Court’s Order Approving Motion of the Debtors and the Official Committee of Creditors Holding General Unsecured Claims for Order Approving Limited Notice and Service of Plan Documents (Docket No. 8242), all as set forth in the Affidavit of Service of Evan Gershbein re: 1) Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and Its Affiliated Debtors and Debtors in Possession and Its Official Committee of Creditors Holding General Unsecured Claims; and 2) Supplemental Disclosure with Respect to Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and Its Affiliated Debtors and Debtors in Possession and Its Official Committee of Creditors Holding General Unsecured Claims and Notice of Deadline to Object to Confirmation (Docket No. 8489).  In particular, between August 9, 2010 and August 12, 2010, the Debtors caused to be mailed a CD containing the Second Amended Plan, Liquidating Trust Agreement, Bylaws and Supplement on (i) the Core Group (as defined in the Case Management Order), (ii) the 2002 List (as defined in the Case Management Order), (iii) all parties who filed objections to the Disclosure Statement or to confirmation of the First Amended Plan and (iv) all parties with outstanding Claims against any of Circuit City Stores West Coast Inc., Circuit City Stores PR LLC, InterTAN, Inc. or Ventoux International, or over 17,700 parties.
H. Publication of Confirmation Hearing Notice.  The Debtors published the Confirmation Hearing Notice in: (i) The Wall Street Journal (Global Edition) on September 30, 2009, see Affidavit of Publication of Erin Ostenson in the Wall Street Journal (Docket No. 5218); (ii) The New York Times on September 29, 2009, see Affidavit of Publication of Alice Weber in the New York Times (Docket No. 5219); (iii) The Richmond Times-Dispatch on September 29, 2009, see Affidavit of Publication of Raymond W. McDowell in the Richmond Times-Dispatch (Docket No. 5324).
I. Solicitation.  Votes for acceptance or rejection of the Plan were solicited in compliance with the Solicitation Procedures Order, sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other rules, laws, and regulations.  To the extent modifications to the Plan make it necessary for one or more of the Debtors to cast votes concerning the Plan, each such Debtor shall be deemed to have cast a vote to accept the Plan.
J. Due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, along with deadlines for voting on the Plan, has been given to, among other parties, all known Holders of Claims entitled to vote on the Plan.  No other or further notice is or shall be required.
K. Good Faith Solicitation (11 U.S.C. § 1125(e)).  All persons who solicited votes on the Plan, including any such persons released pursuant to Article X.C. of the Plan, solicited such votes in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code as well as the exculpation and limitation of liability provisions set forth in Article X.G. of the Plan.
L. Voting Results.  On December 22, 2009, the Voting Agent filed the Declaration of Evan Gershbein Regarding Tabulation of Ballots with Respect to Vote on First Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and Its Affiliated Debtors  (Docket No. 6188) (the “Voting Declaration”), certifying the method and results of the ballot tabulation for each of the Classes entitled to vote under the Plan (the “Voting Classes”).  As evidenced by the Voting Report and paragraph I of this Order, all Voting Classes for which votes were received have accepted the Plan with respect to each of the Debtors in accordance with section 1126 of the Bankruptcy Code.
M. All procedures used to tabulate the Ballots were fair and reasonable and conducted in accordance with the Solicitation Procedures Order, the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.
N. Plan Modifications.  The Plan (including all modifications thereof) is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the clerk of the Bankruptcy Court simultaneously with the First Amended Plan satisfies Bankruptcy Rule 3016(b).
O. The modifications to the First Amended and Second Amended Plans, as reflected in the Plan, are not material adverse modifications and are permissible under Bankruptcy Code section 1127(a) and (c).  Specifically, the Plan, including the modifications, complies with Bankruptcy Code sections 1122, 1123 and 1125.
P. The modifications to the First Amended and Second Amended Plans, as reflected in the Plan, do not adversely change the treatment of the Claim of any Creditor and would not cause any Creditor to reconsider its acceptance of the Plan.
Q. The modifications to the First Amended and Second Amended Plans, as reflected in the Plan, comply with Article XII.A. of the Plan
R. Notwithstanding the modifications to the First Amended Plan, the Disclosure Statement contains adequate information concerning the Plan and allowed a reasonable, hypothetical creditor to make an informed judgment regarding the Plan.
S. Solicitation of the First Amended Plan is sufficient as to the Plan and no re-solicitation of the Plan is required under Bankruptcy Code section 1127 or Bankruptcy Rule 3019(a).  The Plan shall be deemed accepted by all Creditors who previously accepted the First Amended Plan and, as set forth herein, shall be deemed accepted by each Debtor to the extent necessary.
T. Burden of Proof.  As more fully set forth herein, the Plan Proponents have met their burden of proving each of the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for the Confirmation.
U. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan satisfies section 1129(a)(1) of the Bankruptcy Code because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to:  (a) the proper classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)); (b) the specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)); (c) the specification of treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)); (d) provision for the same treatment of each Claim or Interest within a Class (11 U.S.C. § 1123(a)(4)); (e) provision for adequate and proper means for implementation (11 U.S.C. § 1123(a)(5)); (f) the prohibition against the issuance of non-voting equity securities (11 U.S.C. § 1123(a)(6)); (g) adequate disclosure of the procedures for determining the identities and affiliations of the Liquidating Trustee, the members of the Liquidating Trust Oversight Committee, and the sole officer and director of Ventoux (11 U.S.C. § 1123(a)(7)); and (h) additional Plan provisions permitted to effectuate the liquidation of the Chapter 11 Cases (11 U.S.C. § 1123(b)).
V. The Plan Proponents have provided adequate support for substantive consolidation of the Estates of the Consolidated Debtors pursuant to the Global Plan Settlement (as defined herein), including payment of the Landlord Guaranteed Claim Consolidation Amount, and substantive consolidation is in the best interests of the Debtors’ Estates and Creditors.
W. Plan Proponents’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order, and other orders of this Court, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.
X. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the formulation of the Plan and all modifications thereto, including (without limitation) the non-consolidation of InterTAN and Ventoux.  The Chapter 11 Cases were filed, and the Plan and all modifications thereto were proposed, with the legitimate and honest purpose of maximizing the value of the Debtors and the recovery to Claimholders.  Therefore, the Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law, and section 1129(a)(3) of the Bankruptcy Code is satisfied with respect to the Plan.
Y. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  Any payment made or to be made by the Debtors (or the Liquidating Trustee) for services or for costs and expenses in connection with the Chapter 11 Cases, including Administrative Claims and Substantial Contribution Claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Cases, either has been approved by or is subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.
Z. Board of Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).  The initial Liquidating Trustee shall be Alfred H. Siegel.  The Confirmation Brief adequately discloses the compensation to be provided to Mr. Siegel.
AA. The initial members of the Liquidating Trust Oversight Committee shall be Hewlett Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Paramount Home Entertainment, Developers Diversified Realty Corp., Peter Kravitz and Michelle O. Mosier.  The Liquidating Trust Agreement and the Oversight Committee Bylaws adequately disclose the compensation to be received by the members of the Liquidating Trust Oversight Committee.
BB. The sole director and officer of Ventoux shall be Alan M. Jacobs.  The Confirmation Brief adequately discloses the compensation to be provided to Mr. Jacobs.
CC. The appointment to such office of each individual or entity is consistent with the interests of Holders of Claims against and Interests in the Debtors, and with public policy.  Therefore, section 1129(a)(5) of the Bankruptcy Code is satisfied with respect to the Plan.
DD. No Rate Changes (11 U.S.C. § 1129(a)(6)).  Section 1129(a)(6)of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.
EE. Best Interests Test (11 U.S.C. § 1129(a)(7)).  The Liquidation Analysis attached as Appendix D to the Supplement and Exhibit C to the Confirmation Brief and other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible, (2) are based upon reasonable and sound assumptions, (3) provide a reasonable estimate of the liquidation values of the Debtors upon hypothetical conversion to cases under Chapter 7 of the Bankruptcy Code, and (4) establish that each holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.  Therefore, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.
FF. Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)).  Classes 1, 2 8B and 8C are Unimpaired by the Plan and therefore, under section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Plan.  Further, each of Class 3A, and Classes 4A through 4C voted as a Class to accept the Plan.  Accordingly, section 1129(a)(8) of the Bankruptcy Code has been satisfied with respect to Classes 1 through 4, 8B and 8C.  Classes 5A, 6A, 7A and 8A are deemed to reject the Plan and, therefore, section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to these Classes.
GG. Treatment of Administrative and Priority Tax Claims and Non-Tax Priority Claims (11 U.S.C. § 1129(a)(9)).  The treatment of Administrative Claims and Non-Tax Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.
HH. Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)).  At least one Impaired Class of Claims voted to accept the Plan determined without including any acceptance of the Plan by any “insiders.”  Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied with respect to the Plan.
II. Feasibility (11 U.S.C. § 1129(a)(11)).  The Plan provides for the liquidation of all or substantially all of the property of the Debtors.  The Disclosure Statement, the Supplement, the Confirmation Brief, the Liquidation Analysis and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other credible evidence or sufficiently challenged in any of the objections to the Plan, and (iii) establish that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the liquidation of the Debtors except as provided by the Plan or the need for further financial reorganization of the Debtors.  Therefore, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.
JJ. Payment of Fees (11 U.S.C. § 1129(a)(12)).  The Debtors have paid or, pursuant to the Plan, the Liquidating Trustee will pay by the Effective Date, fees payable under 28 U.S.C. § 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.
KK. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  The Debtors are not obligated to provide retiree benefits to any person.  Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.
LL. Section 1129(b); Confirmation of The Plan Over Nonacceptance of Impaired Classes.  Holders of Claims against or Interests in the Consolidated Debtors in Classes 5A, 6A, 7A and 8A are deemed to have rejected the Plan pursuant to 11 U.S.C. § 1126(g).  All of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) with respect to such Classes, have been met.  With respect to such Classes, no Holders of Claims against or Interests in the Consolidated Debtors junior to the Holders of such Classes will receive or retain any property under the Plan on account of such Claims or Interests.  Finally, no Class of Claims or Interests senior to Classes 5A, 6A, 7A or 8A is receiving property under the Plan having a value more than the Allowed amount of such Claim or Interest.  Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code and may be confirmed under Bankruptcy Code section 1129(b) notwithstanding such Classes’ deemed rejection of the Plan.
MM. No Classes are deemed to reject the Plan with respect to InterTAN and Ventoux and, accordingly, Bankruptcy Code section 1129(b) is inapplicable to such Debtors.
NN. Principal Purpose of Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.
OO. Plan Settlements.  In accordance with Bankruptcy Rule 9019, the Plan is dependent upon and incorporates the terms of a global plan settlement with respect to substantive consolidation of the Estates of the Consolidated Debtors and payment of the Landlord Guaranteed Claim Consolidation Amount with respect to Allowed Landlord Guaranteed Claims (the “Global Plan Settlement”).  The Global Plan Settlement is fair and reasonable and is in the best interests of the Consolidated Debtors and their Estates and Creditors.
PP. Executory Contracts.  The Debtors have exercised reasonable business judgment in determining whether to assume or reject their executory contracts and unexpired leases pursuant to Article VII of the Plan.  Each rejection of an executory contract or unexpired lease (including licenses) pursuant to Article VII of the Plan, or determination not to reject pursuant to Exhibit C to the Plan shall be legal, valid and binding upon the Debtors and their assignees or successors and all non-Debtor parties (and their assignees or successors) to such executory contract or unexpired lease, all to the same extent as if such rejection had been effectuated pursuant to an order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.
QQ. Releases and Exculpation.  The Debtors have exercised reasonable business judgment in releasing Claims and Causes of Action set forth in Article X.C. of the Plan and providing for the exculpation set forth in Article X.G. of the Plan.  The releases of Claims and Causes of Action and exculpation described in Article X of the Plan constitute good faith compromises and settlements of the matters covered thereby, are otherwise approved by the Court as appropriate pursuant to applicable law and/or are consensual.  Such compromises and settlements are (i) made in exchange for adequate consideration, (ii) in the best interests of the Debtors’ Estates, Claimholders and other parties in interest, (iii) fair, equitable and reasonable, (iv) integral elements of the liquidation and resolution of the Chapter 11 Cases in accordance with the Plan, (v) supported by the Creditors’ Committee and (vi) are otherwise approved by the Court as appropriate pursuant to applicable law.
RR. Each of the release, injunction, indemnification and exculpation provisions set forth in the Plan: (a) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b), and (d); (b) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers a material benefit on, and is in the best interests of, the Debtors, their Estates and their Creditors; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; and (f) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code.
SS. Plan Conditions to Confirmation.  The conditions to Confirmation set forth in Article VIII.A. of the Plan have been satisfied or waived in accordance with the terms of the Plan.
TT. Plan Conditions to Effectiveness.  Each of the conditions to the Effective Date, as set forth in Article VIII.B. of the Plan, is reasonably likely to be satisfied or waived in accordance with the terms of the Plan.
UU. Retention of Jurisdiction.  The Court properly may retain jurisdiction over the matters set forth in Article XI of the Plan.
VV. Based on the foregoing findings of fact and conclusions of law,4 it is hereby
ORDERED, ADJUDGED AND DECREED THAT:
Confirmation of Plan

1. Confirmation.  The Plan, attached hereto as Exhibit A, including all Exhibits attached thereto, is approved and confirmed under section 1129 of the Bankruptcy Code.  The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order.
2. Notice.  Notice of the Plan, the Exhibits, and all amendments and modifications thereto, the Disclosure Statement and the Solicitation Packages was proper and adequate.
3. Objections.  All Objections and all reservations of rights that have not been withdrawn, waived or settled, pertaining to the Confirmation of the Plan are overruled on the merits.
4. Effectiveness of All Actions.  All actions contemplated by the Plan are hereby authorized and approved in all respects (subject to the provisions of the Plan).  The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor, the Liquidating Trust, the Liquidating Trustee or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.  Pursuant to this Order and applicable law, the Debtors, without action of their respective stockholders or members or boards of directors or managers and the Liquidating Trust are authorized and empowered to take any and all such actions as any of their executive officers, the Plan Proponents or the Liquidating Trustee may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.
5. Exemption from Stamp Taxes.  Pursuant to Bankruptcy Code section 1146(c), any transfers from any of the Consolidated Debtors to the Liquidating Trust or by the Debtors to any other Entity pursuant to the Plan in the United States shall not be subject to any stamp tax or similar tax.  State or local governmental officials or agents are hereby directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any applicable instruments or documents without the payment of any such tax or governmental assessment.
6. Vesting of Assets and Operation as of the Effective Date.  Except as otherwise explicitly provided in the Plan, on the Effective Date, all property comprising the Estates of the Consolidated Debtors (including all retained Causes of Action and Interests in Ventoux) shall vest in the Liquidating Trust, free and clear of all Liens, Claims, encumbrances, and other interests.  As of the Effective Date, the Liquidating Trust may manage, distribute, use, acquire, and dispose of property vested in the Liquidating Trust and settle and compromise Claims against the Consolidated Debtors without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions imposed by the Plan, this Confirmation Order or the Liquidating Trust Agreement.
7. Except as otherwise explicitly provided in the Plan, on the Effective Date, the property of Ventoux’s Estate, including Ventoux’s Assets and Causes of Action, shall revest in Ventoux, free and clear of all Liens, Claims, encumbrances, and other interests.  As of the Effective Date, Ventoux may manage, distribute, use, acquire, and dispose of property vested in Ventoux and settle and compromise Claims against Ventoux without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions imposed by the Plan, this Confirmation Order or the Liquidating Trust Agreement.
8. Except as otherwise explicitly provided in the Plan, on the Effective Date, the property of the InterTAN, including InterTAN’s Assets and Causes of Action, shall vest in Tourmalet, free and clear of all Liens, Claims, encumbrances, and other interests.
Assumption and Rejection of Executory Contracts and Unexpired Leases

9. Executory Contracts and Unexpired Leases.  On the Effective Date, all executory contracts or unexpired leases of the Debtors,5 other than those listed on Exhibit C to the Plan or those which have been previously assumed and rejected or are subject to a motion to assume or reject pending as of the date hereof, shall be deemed automatically rejected as of the date of the entry of this Confirmation Order (the “Confirmation Date”) (but subject to the occurrence of the Effective Date), and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.
Bar Dates and Other Deadlines

10. The bar dates and deadlines set forth in the Plan are hereby approved, including but not limited to the following:
(a) Final Administrative Claims Bar Date and Administrative Claims Objection Deadline.  Except as otherwise provided in Article IX of the Plan, requests for payment of an Administrative Claim that arises from and after January 1, 2010 up to and through the Effective Date must be filed with the Bankruptcy Court and served on counsel for the Liquidating Trust no later than sixty (60) days after the Effective Date (the “Final Administrative Claims Bar Date”).  All objections to Administrative Claims must be filed and served on the Holders of such Administrative Claims by the date that is one hundred twenty (120) days after the Effective Date (the “Administrative Claims Objection Deadline”), as the same may be extended by the Bankruptcy Court pursuant to the Plan.

(b) Claims Objection Deadline.  Except as set forth in the Plan with respect to Administrative Claims, all objections to Claims must be filed and served on the Holders of such Claims by the date that is one hundred eighty (180) days after the Effective Date (the “Claims Objection Deadline”), as the same may be extended by the Bankruptcy Court.

(c) Professional Claims and Final Fee Applications.  The Final Fee Applications must be filed no later than forty-five (45) days after the Effective Date.  Objections, if any, to Final Fee Applications of Professionals must be filed and served on the Liquidating Trustee and its respective counsel, the requesting Professional and the Office of the U.S. Trustee no later than forty-five (45) days from the date on which each such Final Fee Application is served and filed.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fee Claims shall be determined by the Court.

(d) Rejection Damages Bar Date.  Except as otherwise provided in the Plan, if the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim against the Debtors by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Liquidating Trust, or their respective successors or properties unless a Proof of Claim is filed with the Claims Agent within thirty (30) days after service of a notice of the Effective Date.

Liquidating Trust

11. Formation of and Provisions Regarding The Liquidating Trust.  The formation, rights, powers, duties, structure, obligations, and related matters pertaining to the Liquidating Trust shall be governed by Article V of the Plan and the Liquidating Trust Agreement.  The Liquidating Trust Agreement (which such agreement shall be substantially in the form of filed with the Court on August 9, 2010) is hereby approved.
12. Transfer of Trust Assets.  On the Effective Date, the Liquidating Trust Assets shall be transferred to the Liquidating Trust in accordance with the Plan and the Liquidating Trust Agreement for the benefit of the Trust Beneficiaries (as defined in the Liquidating Trust Agreement).
13. Approval of Liquidating Trustee.  The appointment of Alfred H. Siegel of Crowe Horwath LLP as the Liquidating Trustee under the Liquidating Trust Agreement and the Plan is hereby approved, and the Liquidating Trustee is hereby authorized to carry out all duties as set forth in the Plan, the Liquidating Trust Agreement, and this Confirmation Order.
14. Liquidating Trust Oversight Committee.  The Court approves the appointment of Hewlett Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Paramount Home Entertainment, Developers Diversified Realty Corp., Peter Kravitz and Michelle O. Mosier as members of the Liquidating Trust Oversight Committee.  The Liquidating Trust Oversight Committee is hereby authorized to carry out all duties as set forth in the Plan, the Liquidating Trust Agreement, the Oversight Committee Bylaws and this Confirmation Order.  The Liquidating Trust Oversight Committee shall be governed by the Plan, the Liquidating Trust Agreement and the Oversight Committee Bylaws.
15. The Liquidating Trustee, as Disbursing Agent, shall be required to post a bond in an initial amount mutually agreed to by the Consolidated Debtors and the Creditors’ Committee.
16. Notwithstanding anything contained in the Plan or herein to the contrary, subject to any subsequent order of this Court, the transfer and conveyance of all Assets of each of the Debtors and its Estates to the Liquidating Trust on the Effective Date shall be without prejudice to the rights of Ryan, Inc. f/k/a Ryan & Company, Inc. to seek a determination that it owns or possesses an interest, or portion thereof, in certain contingent Assets, only if and after they become Assets, and the right for such a determination shall be and hereby is preserved in its entirety and jurisdiction of such a determination is specifically retained by this Court.
Approval of Sole Director and Officer of Ventoux

17. The appointment of Alan M. Jacobs of AJM Advisors LLC as the sole director and officer of Ventoux, as of the Effective Date, under the Plan is hereby approved, and Mr. Jacobs is hereby authorized to carry out all duties as set forth in the Plan and this Confirmation Order, including (without limitation) amending and restating Ventoux’s charter and bylaws to be consistent with the Plan, the Confirmation Order and the Liquidating Trust Agreement.
Global Plan Settlement and Substantive Consolidation

18. The Global Plan Settlement and the terms thereof, including substantive consolidation of the Consolidated Debtors and payment of the Landlord Guaranteed Claim Consolidation Amount, as set forth in the Plan, are hereby approved pursuant to Bankruptcy Rule 9019 as fair, equitable, and prudent, are in the best interests of the Consolidated Debtors and their Estates and Creditors, are binding upon all Entities affected thereby, and shall be effectuated in accordance with the terms thereof.
19. The Estates of the Consolidated Debtors shall be substantively consolidated as set forth in the Plan.  On the Effective Date, pursuant to the Global Plan Settlement, (i) all Intercompany Claims by, between and among the Consolidated Debtors shall be eliminated, (ii) all assets and liabilities of the Consolidated Debtors shall be merged or treated as if they were merged with the assets and liabilities of Circuit City, (iii) any obligation of a Consolidated Debtor and all guarantees thereof by one or more of the other Consolidated Debtors, including the Landlord Guaranty Claims, shall be deemed to be one obligation of Circuit City, (iv) the Interests in the Consolidated Debtors shall be cancelled, and (v) each Claim filed or to be filed against any Consolidated Debtor shall be deemed filed only against Circuit City and shall be deemed a single Claim against and a single obligation of Circuit City.
20. On the Effective Date, in accordance with the terms of the Plan, including the Global Plan Settlement, and the consolidation of the assets and liabilities of the Consolidated Debtors, all Claims based upon guarantees of collection, payment, or performance made by any Consolidated Debtor as to the obligations of another Consolidated Debtor, including the Landlord Guaranty Claims, shall be released and of no further force and effect; provided, however, that on the Effective Date, an Allowed Landlord Guaranteed Claim shall be deemed to have a value equal to the Landlord Guaranteed Claim Consolidation Amount.
21. The foregoing (x) shall not affect the rights of any Holder of a Miscellaneous Secured Claim with respect to the Collateral securing its Claim, or the terms and implementation of any settlement, and the rights and obligations of the parties thereto, entered into in connection with the confirmation of the Plan and (y) shall not, and shall not be deemed to, prejudice the Causes of Action and the Avoidance Actions (subject to the releases set forth in Article X of the Plan), which shall survive entry of this Order for the benefit of the Debtors and their Estates, as if there had been no substantive consolidation.
Discharge, Releases and Injunctions

22. No Discharge of Debtors.  Pursuant to Bankruptcy Code section 1141(d)(3), Confirmation will not discharge Claims against the Debtors; provided, however, that no Claimholder or Interest Holder may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, any of the Debtors’ Estates, the Liquidating Trust, the Liquidating Trustee and/or their respective successors, assigns and/or property, except as expressly provided in the Plan.
23. Releases, Limitations of Liability and Indemnification.  The release set forth in Article X.C. of the Plan, the exculpation and limitation of liability provisions set forth in Article X.G. and the indemnification obligation provision set forth in Article X.H of the Plan are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved and shall be, and hereby are, effective and binding, subject to the respective terms thereof, on all persons and entities to the extent set forth therein, and no person or entity shall possess such standing to assert released Claims or Causes of Action after the Effective Date.
24. In particular, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors (in their individual capacities and as debtors and debtors in possession) will be deemed to release forever, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than the rights of the Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder, and liabilities arising after the Effective Date in the ordinary course of business) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act omission, transaction, event, or other occurrences, except where resulting from willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, (i) taking place on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Debtors, the Chapter 11 Cases, the negotiation and filing of the Plan, the Disclosure Statement or any prior plans of reorganization, the filing of the Chapter 11 Cases, the pursuit of confirmation of the Plan or any prior plans of reorganization, the consummation of the Plan, the administration of the Plan, or the property to be liquidated and/or distributed under the Plan, (ii) in connection with, relating to, or arising out of the Initial Store Closings and/or the negotiation of the DIP Agreements or the DIP Facility or (iii) taking place on or after the Petition Date through and including the Effective Date, in connection with, relating to, or arising out of (a) Canadian taxes owed by the Canadian Debtors or the Debtors that became due or arose on or after the Petition Date or (b) the Canada Revenue Agency Ruling and the transactions contemplated thereby, and that could have been asserted by or on behalf of the Debtors or their Estates, including pursuant to principles of substantive consolidation, piercing the corporate veil, alter ego, domination, constructive trust and similar principles of state or federal creditors’ rights laws, in any such case, against the Released Parties; provided, however, that, notwithstanding the foregoing, nothing in this paragraph shall be deemed to release, waive or discharge claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities against the directors and officers of the Individual Debtors in connection with, relating to, or arising out of any tax liability under French law relating to InterTAN Canada, the French permanent establishment of InterTAN Canada, or InterTAN France, or any aspect thereof.
25. Notwithstanding the foregoing, nothing in the Plan or in the Confirmation Order is intended to or shall be deemed in any way to affect any releases, waivers, or discharges provided by the Final DIP Order.
26. In addition, except as otherwise specifically provided in the Plan, the Debtors, the Liquidating Trustee, the Liquidating Trust, the Creditors’ Committee, the members of the Creditors’ Committee solely in their capacity as such, the Oversight Committee, the member of the Oversight Committee solely in their capacity as such, and any of the foregoing parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, agents or other Professionals and any of such parties’ successors and assigns, solely in their capacities as such, shall not have or incur any liability for any claim, action, proceeding, cause of action, Avoidance Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment, or Claim (as defined in Bankruptcy Code Section 101(5)), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively, in law, equity, or otherwise to one another or to any Claimholder or Interest Holder, or any other party in interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission originating or occurring (i) on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Debtors, the Chapter 11 Cases, the negotiation and filing of the Plan, the Disclosure Statement or any prior plans of reorganization, the filing of the Chapter 11 Cases, the pursuit of confirmation of the Plan or any prior plans of reorganization, the consummation of the Plan, the administration of the Plan, or the property to be liquidated and/or distributed under the Plan, (ii) in connection with, relating to, or arising out of the Initial Store Closings and/or the negotiation of the DIP Agreements or the DIP Facility or (iii) taking place on or after the Petition Date through and including the Effective Date, in connection with, relating to, or arising out of (a) Canadian taxes owed by the Canadian Debtors or the Debtors that became due or arose on or after the Petition Date or (b) the Canada Revenue Agency Ruling and the transactions contemplated thereby, except for their willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that, notwithstanding the foregoing, nothing in this paragraph shall be deemed to exculpate, release, waive or discharge any claim, action, proceeding, cause of action, Avoidance Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment, or Claim (as defined in Bankruptcy Code Section 101(5)) against the directors and officers of the Individual Debtors in connection with, relating to, or arising out of any tax liability under French law relating to InterTAN Canada, the French permanent establishment of InterTAN Canada, or InterTAN France, or any aspect thereof.
27. Except as otherwise provided in the Plan or any contract, instrument, release, or other agreement or document entered into in connection with the Plan, any and all indemnification obligations that the Debtors have pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document, or applicable law, including the Indemnification Obligations, shall be rejected as of the Effective Date, to the extent executory.  Nothing in the Plan shall be deemed to release the Debtors’ insurers from any claims that might be asserted by counter-parties to contracts or agreements providing the indemnification by and of the Debtors, to the extent of available coverage.
28. Injunctions.  Except as otherwise specifically provided in the Plan and except as may be necessary to enforce or remedy a breach of the Plan, from and after the Effective Date all Entities who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Liquidating Trust, the Liquidating Trustee, or any of their property on account of any such Claims or Interests:  (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, except as set forth in Article VI.H.2. of the Plan; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan, all to the fullest extent permissible under applicable law, including to the extent provided for or authorized by Article X.D. of the Plan and sections 524 and 1141 of the Bankruptcy Code.
Plan Modifications

29. Modifications to Plan.  The modifications to the First Amended Plan incorporated in the Plan, including (without limitation) the non-consolidation of InterTAN and Ventoux, the addition of certain provisions with respect to the transactions contemplated by the Canada Revenue Ruling, the inclusion of Reserves and the Landlord Guaranteed Claim Consolidation Amount, were made in a manner consistent with Article XII.A. of the Plan and constitute changes that do not materially adversely modify the treatment of any Claims or Interests.  The Plan Proponents have complied with the requisite consent provisions of the Plan in connection with such modifications.  Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan.
30. Additional Plan Modifications: The following modifications to the Plan have been made in a manner consistent with Article XII.A. of the Plan and constitute technical changes that do not materially adversely modify the treatment of any Claims or Interests.  The Debtors have complied with the requisite consent provisions of the Plan in connection with such modifications.  Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan.  At the request of the Plan Proponents, the Plan is hereby modified pursuant to section 1127(a) of the Bankruptcy Code as set forth below:
(i)	Article III.B.1 is revised as follows:

Provided that a Miscellaneous Secured Claim has not been paid prior to the Effective Date, on, or as soon as reasonably practicable after, the Distribution Date immediately following the date a Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, but in any event, solely with respect to a Miscellaneous Secured Claim which would otherwise be a Priority Tax Claim but for the secured status of the Claim, not later than the date that is five (5) years after the Petition Date, a Holder of an Allowed Miscellaneous Secured Claim shall receive . . .

(ii)	Article III.B.1 is further revised as follows:

If an Allowed Miscellaneous Secured Claim is secured by property the value of which is greater than the amount of such Allowed Miscellaneous Secured Claim, the Holder of such Allowed Miscellaneous Secured Claim shall be paid interest on the Allowed Miscellaneous Secured Claim to the extent provided by Bankruptcy Code section 506(b) at the rate of interest determined under applicable nonbankruptcy law as of the calendar month in which Confirmation occurs and, to the extent provided by Bankruptcy Code section 506(b), such reasonable fees, costs or charges as are provided for under the agreement or State statute under which such Allowed Miscellaneous Secured Claim arose.

(iii)	Article V.B.3 is revised as follows:

Except as expressly provided in Article XI of the Liquidating Trust Agreement, Ventoux shall continue to exist for all purposes to the same extent as it existed prior to the Effective Date. ~~[____]~~Alan M. Jacobs shall be the sole director and officer of Ventoux from and after the Effective Date.

(iv)	Article V.B.4 is revised to include the following:

From and after the Ventoux Effective Date, Ventoux shall not issue any non-voting securities and the prohibition on issuance of non-voting securities shall be deemed to be included in the charter of Ventoux.

(v)	Article V.B.8 is revised as follows:

From and after the Effective Date, notwithstanding anything to the contrary in the Plan, ~~the Debtors shall be deemed to have suspended and terminated their further reporting obligations with the Securities and Exchange Commission and their statutory or regulatory obligations as a publicly traded company and shall be deemed to have deregistered the Debtors’ public securities and consented to revocation of the registration of the Debtors’ securities pursuant to Section 12(j) of the Exchange Act.  To~~to the extent required by the Securities and Exchange Commission or other regulatory agency, the Liquidating Trustee shall take any and all actions necessary to evidence the suspension of the Debtors’ further reporting obligations with the Securities and Exchange Commission or their statutory or regulatory obligations as a publicly traded company, including, but not limited to, seeking to deregister the Debtors’ public securities or consenting to an action or proceeding to revoke the registration of the Debtors’ securities pursuant to Section 12(j) of the Exchange Act.

(vi)	Article V.E.4 is revised as follows:

On the Effective Date, the Liquidating Trustee shall fund the Liquidating Trust Operating Reserve in ~~the~~an amount ~~of $[___],~~ which the Plan Proponents reasonably believe to be sufficient to pay the fees and expenses of the Liquidating Trustee and the Liquidating Trustee Professionals, in light of any anticipated recovery from the sale of assets of the Estates and/or Causes of Action.

(vii)	Article VII.B is revised as follows:

If the rejection of an executory contract or unexpired lease pursuant to Article VII.A. ~~above~~or X.H. of this Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Liquidating Trust, or their respective successors or properties unless a Proof of Claim is filed ~~and served on the Liquidating Trust and counsel for the Liquidating Trustee~~with the Claims Agent within thirty (30) days after service of a notice of the Effective Date or such other date as is prescribed by the Bankruptcy Court.

(viii)	Article IX.C. is revised as follows:

All other requests for payment of an Administrative Claim arising from and after January 1, 2010 up to and through the Effective Date, other than Professional Fee Claims and Administrative Claims filed by the IRS, must be filed with the Court and served on counsel for the ~~Plan Proponents~~Liquidating Trust no later than the Final Administrative Claims Bar Date.

(ix)	Article XII.E. is revised as follows:

Notwithstanding anything to the contrary in the Plan, the Plan shall not be construed to preclude the Securities and Exchange Commission from taking any action in any forum against any Entity that is required for the Securities and Exchange Commission to fulfill its statutory duties.

Resolution of Objections

31. All objections to confirmation of the Plan (including to confirmation of the First Amended or Second Amended Plan) not previously resolved or withdrawn are hereby overruled in their entirety.
Notice and Other Provisions

32. Notice of Confirmation Order and Occurrence of Effective Date.  On or before the fourteenth (14th) day following the occurrence of the Effective Date,6 the Plan Proponents shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on (a) the U.S. Trustee; (b) the Internal Revenue Service; (c) the Securities and Exchange Commission; (d) counsel to the Creditors’ Committee and its members; (e) all Holders of Claims against and Interests in the Debtors; and (f) other parties in interest, by causing a notice of this Confirmation Order and the occurrence of the Effective Date in substantially the form of the notice annexed hereto as Exhibit B (the “Notice of Effective Date”), which form is hereby approved, to be delivered to such parties by first class mail, postage prepaid.
33. The Notice of Effective Date shall also be published in (i) The Wall Street Journal (Global Edition), (ii) The New York Times, and (iii) The Richmond Times-Dispatch.
34. Notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Plan Proponents mailed a Confirmation Hearing Notice or other notice, but received such notice returned marked “undeliverable as addressed,” “moved - left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person of that Person’s new address.  The notice described herein is adequate and appropriate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary.
35. Failure to Consummate Plan and Substantial Consummation.  If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void.  In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall, or shall be deemed to, (a) constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, (c) constitute an admission of any sort by the Debtors or any other Person, or (d) be construed as a finding of fact or conclusion of law with respect thereto.
36. References to Plan Provisions.  The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.
37. Exhibits.  Each reference to a document, agreement or summary description in this Confirmation Order, in the Findings of Fact and Conclusions of Law, or in the Plan that is in the form attached as an Exhibit to the Plan shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).
38. Plan and Confirmation Order Mutually Dependent.  The provisions of this Confirmation Order and the provisions of the Plan are hereby deemed nonseverable and mutually dependent.
39. Confirmation Order Supersedes.  It is hereby ordered that this Confirmation Order shall supersede any orders of this Court issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.
40. Conflicts Between Confirmation Order and Plan.  The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.
41. Retention of Jurisdiction.  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, but not limited to, the matters set forth in Article XI of the Plan.
42. Final Order.  This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.
43. Waiver of Stay of Confirmation Order.  The provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy Rules 7062 and 3020(e) shall not apply to this Confirmation Order on or after the date of entry of this Order, and the Plan Proponents are authorized to consummate the Plan at any time thereafter.
Dated: Richmond, Virginia
   September 10, 2010

/s/ Kevin Huennekens
UNITED STATES BANKRUPTCY JUDGE
Entered on Docket September 14, 2010
WE ASK FOR THIS:

Gregg M. Galardi, Esq.
Ian S. Fredericks, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
One Rodney Square
PO Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

– and –

Chris L. Dickerson, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

– and –

/s/ Douglas M. Foley
Douglas M. Foley (VSB No. 34364)
Sarah B. Boehm (VSB No. 45201)
MCGUIREWOODS LLP
One James Center
901 E. Cary Street
Richmond, Virginia 23219
(804) 775-1000

Counsel to the Debtors and Debtors in Possession
PACHULSKI STANG ZIEHL & JONES LLP
Richard M. Pachulski, Esq.
JeffreyN. Pomerantz, Esq.
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, California 90067-4100

– and –

PACHULSKI STANG ZIEHL & JONES LLP
Robert J. Feinstein, Esq.
780 Third Avenue, 36th Floor
New York, NY 10017-2024

– and –

TAVENNER & BERAN, PLC

/s/ Lynn L. Tavenner
Lynn L. Tavenner, Esq. (VSB No. 30083)
Paula S. Beran, Esq. (VSB No. 34679)
20 North Eighth Street, Second Floor
Richmond, Virginia 23219

Counsel for the Creditors’ Committee

CERTIFICATION OF ENDORSEMENT UNDER LOCAL RULE 9022-1(C)

Pursuant to Local Bankruptcy Rule 9022-1(C), I hereby certify that the foregoing proposed order has been endorsed by or served upon all necessary parties.

/s/ Douglas M. Foley
Douglas M. Foley

1	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Solicitation Procedures Motion or the Plan.

2	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

3
To the extent that drafts or summary descriptions of documents have been filed with the Court in connection with the Plan, the draft documents will be finalized pursuant to the Plan for execution and delivery.

4	Statements made by the Court from the bench at the Confirmation Hearing shall constitute additional conclusions of law and findings of fact as appropriate.

5	For the avoidance of doubt, such executory contracts and unexpired leases do not include any post-petition contracts or leases entered into by the Debtors as debtors in possession.

6
To the extent that the Effective Date does not occur simultaneously for the Consolidated Debtors, InterTAN and Ventoux, the Plan Proponents will serve the Notice of the Effective Date (as defined herein) once the Effective Date has occurred with respect to all of the Debtors.

Exhibit A
(Plan)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF VIRGINIA
RICHMOND DIVISION

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

In re:

Circuit City Stores, Inc., et al.,

 Debtors.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
x : : : : : : x	Chapter 11 Case No. 08-35653 (KRH) (Jointly Administered)

SECOND AMENDED JOINT PLAN OF LIQUIDATION OF CIRCUIT CITY STORES, INC.
AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION AND ITS OFFICIAL COMMITTEE OF CREDITORS HOLDING GENERAL UNSECURED CLAIMS

Gregg M. Galardi, Esq.                                                                                     Douglas M. Foley, Esq.
Ian S. Fredericks, Esq.                                                                                     Sarah B. Boehm, Esq.
SKADDEN, ARPS, SLATE,                                                                            MCGUIREWOODS LLP
MEAGHER & FLOM LLP                                                                               One James Center
One Rodney Square                                                                                         901 E. Cary Street
P.O. Box 636                                                                                                       Richmond, Virginia 23219
Wilmington, Delaware 19899-0636

– and –

Chris L. Dickerson, Esq.
Jessica S. Kumar, Esq.
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
155 North Wacker Drive
Chicago, Illinois 60606

Counsel for the Debtors in Possession

Richard M. Pachulski, Esq.                                                                                     Lynn L. Tavenner, Esq.
Jeffrey N. Pomerantz, Esq.                                                                                      Paula S. Beran, Esq.
PACHULSKI STANG ZIEHL & JONES LLP                                                       TAVENNER & BERAN, PLC
10100 Santa Monica Boulevard, 11th Floor                                                         20 North Eighth Street, Second Floor
Los Angeles, California 90067-4100                                                                      Richmond, Virginia 23219

– and –

Robert J. Feinstein, Esq.
PACHULSKI STANG ZIEHL & JONES LLP
780 Third Avenue, 36th Floor
New York, NY 10017-2024

Counsel for the Creditors’ Committee

Dated:                     Richmond, Virginia
                  August 9, 2010

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION 1
A.	Rules of Construction
B.	Definitions
1.1	503(b)(9) Claim
1.2	Administrative Claim
1.3	Administrative Claims Estimate
1.4	Administrative Claims Objection Deadline
1.5	Administrative Claims Reserve
1.6	Allowed Claim
1.7	“Allowed ... Claim”
1.8	Assets
1.9	Available Cash
1.10	Avoidance Actions
1.11	Ballot
1.12	Bankruptcy Code
1.13	Bankruptcy Court
1.14	Bankruptcy Rules
1.15	Business Day
1.16	Canada Revenue Agency
1.17	Canada Revenue Agency Ruling
1.18	Canadian Court
1.19	Canadian Monitor
1.20	Cash
1.21	Causes of Action
1.22	CCAA
1.23	CCAA Proceedings
1.24	Chapter 11 Case(s)
1.25	Circuit City
1.26	Claim
1.27	Claimholder
1.28	Claims Agent
1.29	Claims Objection Deadline
1.30	Class
1.31	Collateral
1.32	Confirmation
1.33	Confirmation Date
1.34	Confirmation Hearing
1.35	Confirmation Order
1.36	Consolidated Debtor(s)
1.37	Consolidated Debtor Intercompany Claim
1.38	Consolidated Debtor Interests
1.39	Consummation or Consummate
1.40	Contingent
1.41	Convenience Claim
1.42	Creditor
1.43	Creditors’ Committee
1.44	Debtor
1.45	Debtors
1.46	DIP Agreements
1.47	DIP Credit Agreement
1.48	DIP Facility
1.49	DIP Lenders
1.50	Disallowed
1.51	Disbursing Agent(s)
1.52	Disclosure Statement
1.53	Disputed Claim
1.54	Disputed ... Claim
1.55	Disputed Claim Amount
1.56	Disputed Unsecured Claims Reserve
1.57	Distribution
1.58	Distribution Date
1.59	Distribution Record Date
1.60	Effective Date
1.61	Entity
1.62	Estate(s)
1.63	Estate Claim
1.64	Exchange Act
1.65	Exhibit
1.66	Exhibit Filing Date
1.67	Face Amount
1.68	Final Administrative Claims Bar Date
1.69	Final Decree
1.70	Final DIP Order
1.71	Final Fee Applications
1.72	Final Order
1.73	Final Trust Distribution Date
1.74	General Bar Date
1.75	General Unsecured Claim
1.76	Global Plan Settlement
1.77	Global Plan Settlement Approval Order
1.78	Governmental Bar Date
1.79	Governmental Unit
1.80	Holdback Amount
1.81	Holder
1.82	Impaired
1.83	Indemnification Obligation
1.84	Individual Debtor(s)
1.85	Individual Debtor Intercompany Claims
1.86	Individual Debtor Release Settlement Order
1.87	Initial Administrative Claims Bar Date
1.88	Initial Class 4A Distribution Amount
1.89	Initial Distribution Date
1.90	Initial Store Closings
1.91	Insured Claim
1.92	Interim Compensation Procedures Order
1.93	Intercompany Claim
1.94	Interests
1.95	InterTAN
1.96	InterTAN Canada
1.97	InterTAN Common Stock
1.98	InterTAN France
1.99	InterTAN General Unsecured Claim
1.100	InterTAN Interests
1.101	InterTAN Preferred Stock
1.102	IRS
1.103	Landlord Guaranteed Claim
1.104	Landlord Guaranteed Claim Consolidation Amount
1.105	Landlord Guaranty Claim
1.106	Lien
1.107	Liquidating Trust
1.108	Liquidating Trust Agreement
1.109	Liquidating Trust Assets
1.110	Liquidating Trust Operating Reserve
1.111	Liquidating Trust Oversight Committee
1.112	Liquidating Trustee
1.113	Liquidating Trustee Professionals
1.114	Local Rules
1.115	Miscellaneous Secured Claim
1.116	Miscellaneous Secured Claims Estimate
1.117	Miscellaneous Secured Claims Reserve
1.118	Net Proceeds
1.119	Non-Tax Priority Claim
1.120	Non-Tax Priority Claims Estimate
1.121	Non-Tax Priority Claims Reserve
1.122	Pension Plan
1.123	Periodic Class 4A Distribution Amount
1.124	Periodic Distribution Date
1.125	Person
1.126	Petition Date
1.127	Plan
1.128	Plan Document
1.129	Plan Proponents
1.130	Plan Supplement
1.131	Priority Claims
1.132	Priority Tax Claim
1.133	Priority Tax Claims Estimate
1.134	Priority Tax Claims Reserve
1.135	Professional
1.136	Professional Fee Claim
1.137	Professional Fee Estimate
1.138	Professional Fee Claims Reserve
1.139	Proof of Claim
1.140	Pro Rata
1.141	Released Claims
1.142	Released Parties
1.143	Reserves
1.144	Scheduled
1.145	Schedules
1.146	Second Administrative Claims Bar Date
1.147	Securities Act
1.148	Security
1.149	Solicitation
1.150	Solicitation Procedures Order
1.151	Subordinated 510(b) Claim
1.152	Subordinated 510(c) Claim
1.153	Subsidiary Debtor(s)
1.154	Substantial Contribution Claim
1.155	Supplement
1.156	Tax Claim
1.157	Tax Items
1.158	Taxes
1.159	Tourmalet
1.160	Tourmalet Common Stock
1.161	Unclassified Claims
1.162	Unimpaired
1.163	U.S. Trustee
1.164	Ventoux
1.165	Ventoux General Unsecured Claim
1.166	Ventoux Interests
1.167	Voting Deadline
1.168	West Coast
C.	Rules of Interpretation
D.	Computation of Time
E.	Governing Law
F.	Exhibits
ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS
A.	Introduction
B.	The Debtors
C.	Unclassified Claims
D.	Unimpaired Classes of Claims
E.	Impaired Classes of Claims
F.	Classes of Interests
ARTICLE III TREATMENT OF CLAIMS AND INTERESTS
A.	Unclassified Claims
B.	Classified Claims
C.	Interests
D.	Special Provision Regarding Unimpaired Claims
E.	Allowed Claims
F.	Special Provisions Regarding Insured Claims
ARTICLE IV ACCEPTANCE OR REJECTION OF THIS PLAN
A.	Impaired Classes of Claims Entitled to Vote
B.	Acceptance by an Impaired Class
C.	Presumed Acceptances by Unimpaired Classes
D.	Classes Deemed to Reject Plan
E.	Summary of Classes Voting on this Plan
F.	Confirmation Pursuant to Bankruptcy Code Section 1129(b)
G.	Elimination of Classes.
ARTICLE V MEANS FOR IMPLEMENTATION OF THIS PLAN
A.	Global Plan Settlement and Substantive Consolidation
B.	Corporate Action
C.	Removal of InterTAN and Ventoux
D.	Sources for Plan Distribution
E.	Funding of Reserves
F.	Liquidating Trust
G.	Revesting of Assets
H.	Accounts and Reserves
I.	Release of Liens
J.	Exemption from Certain Transfer Taxes
K.	Preservation of Causes of Action; Settlement of Causes of Action
L.	Effectuating Documents; Further Transactions
M.	Pre-Petition Segregated Accounts
ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS
A.	Distributions for Claims Allowed as of the Effective Date
B.	Disbursing Agents
C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions
D.	Prepayment
E.	Means of Cash Payment
F.	Interest on Claims
G.	Withholding and Reporting Requirements
H.	Setoffs
I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims
J.	Fractional Dollars
K.	Allocation of Plan Distributions Between Principal and Interest
L.	Distribution Record Date
ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.	Rejected Contracts and Leases
B.	Bar to Rejection Damages
C.	Assumed and Assigned Contracts and Leases
ARTICLE VIII CONFIRMATION AND CONSUMMATION OF THIS PLAN
A.	Conditions to Confirmation
B.	Conditions to Effective Date
C.	Waiver of Conditions
D.	Consequences of Non-Occurrence of Effective Date
ARTICLE IX ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
A.	Professional Fee Claims
B.	Substantial Contribution Compensation and Expenses Bar Date
C.	Other Administrative Claims
ARTICLE X EFFECT OF PLAN CONFIRMATION
A.	Binding Effect
B.	No Discharge of the Debtors
C.	Releases by the Debtors
D.	Injunction
E.	Term of Bankruptcy Injunction or Stays
F.	Satisfaction of Subordination Rights
G.	Exculpation and Limitation of Liability
H.	Indemnification Obligations
I.	Obligations with respect to Pension Plan
J.	Dissolution of the Creditors’ Committee
ARTICLE XI RETENTION OF JURISDICTION
ARTICLE XII MISCELLANEOUS PROVISIONS
A.	Modifications and Amendments
B.	Severability of Plan Provisions
C.	Successors and Assigns
D.	Payment of Statutory Fees
E.	Securities and Exchange Commission
F.	Revocation, Withdrawal or Non-Consummation
G.	Service of Documents
H.	Plan Supplement(s)
I.	Plan Exhibits
J.	Effect on Final DIP Order
K.	Tax Reporting And Compliance
L.	Filing Of Additional Documents

EXHIBITS

EXHIBIT A	LISTING OF SUBSIDIARY DEBTORS

EXHIBIT B	LIQUIDATING TRUST AGREEMENT

EXHIBIT C	NON-EXCLUSIVE LIST OF INSURANCE AGREEMENTS

EXHIBIT D	NON-EXCLUSIVE LIST OF RETAINED CAUSES OF ACTION

Note:           To the extent that the foregoing Exhibits are not annexed to this Plan, such Exhibits will be filed with the Bankruptcy Court in Plan Supplement(s) filed on or before the date(s) set for the filing of such documents and forms of documents.

INTRODUCTION

Circuit City, the Subsidiary Debtors and the Creditors’ Committee propose the following chapter 11 plan of liquidation.  The Debtors and the Creditors’ Committee are the proponents of this Plan (the “Plan Proponents”) within the meaning of Bankruptcy Code section 1129.  This Plan contemplates the distribution of the proceeds of the liquidation of the Debtors’ Assets and the resolution of the outstanding Claims against and Interests in the Debtors.  Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of (i) the Debtors’ history, business and operations, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan.  All Holders of Claims who are eligible to vote on this Plan are encouraged to read this Plan and the accompanying Disclosure Statement (including all exhibits thereto) in their entirety before voting to accept or reject this Plan.  Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127 and Bankruptcy Rule 3019, the Plan Proponents reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

This Plan is a liquidating plan.  Pursuant to prior orders of the Bankruptcy Court, the Debtors have sold or will sell substantially all of their Assets.  This Plan provides for the orderly liquidation of the remaining assets of the Debtors and the distribution of the proceeds of the liquidation of the Debtors’ assets according to the priorities set forth in the Bankruptcy Code.  More specifically, this Plan provides for the creation of the Liquidating Trust that will administer and liquidate all remaining property of the Consolidated Debtors, including Causes of Action, not sold, transferred or otherwise waived or released before the Effective Date of this Plan and for the funding of such Liquidating Trust.  This Plan also provides for Distributions to certain Holders of Administrative Claims and Priority Claims and to other Claimholders.  In addition, this Plan provides for the termination of all Interests in the Consolidated Debtors, the substantive consolidation of Consolidated Debtors, and the transfer of any remaining Estate Assets of the Consolidated Debtors to the Liquidating Trust.  Finally, this Plan provides for the wind-up of the affairs of InterTAN and Ventoux and implements certain corporate actions to attempt to maximize value that may be realized from the CCAA Proceedings.

No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith have been approved for use in soliciting acceptances and rejections of this Plan.  Nothing in this Plan should be construed as constituting a solicitation of acceptances of this Plan unless and until the Disclosure Statement has been approved and distributed to all Holders of Claims and Interests to the extent required by Bankruptcy Code section 1125.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS THERETO) AND THIS PLAN, EACH IN ITS ENTIRETY, BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Rules of Construction

For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined, including those capitalized terms used in the preceding Introduction, shall have the meanings ascribed to them in Article I of this Plan or any Exhibit hereto.  Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  To the extent that there is an inconsistency between a definition in this Plan and a definition set forth in the Bankruptcy Code, the definition set forth herein shall control.  Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.	Definitions

1.1 503(b)(9) Claim

 means a Claim to the extent asserted against one or more of the Debtors pursuant to Bankruptcy Code section 503(b)(9).

1.2 Administrative Claim

 means a Claim for costs and expenses of administration of the Chapter 11 Cases under Bankruptcy Code sections 503(b), 507(b), or 1114(e)(2), and entitled to priority under Bankruptcy Code section 507(a)(2), including: (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries and commissions for services and payments for inventory, leased equipment and premises) and Claims of Governmental Units for Taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); and (b) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court.

1.3 Administrative Claims Estimate

means, as of the Effective Date, the liquidated Face Amount of all Administrative Claims that have not been paid by the Debtors and the liquidated amount or portion of those 503(b)(9) Claims that have been temporarily disallowed pursuant to the Bankruptcy Court’s Order on Debtors’ Fifty-First and Fifty-Second Omnibus Objections (Docket No. 6228).

1.4 Administrative Claims Objection Deadline

 means the last day for filing an objection to any request for the payment of an Administrative Claim, which shall be the later of (a) one hundred twenty (120) days after the Effective Date or (b) such other date specified in this Plan or ordered by the Bankruptcy Court.  The filing of a motion to extend the Administrative Claims Objection Deadline shall automatically extend the Administrative Claims Objection Deadline until a Final Order is entered on such motion; provided that any hearing on said motion is held on or before the date that is no more than thirty (30) days after the Administrative Claims Objection Deadline.  In the event that such motion to extend the Administrative Claims Objection Deadline is denied by the Bankruptcy Court, the Administrative Claims Objection Deadline shall be the later of the current Administrative Claims Objection Deadline (as previously extended, if applicable) or thirty (30) days after the Bankruptcy Court’s entry of an order denying the motion to extend the Administrative Claims Objection Deadline.

1.5 Administrative Claims Reserve

 means the reserve established by this Plan and maintained by the Liquidating Trustee pursuant to Article V.E.6. hereof.

1.6 Allowed Claim

 means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Bankruptcy Court (or such court as the Liquidating Trustee and the Holders of any such Claim agree may adjudicate such Claim and any objections thereto), (b) that either (x) has been Scheduled as a liquidated, non-contingent, and undisputed Claim in an amount greater than zero on the Schedules, or (y) is the subject of a timely filed Proof of Claim as to which either (i) no objection to its allowance has been filed (either by way of objection or amendment to the Schedules) within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in a liquidated amount in this Plan; provided, however, that with respect to an Administrative Claim, “Allowed Claim” means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable bar dates for such requests set by the Bankruptcy Court (if such written request is required) in each case as to which the Debtors, or any other party in interest (x) has not interposed a timely objection or (y) has interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order; provided, further, however, that for purposes of determining the status (i.e., Allowed or Disputed) of a particular Claim prior to the expiration of the period fixed for filing objections to the allowance or disallowance of Claims, any such Claim which has not been previously allowed or disallowed by a Final Order of the Bankruptcy Court or this Plan shall be deemed a Disputed Claim unless such Claim is specifically identified by the Plan Proponents and/or the Liquidating Trustee as being an Allowed Claim.

1.7 “Allowed ... Claim”

 means an Allowed Claim of the particular type or Class described.

1.8 Assets

 means all tangible and intangible assets of every kind and nature of the Debtors and their Estates, and all proceeds thereof, existing as of the Effective Date.

1.9 Available Cash

 means all Cash held by the Liquidating Trustee as of the date ten (10) Business Days prior to a Distribution Date.

1.10 Avoidance Actions

 means Causes of Action arising under Bankruptcy Code sections 510, 541, 542, 544, 545, 547 through 551 and/or 553, or under related state or federal statutes and common law, including, without limitation, fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action.

1.11 Ballot

 means each of the ballot forms distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.

1.12 Bankruptcy Code

 means title 11 of the United States Code, as now in effect or hereafter amended and as applicable to the Chapter 11 Cases.

1.13 Bankruptcy Court

 means the United States Bankruptcy Court for the Eastern District of Virginia, or any other court with jurisdiction over the Chapter 11 Cases.

1.14 Bankruptcy Rules

 means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended and as applicable to the Chapter 11 Cases on proceedings therein, as the case may be, and the Local Rules, as now in effect or hereafter amended.

1.15 Business Day

 means any day, other than a Saturday, Sunday or Legal Holiday (as defined in Bankruptcy Rule 9006(a)).

1.16 Canada Revenue Agency

 means the governmental agency in Canada that administers tax laws, known as the Canada Revenue Agency.

1.17 Canada Revenue Agency Ruling

 means the ruling to be issued by Canada Revenue Agency with respect to the Debtors, InterTAN Canada and Tourmalet consistent with the terms of this Plan.

1.18 Canadian Court

 means the Ontario Superior Court of Justice.

1.19 Canadian Monitor

 means Alvarez and Marsal ULC Canada, the court-appointed monitor in the CCAA Proceedings.

1.20 Cash

 means legal tender of the United States of America and equivalents thereof, which may be conveyed by check or wire transfer.

1.21 Causes of Action

 means any and all claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights of action, rights to legal remedies, rights to equitable remedies, rights to payment and Claims (as defined in Bankruptcy Code section 101(5)), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, that any Debtor and/or Estate may hold against any Entity but excluding those released, exculpated or waived pursuant to this Plan or the Final DIP Order.

1.22 CCAA

 means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended.

1.23 CCAA Proceedings

 means the proceedings under the CCAA commenced on November 10, 2008, by InterTAN Canada and Tourmalet in the Canadian Court.

1.24 Chapter 11 Case(s)

 means, (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

1.25 Circuit City

 means Circuit City Stores, Inc., a Virginia corporation

1.26 Claim

 has the meaning set forth in Bankruptcy Code section 101(5).

1.27 Claimholder

 means the Holder of a Claim.

1.28 Claims Agent

 means Kurtzman Carson Consultants, LLC.

1.29 Claims Objection Deadline

 means the last day for filing objections to Claims, other than Administrative Claims and Professional Fee Claims, which day shall be the later of (a) one hundred eighty (180) days after the Effective Date or (b) such other date as the Bankruptcy Court may order.  The filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion; provided that any hearing on said motion is held on or before the date that is no more than thirty (30) days after the Claims Objection Deadline.  In the event that such motion to extend the Claims Objection Deadline is denied, the Claims Objection Deadline shall be the later of the current Claims Objection Deadline (as previously extended, if applicable) or thirty (30) days after the Bankruptcy Court’s entry of an order denying the motion to extend the Claims Objection Deadline.

1.30 Class

 means a category of Holders of Claims or Interests, as described in Article II hereof.

1.31 Collateral

 means any property or interest in property of a Debtor’s Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.32 Confirmation

 means entry by the Bankruptcy Court of the Confirmation Order.

1.33 Confirmation Date

means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Bankruptcy Court docket in the jointly administered Chapter 11 Cases.

1.34 Confirmation Hearing

means the hearing held by the Bankruptcy Court to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.35 Confirmation Order

means the order entered by the Bankruptcy Court confirming this Plan under Bankruptcy Code section 1129.

1.36 Consolidated Debtor(s)

means, individually or collectively, any of Circuit City Stores, Inc., Circuit City Stores West Coast, Inc., Circuit City Purchasing Company, LLC, CC Aviation, LLC, CC Distribution Company of Virginia, Inc., Circuit City Stores PR, LLC, Circuit City Properties LLC, Orbyx Electronics, LLC, Kinzer Technology, LLC, Courchevel, LLC, Abbott Advertising Agency, Inc., Mayland MN, LLC, Papsco Designs, Inc., Sky Venture Corp., XSStuff, LLC or PRAHS, Inc.

1.37 Consolidated Debtor Intercompany Claim

means an Intercompany Claim asserted by a Consolidated Debtor against another Consolidated Debtor.

1.38 Consolidated Debtor Interests

 means the equity interests in the Consolidated Debtors, including all of the issued and outstanding shares of common stock and preferred stock.

1.39 Consummation or Consummate

means the occurrence of or to achieve the Effective Date.

1.40 Contingent

  means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.41 Convenience Claim

 means a General Unsecured Claim asserted against the Consolidated Debtors and (a) Allowed in an amount greater than or equal to $1,000 for which the Holder of such Claim elects on its Ballot to have its Claim reduced to $1,000 and treated as a Convenience Claim or (b) Allowed in an amount greater than or equal to $500 and less than $1,000 which Claim will be reduced to $500.

1.42 Creditor

means any Entity who holds a Claim against one or more of the Debtors.

1.43 Creditors’ Committee

means the Official Committee of Unsecured Creditors of Circuit City Stores, Inc., et al., appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code section 1102.

1.44 Debtor

means any of Circuit City or the Subsidiary Debtors in their individual capacity.

1.45 Debtors

means, collectively, Circuit City and all of the Subsidiary Debtors.

1.46 DIP Agreements

 means the debtor-in-possession financing agreements consisting of the DIP Credit Agreement and all other agreements, documents, notices, certificates and instruments executed and/or delivered with, to or in favor of the DIP Lenders, including, without limitation, security agreements, pledge agreements, notes, guaranties, mortgages, and Uniform Commercial Code financing statements and all other related agreements, documents, notes, certificates and instruments executed and/or delivered in connection therewith or related thereto.

1.47 DIP Credit Agreement

 means that certain Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, as amended, modified or supplemented, including, without limitation, pursuant to that certain letter agreement dated as of December 4, 2008, the Second Amendment to Senior Secured Super-Priority Debtor-In-Possession Credit Agreement dated as of December 19, 2008 and the Third Amendment to Senior Secured Super-Priority Debtor-In-Possession Credit Agreement dated as of January 17, 2009 and authorized by the Final DIP Order.

1.48 DIP Facility

 means the debtor-in-possession financing provided pursuant to the DIP Credit Agreement by those DIP Lenders party to the DIP Credit Agreement and authorized by the Final DIP Order.

1.49 DIP Lenders

 means, collectively, the “Lenders” as defined in the DIP Credit Agreement.

1.50 Disallowed

means, with respect to a Claim, or any portion thereof, that such Claim (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been filed by the applicable Bar Date or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (c) is not Scheduled, and as to which (i) no Proof of Claim has been filed by the applicable Bar Date or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (ii) no request for payment of an Administrative Claim has been filed by the Initial, Second or Final Administrative Claims Bar Date, as appropriate, or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order or under applicable law.

1.51 Disbursing Agent(s)

means, individually or collectively (i) with respect to Administrative Claims and Priority Tax Claims, Class 1, Class 2, Class 3A and Class 4A, the Liquidating Trustee, (ii) with respect to Class 4B and Class 8B, Ventoux or (iii) with respect to Class 4C and Class 8C, Tourmalet or the successor by amalgamation, merger, or other consolidation of InterTAN Canada and Tourmalet.

1.52 Disclosure Statement

means the disclosure statement (including all exhibits and schedules thereto) dated September 24, 2009, relating to this Plan, distributed contemporaneously herewith in accordance with Bankruptcy Code sections 1125 and 1126(b) and Bankruptcy Rule 3018.

1.53 Disputed Claim

means a Claim, or any portion thereof, that has not been Allowed pursuant to this Plan or a Final Order, and:

(a)           if no Claim has been filed, or deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedules as unliquidated, contingent or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

(b)           if a Claim has been filed, or deemed to have been filed, by the applicable Bar Date (i) a Claim for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, but the amount of such Claim as asserted in the Claim varies from the amount of such Claim as listed in the Schedules; or (iii) a Claim as to which any party in interest has timely filed an objection or request for estimation in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor and/or the Liquidating Trustee in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

(c)           if a request for payment of an Administrative Claim has been filed or deemed to have been filed by the Initial, Second or Final Administrative Claims Bar Date, as appropriate, an Administrative Claim as to which any party in interest has timely filed an objection or request for estimation in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor or the Liquidating Trustee in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order;

(d)           for which a Claim was required to be filed by order of the Bankruptcy Court, but as to which a Claim was not timely or properly filed; or

(e)           that is disputed in accordance with the provisions of this Plan.

1.54 Disputed ... Claim

means a Disputed Claim of the type described.

1.55 Disputed Claim Amount

means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim as may have been modified by Final Order of the Bankruptcy Court; (ii) an amount agreed to by a Debtor or the Liquidating Trustee and the Holder of such Disputed Claim; or (iii) if a request for estimation is filed by any party, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by a Debtor or the Liquidating Trustee and the Holder of such Disputed Claim or (ii) zero; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

1.56 Disputed Unsecured Claims Reserve

 means the reserve established and maintained by the Liquidating Trustee in accordance with Article V.E.10. hereof.

1.57 Distribution

 means any distribution pursuant to this Plan to the Holders of Allowed Claims.

1.58 Distribution Date

 means either the Initial Distribution Date or a Periodic Distribution Date.

1.59 Distribution Record Date

means the record date for purposes of making Distributions under this Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

1.60 Effective Date

means, with respect to each Individual Debtor and the Consolidated Debtors, the Business Day this Plan becomes effective as provided in Article VIII hereof.

1.61 Entity

 has the meaning set forth in Bankruptcy Code section 101(15).

1.62 Estate(s)

 means, individually, the estate of Circuit City or any of the Subsidiary Debtors and, collectively, the estates of all of the Debtors created under Bankruptcy Code section 541.

1.63 Estate Claim

 has the meaning ascribed to such term in Article VI.H.2 hereof.

1.64 Exchange Act

means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as now in effect or hereafter amended.

1.65 Exhibit

means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.66 Exhibit Filing Date

means the date on which Exhibits to this Plan or the Disclosure Statements shall be filed with the Bankruptcy Court, which date shall be at least five (5) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice to parties in interest.

1.67 Face Amount

means (a) when used in reference to a Disputed Claim, the Disputed Claim Amount and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

1.68 Final Administrative Claims Bar Date

means the last date by which a request for payment of an Administrative Claim, other than a Professional Fee Claim or an Administrative Claim of the IRS, that arises from and after January 1, 2010 up to and through the Effective Date, may be filed, which date is sixty (60) days after the Effective Date.

1.69 Final Decree

means the decree contemplated under Bankruptcy Rule 3022.

1.70 Final DIP Order

 means the order (Docket No. 1262) entered by the Bankruptcy Court on or about December 23, 2008, authorizing and approving the DIP Agreements on a final basis, as amended by the order (Docket No. 2214) entered by the Bankruptcy Court on or about February 17, 2009 authorizing and approving the Third Amendment to the DIP Credit Agreement.

1.71 Final Fee Applications

means the final requests for payment of Professional Fee Claims.

1.72 Final Order

means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.73 Final Trust Distribution Date

 means the date of the last Distribution from the Liquidating Trust under this Plan for and on account of an Allowed Claim.

1.74 General Bar Date

means the bar date for filing Proofs of Claim for Claims arising prior to the Petition Date against any and/or all of the Debtors in the Chapter 11 Cases, other than those Claims expressly excluded from the General Bar Date pursuant to a Final Order of the Bankruptcy Court, which date was January 30, 2009.

1.75 General Unsecured Claim

means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Miscellaneous Secured Claim, Convenience Claim, Subordinated 510(b) Claim, Subordinated 510(c) Claim or Consolidated Debtor Intercompany Claim.

1.76 Global Plan Settlement

means the agreement, set forth in Article V.A.1. hereof, among the Plan Proponents which, among other things, provides for the substantive consolidation of the Estates of the Consolidated Debtors and elimination of the Landlord Guaranty Claims, and grants to Holders of Allowed Landlord Guaranteed Claims Allowed Claims in the Landlord Guaranteed Claim Consolidation Amount.

1.77 Global Plan Settlement Approval Order

means the order of the Bankruptcy Court, which may be the Confirmation Order, approving the Global Plan Settlement and authorizing substantive consolidation of the Estates of the Consolidated Debtors, pursuant to Article V.A. hereof.

1.78 Governmental Bar Date

 means the bar date for Governmental Units to file Proofs of Claim for Claims arising prior to the Petition Date against any and/or all of the Debtors, which date was May 11, 2009.

1.79 Governmental Unit

 has the meaning set forth in Bankruptcy Code section 101(27).

1.80 Holdback Amount

 means the amount equal to fifteen percent (15%) of fees billed to the Debtors for a given month that were retained by the Debtors as a holdback on payment of Professional Fee Claims.

1.81 Holder

means an Entity holding a Claim or Interest.

1.82 Impaired

means, when used in reference to a Claim, Interest or Class, a Claim, Interest or Class that is impaired within the meaning of Bankruptcy Code section 1124.

1.83 Indemnification Obligation

 means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution to any present or former officer, director, or employee, or any present or former Professionals, advisors, or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract, or otherwise as may be in existence immediately prior to the Petition Date.

1.84 Individual Debtor(s)

means, individually and collectively, Ventoux and InterTAN.

1.85 Individual Debtor Intercompany Claims

means an Intercompany Claim (i) asserted by Consolidated Debtor against an Individual Debtor, (ii) asserted by an Individual Debtor against a Consolidated Debtor or (iii) asserted by an Individual Debtor against another Individual Debtor.

1.86 Individual Debtor Release Settlement Order

means an order, under Bankruptcy Rule 9019, granting the Debtors’ Motion Pursuant to Bankruptcy Code Section 105 and Bankruptcy Rule 9019 for Order Approving Settlement Agreement and Stipulation by and Among the Debtors and the Post-Petition Directors and Officers of InterTAN, Inc. and Ventoux International Inc. (Docket No. ___) and approving the settlement with respect to the release of claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities against Persons who were the officers and directors of the Individual Debtors on and after the Petition Date.

1.87 Initial Administrative Claims Bar Date

means the date for filing requests for payment of Administrative Claims, other than those Administrative Claims excluded from the Initial Administrative Claims Bar Date pursuant to a Final Order of the Bankruptcy Court, arising from and after the Petition Date through and including April 30, 2009, which date was June 30, 2009.

1.88 Initial Class 4A Distribution Amount

means the amount of Available Cash and/or other consideration, including proceeds from the Causes of Action, to which Holders of Allowed General Unsecured Claims against the Consolidated Debtors are entitled as of the Effective Date, if any.

1.89 Initial Distribution Date

 means the Effective Date or as soon thereafter as may be reasonably practicable, but in any event no later than the fifth (5th) Business Day following the Effective Date.

1.90 Initial Store Closings

 means the closing of approximately 155 of the Debtors’ retail electronics stores pursuant to an agency agreement, dated October 31, 2008, as amended or restated, with a joint venture comprised of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC, which store closings commenced on November 5, 2008 and concluded on or prior to December 31, 2008.

1.91 Insured Claim

means any Claim or portion of a Claim that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.92 Interim Compensation Procedures Order

 means the Order Under Bankruptcy Code Sections 105(a) and 331 Establishing Procedures for Interim Compensation (Docket No. 830) entered on December 9, 2008.

1.93 Intercompany Claim

means any Claim held by a Debtor against another Debtor, including, without limitation: (a) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (b) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (c) any derivative Claim asserted by or on behalf of one Debtor against another Debtor.

1.94 Interests

means the legal, equitable, contractual, and other rights of any Entity with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and all options, warrants, call rights, puts, awards, or rights or agreements to purchase, sell, or subscribe for an ownership interest or other equity security in any Debtor, including the Consolidated Debtor Interests, the Ventoux Interests and the InterTAN Interests.

1.95 InterTAN

 means InterTAN, Inc., a Delaware corporation.

1.96 InterTAN Canada

 means InterTAN Canada, Ltd, a corporation incorporated under the laws of the Province of Ontario.

1.97 InterTAN Common Stock

 means all of the issued and outstanding shares of common stock in InterTAN, which shares are held by Ventoux.

1.98 InterTAN France

 means InterTAN France SNC.

1.99 InterTAN General Unsecured Claim

means a Claim Filed against InterTAN that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, or Miscellaneous Secured Claim

1.100 InterTAN Interests

 means, collectively, the InterTAN Common Stock and the InterTAN Preferred Stock.

1.101 InterTAN Preferred Stock

 means all of the issued and outstanding shares of preferred stock in InterTAN, including all Series A and Series B preferred shares, which shares are held by Tourmalet.

1.102 IRS

 means the Internal Revenue Service.

1.103 Landlord Guaranteed Claim

means a General Unsecured Claim under Bankruptcy Code section 502(b)(6) against a Consolidated Debtor and for which a valid, timely Proof of Claim has been filed (i) arising under a nonresidential real property lease with any of the Consolidated Debtors and for which any liability of such Consolidated Debtor arising under the lease is guaranteed by Circuit City or (ii) under a nonresidential real property lease originally entered into with Circuit City as tenant, which lease was assigned to West Coast by Circuit City and pursuant to which both West Coast and Circuit City are obligors for any liability arising under the lease.

1.104 Landlord Guaranteed Claim Consolidation Amount

means an amount equal to 150% of the Allowed amount of a Landlord Guaranteed Claim.

1.105 Landlord Guaranty Claim

means a General Unsecured Claim under Bankruptcy Code section 502(b)(6) against Circuit City and for which a valid, timely Proof of Claim has been filed (i) arising under a nonresidential real property lease with any of the Consolidated Debtors and for which any liability of such Consolidated Debtor arising under the lease is guaranteed by Circuit City or (ii) under a nonresidential real property lease originally entered into with Circuit City as tenant, which lease was assigned to West Coast by Circuit City and pursuant to which both West Coast and Circuit City are obligors for any liability arising under the lease.

1.106 Lien

shall mean any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage, or hypothecation to secure payment of a debt or performance of an obligation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.

1.107 Liquidating Trust

means the trust established on the Effective Date pursuant to Article V.F. hereof.

1.108 Liquidating Trust Agreement

means the agreement to be executed as of the Effective Date establishing the Liquidating Trust pursuant to this Plan in substantially the form attached as Exhibit B hereto.

1.109 Liquidating Trust Assets

shall have the meaning ascribed in Article V.F.2. hereof.

1.110 Liquidating Trust Operating Reserve

means the reserve established and maintained by the Liquidating Trustee pursuant to Article V.E.4. hereof.

1.111 Liquidating Trust Oversight Committee

means the committee comprised of the following seven (7) Entities: Hewlett-Packard Company, Simon Property Group, Inc., Weidler Settlement Class; Paramount Home Entertainment, Inc., Developers Diversified Realty Corp., Peter Kravitz and Michelle O. Mosier.

1.112 Liquidating Trustee

means the Person appointed by the Liquidating Trust Oversight Committee pursuant to Article V.F.6(a). hereof to act as trustee of and administer the Liquidating Trust, which Person shall be Alfred H. Siegel.

1.113 Liquidating Trustee Professionals

means the agents, financial advisors, attorneys, consultants, independent contractors, representatives, and other professionals retained by the Liquidation Trustee (in their capacities as such).

1.114 Local Rules

means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Eastern District of Virginia.

1.115 Miscellaneous Secured Claim

 means a Claim that is (a) secured by a valid and perfected Lien on property in which a Debtor’s Estate has an interest, but only to the extent of the value of the Claimholder’s interest in the applicable Estate’s interest in such property as determined pursuant to Bankruptcy Code section 506(a) or (b) subject to setoff under Bankruptcy Code section 553 and such right of setoff has been asserted by the holder of such right as required by Article VI.H.2. hereof, but only to the extent of the amount subject to setoff, as determined pursuant to Bankruptcy Code section 553.

1.116 Miscellaneous Secured Claims Estimate

means, as of the Effective Date, the liquidated Face Amount of all Miscellaneous Secured Claims (other than a Miscellaneous Secured Claim described in Article 1.115(b)) that have not been paid by the Debtors.

1.117 Miscellaneous Secured Claims Reserve

means the reserve established and maintained by the Liquidating Trustee pursuant to Article V.E.8. hereof.

1.118 Net Proceeds

means such amounts collected from the sale or liquidation of Assets after payment of all costs and expenses of such sale or liquidation, including, without limitation, attorney fees.

1.119 Non-Tax Priority Claim

means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to Bankruptcy Code section 507(a).

1.120 Non-Tax Priority Claims Estimate

means, as of the Effective Date, the liquidated Face Amount of all Non-Tax Priority Claims that have not been paid by the Debtors.

1.121 Non-Tax Priority Claims Reserve

means the reserve established and maintained by the Liquidating Trustee pursuant to Article V.E.9. hereof.

1.122 Pension Plan

means the Retirement Plan of Circuit City Stores Inc..

1.123 Periodic Class 4A Distribution Amount

means, with respect to each Periodic Distribution Date, the amount of Available Cash and/or other consideration, including proceeds from the Causes of Action, to which Holders of Allowed General Unsecured Claims against The Consolidated Debtors are entitled, if any.

1.124 Periodic Distribution Date

means a Distribution Date after the Initial Distribution Date that shall occur (i) after the first Business Day occurring ninety (90) days after the immediately preceding Distribution Date or (ii) on such other Business Day selected by the Liquidating Trustee, in its sole and absolute discretion; provided, however, that Distributions shall take place no less frequently than quarterly.

1.125 Person

has the meaning set forth in Bankruptcy Code section 101(41).

1.126 Petition Date

means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases, which date was November 10, 2008.

1.127 Plan

means this chapter 11 plan, including the Exhibits and all supplements, appendices, and schedules hereto, either in its current form or as the same may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

1.128 Plan Document

means this Plan, together with any contract, instrument, release, or other agreement or document entered in connection with Plan.

1.129 Plan Proponents

means the Debtors and the Creditors’ Committee.

1.130 Plan Supplement

means the compilation(s) of documents and forms of documents, specified in this Plan, that the Debtors will file with the Bankruptcy Court on or before the date that is (a) ten (10) days prior to the Voting Deadline or (b) set by the Bankruptcy Court for the filing of such documents and forms of documents.

1.131 Priority Claims

means, collectively, all Priority Tax Claims and Non-Tax Priority Claims.

1.132 Priority Tax Claim

means a Claim of a Governmental Unit of the kind specified in Bankruptcy Code sections 502(i) or 507(a)(8).

1.133 Priority Tax Claims Estimate

means, as of the Effective Date, the liquidated Face Amount of all Priority Tax Claims that have not been paid by the Debtors.

1.134 Priority Tax Claims Reserve

means the reserve established and maintained by the Liquidating Trustee pursuant to Article V.E.7. hereof.

1.135 Professional

means any professional employed in these Chapter 11 Cases pursuant to Bankruptcy Code sections 327, 328, or 1103 or otherwise.

1.136 Professional Fee Claim

means a Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred after the Petition Date and prior to and including the Effective Date.

1.137 Professional Fee Estimate

 means (i) with respect to each Professional, the Professional’s good faith estimate of the amount of such Professional’s accrued unpaid Professional Fee Claims through the Effective Date, including, without limitation, any Holdback Amounts and any completion, success, liquidation, or other lump sum fees that are or may become payable prior to, on, or after the Effective Date, to be provided by each Professional in writing to the Debtors prior to the commencement of the Confirmation Hearing, or, in the absence of such a writing, to be prepared by the Plan Proponents and (ii) collectively, the sum of all individual Professional Fee Estimates.

1.138 Professional Fee Claims Reserve

 means the reserve established by this Plan and maintained by the Liquidating Trustee pursuant to Article V.E.5. hereof.

1.139 Proof of Claim

means a proof of claim filed on or before the General Bar Date or the Governmental Bar Date, as applicable, or such other date as ordered by the Bankruptcy Court.

1.140 Pro Rata

means, at any time, the proportion that the Face Amount of an Allowed Claim in a particular Class bears to the aggregate Face Amount of all Allowed Claims in such Class, unless this Plan provides otherwise.

1.141 Released Claims

means the claims or causes of actions described in Article X.C. hereof.

1.142 Released Parties

means (i) the directors and officers of the Debtors as of the Petition Date and up to and through the Effective Date, (ii) any member of the Creditors’ Committee, solely in its capacity as a member of the Creditors’ Committee and not in any other capacity, and (iii) any of the representatives, agents, officers, directors, employees, professionals, advisors or attorneys of the foregoing or of the Debtors.

1.143 Reserves

means, collectively, the Liquidating Trust Operating Reserve, the Professional Fee Claims Reserve, the Administrative Claims Reserve, the Priority Tax Claims Reserve, the Miscellaneous Secured Claims Reserve, the Non-Tax Priority Claims Reserve, the Disputed Unsecured Claims Reserve and such other reserves as may be deemed necessary by the Liquidating Trustee pursuant to the Liquidating Trust Agreement.

1.144 Scheduled

means, with respect to any Claim, the status, priority and amount, if any, of such Claim as set forth in the Schedules.

1.145 Schedules

means the schedules of assets and liabilities, the list of Holders of Interests, and the statements of financial affairs filed by the Debtors pursuant to Bankruptcy Code section 521 and the Bankruptcy Rules, as such schedules have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.146 Second Administrative Claims Bar Date

means the date for filing requests for payment of Administrative Claims, other than those Administrative Claims excluded from the Second Administrative Claims Bar Date pursuant to a Final Order of the Bankruptcy Court, arising from and after May 1, 2009 through and including December 31, 2009, which date was March 31, 2010.

1.147 Securities Act

means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

1.148 Security

shall have the meaning ascribed to it in Bankruptcy Code section 101(49).

1.149 Solicitation

means the solicitation by the Plan Proponents of acceptances of this Plan.

1.150 Solicitation Procedures Order

means the order entered by the Bankruptcy Court establishing procedures for Solicitation of votes for or against this Plan under Bankruptcy Code sections 105, 1125, 1126 and 1128 and Bankruptcy Rules 2002, 3017, 2018 and 3020.

1.151 Subordinated 510(b) Claim

means any Claim subordinated pursuant to Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of any Interests, any Claim for damages arising from the purchase or sale of any Interests, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

1.152 Subordinated 510(c) Claim

means any Claim (i) subordinated pursuant to Bankruptcy Code section 510(c); or (ii) for punitive or exemplary damages or for a fine or penalty, to the extent permitted by applicable law.

1.153 Subsidiary Debtor(s)

 means, individually or collectively, the debtors and debtors in possession identified on Exhibit A annexed hereto.

1.154 Substantial Contribution Claim

means a Claim under Bankruptcy Code subsections 503(b)(3), (b)(4), or (b)(5) for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

1.155 Supplement

means the Supplemental Disclosure with Respect to Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors In Possession and its Official Committee of Creditors Holding General Unsecured Claims and Notice of Deadline to Object to Confirmation, filed concurrently with this Plan.

1.156 Tax Claim

means all or that portion of a Claim held by a Governmental Unit for a tax assessed or assessable against the Debtors, including income and employment taxes and any related penalties or interest.

1.157 Tax Items

has the meaning ascribed to such term in Article V.F.7(a). hereof.

1.158 Taxes

means any and all taxes, levies, imposts, assessments, or other charges of whatever nature imposed at any time by a Governmental Unit or by any political subdivision or taxing authority thereof or therein and all interest, penalties, or similar liabilities with respect thereto.

1.159 Tourmalet

means Tourmalet Corporation, an unlimited liability company incorporated under the laws of the Province of Nova Scotia.

1.160 Tourmalet Common Stock

means the one (1) share of common stock in Tourmalet which shall constitute 100% of the ownership interest in Tourmalet to be issued to Ventoux in exchange for the transfer of the InterTAN Common Stock as set forth in Article III.C.1 and which shall have a fair market value equal to the value of the InterTAN Common Stock.

1.161 Unclassified Claims

means Administrative Claims and Priority Tax Claims.

1.162 Unimpaired

means, when used in reference to a Claim, Interest or Class, a Claim, Interest or Class that is not impaired within the meaning of Bankruptcy Code section 1124.

1.163 U.S. Trustee

means the Office of the United States Trustee for the Eastern District of Virginia.

1.164 Ventoux

 means Ventoux International, Inc., a Delaware corporation.

1.165 Ventoux General Unsecured Claim

means a Claim Filed against Ventoux that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, or Miscellaneous Secured Claim.

1.166 Ventoux Interests

 means all of the issued and outstanding shares of common stock in Ventoux.

1.167 Voting Deadline

means the date and time, as fixed by an order of the Bankruptcy Court and set forth in the Disclosure Statement, by which all Ballots to accept or reject this Plan must be received in order to be counted.

1.168 West Coast

 means Circuit City Stores West Coast, Inc.

C.	Rules of Interpretation

For purposes of this Plan (a) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in this Plan to sections, articles, Schedules and Exhibits are references to sections, articles, Schedules and Exhibits of or to this Plan, (d) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, (f) unless the context indicates otherwise, “including” shall be interpreted as “including (without limitation)”, and (g) to the extent not modified herein, the rules of construction set forth in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Virginia shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

F.	Exhibits

All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date.  After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to the Claims Agent to the Debtors, at Circuit City Claims Processing, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, CA 90245, or by downloading such Exhibits from the Bankruptcy Court’s website at http://www.vaeb.uscourts.gov (registration required) or the Claims Agent’s website at www.kccllc.net/circuitcity.  To the extent any Exhibit is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of this Plan shall control.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

A.	Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims are placed in the Classes set forth below.  In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Priority Tax Claims have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

This Plan provides for substantive consolidation of the Consolidated Debtors’ Assets and liabilities for voting and distribution purposes pursuant to the Global Plan Settlement, as described in Article V.A of this Plan.  In addition, this Plan provides for the transfer by Ventoux to Tourmalet of all Interests in Tourmalet and all InterTAN Common Stock in exchange for Tourmalet Common Stock.  This Plan also provides for the transfer of all of InterTAN’s Assets to, and assumption of all of InterTAN’s liabilities by, Tourmalet.  Thereafter, this Plan provides for the dissolution of InterTAN.  Finally, this Plan provides for the transfer by Circuit City of its Interests in Ventoux to the Liquidating Trust.

The Plan Proponents specifically reserve the right to seek confirmation of this Plan with respect to each Debtor separately.

The Plan Proponents have set forth the Classes below.

B.	The Debtors

There are a total of 18 Debtors.  Certain of the Debtors shall be substantively consolidated for Plan voting and distribution purposes as described in Article V.A.  Each Debtor or group of Debtors has been assigned a letter below for the purposes of classifying and treating Claims against and Interests in each Debtor or group of Debtors.  The Claims against and Interests in each Debtor or group of Debtors, in turn, have been assigned to separate numbered Classes with respect to each Debtor or group of Debtors, based on the type of Claim involved.  Accordingly, the classification of any particular Claim or Interest in any of the Debtors or group of Debtors depends on the particular Debtor against which such Claim is asserted or in which such Interest is held and the type of Claim or Interest in question.

The letters applicable to the various Debtors or Consolidated Debtors are as follows:

Letter	Debtor Name or Consolidated Debtors
A	The Consolidated Debtors
B	Ventoux
C	InterTAN

The numbers applicable to each Class of Claims and Interests are as follows:

1.	Class 1: Miscellaneous Secured Claims

2.	Class 2: Non-Tax Priority Claims

3.	Class 3: Convenience Claims

4.	Class 4: General Unsecured Claims

5.	Class 5: Intercompany Claims

6.	Class 6: Subordinated 510(c) Claims

7.	Class 7: Subordinated 510(b) Claims

8.	Class 8: Interests

Accordingly, the Claims against and Interests in the Debtors are divided into numbered and lettered Classes for each type of Claim or Interest of each Debtor.  References herein to a numbered Class refer to that numbered Class with respect to each Debtor or group of Debtors.  Regardless of whether a Class of Claims is reflected as existing for a particular Debtor or group of Debtors, Classes that are not applicable as to a particular Debtor or group of Debtors shall be eliminated as set forth more fully in Article IV.G. below.

C.	Unclassified Claims

  (Unclassified Classes of Claims are not entitled to vote on this Plan.)

1.	Administrative Claims

Administrative Claims consist of all Administrative Claims of all Debtors.

2.	Priority Tax Claims

Priority Tax Claims consist of all Priority Tax Claims of all Debtors.

D.	Unimpaired Classes of Claims

 (Classes 1 and 2 are deemed to have accepted this Plan and, therefore, Claimholders in Classes 1 and 2 are not entitled to vote on this Plan.)

1.	Class 1: Miscellaneous Secured Claims

Class 1 consists of all Miscellaneous Secured Claims of all Debtors.

2.	Class 2: Non-Tax Priority Claims

Class 2 consists of all Non-Tax Priority Claims of all Debtors.

E.	Impaired Classes of Claims

 (Claimholders in Classes 3A and 4A through 4C are entitled to vote on this Plan. Classes 5A, 6A, and 7A are deemed to have rejected this Plan and, therefore, Claimholders in Classes 5A, 6A, and 7A are not entitled to vote on this Plan.)

1.	Class 3A: Convenience Claims

Class 3 consists of all Convenience Claims of the Consolidated Debtors.

2.	Class 4A: Consolidated Debtor General Unsecured Claims

Class 4A consists of all General Unsecured Claims of the Consolidated Debtors.

3.	Class 4B: Ventoux General Unsecured Claims

Class 4B consists of all Ventoux General Unsecured Claims.

4.	Class 4C: InterTAN General Unsecured Claims

Class 4C consists of all InterTAN General Unsecured Claims.

5.	Class 5A: Consolidated Debtor Intercompany Claims

Class 5 consists of all Consolidated Debtors Intercompany Claims.

6.	Class 6A: Subordinated 510(c) Claims

Class 6A consists of all Subordinated 510(c) Claims asserted against the Consolidated Debtors.

7.	Class 7A: Subordinated 510(b) Claims

Each Class 7 consists of all Subordinated 510(b) Claims asserted against the Consolidated Debtors.

F.	Classes of Interests

 (Class 8A is deemed to have rejected this Plan and, therefore, the Holders of Interests in Class 8A are not entitled to vote on this Plan.  Classes 8B and 8C are deemed to have accepted this Plan and, therefore, Interest Holders in Classes 8B and 8C are not entitled to vote on this Plan.)

1.	Class 8A: Consolidated Debtor Interests

Class 8A consists of all Interests of the Consolidated Debtors.

2.	Class 8B: Ventoux Interests

Class 8B consists of all Interests in Ventoux.

3.	Class 8C: InterTAN Interests

Class 8C consists of all Interests in InterTAN.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

In accordance with Bankruptcy Code section 1123(a)(1) of the Bankruptcy Code, certain Claims have not been classified, and the respective treatment of such Unclassified Claims is set forth immediately below.

1.	Administrative Claims

Provided that an Administrative Claim has not been paid prior to the Effective Date, on, or as soon as reasonably practicable after the Distribution Date immediately following the date an Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim to be paid out of the Administrative Claims Reserve or (ii) such other treatment as to which such Holder and the Debtors and/or the Liquidating Trustee shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (i) prior to the Effective Date, by the Debtors and (ii) subsequent to the Effective Date, by the Liquidating Trustee.  Administrative Claimholders will be paid in full on account of their Claims and are not entitled to vote on this Plan.

2.	Priority Tax Claims

Provided that an Priority Tax Claim has not been paid prior to the Effective Date, on, or as soon as reasonably practicable after, the Distribution Date immediately following the date a Priority Tax Claim becomes an Allowed Priority Tax Claim, but in no event later than the date that is five (5) years after the Petition Date, a Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, (i) Cash in an amount equal to the aggregate principal amount of the unpaid portion of such Allowed Priority Tax Claim, plus interest on the unpaid portion of such Allowed Priority Tax Claim from the Effective Date through the date of payment at the rate of interest determined under applicable nonbankruptcy law as of the calendar month in which Confirmation occurs, to be paid out of the Priority Tax Claims Reserve or (ii) such other treatment as to which such Holder and the Debtors and/or the Liquidating Trustee shall have agreed upon in writing; provided, however, that the Liquidating Trustee shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty.  Priority Tax Claimholders will be paid in full on account of their Claims and are not entitled to vote on this Plan.

B.	Classified Claims

1.	Class 1: Miscellaneous Secured Claims

Provided that a Miscellaneous Secured Claim has not been paid prior to the Effective Date, on, or as soon as reasonably practicable after, the Distribution Date immediately following the date a Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, a Holder of an Allowed Miscellaneous Secured Claim shall receive in full and final satisfaction, settlement and release of and in exchange for, such Allowed Miscellaneous Secured Claim, (i) Cash equal to the unpaid portion of such Allowed Miscellaneous Secured Claim to be paid out of the Miscellaneous Secured Claims Reserve, (ii) a return of the Holder’s Collateral securing the Miscellaneous Secured Claim or (iii) such other treatment as to which such Holder and the Debtors and/or the Liquidating Trustee shall have agreed upon in writing.  Any Holder of a Miscellaneous Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold by the Debtors or the Liquidating Trustee free and clear of such Lien) to the same extent and with the same priority as such Lien held as of the Petition Date until such time as (a) the Holder of such Miscellaneous Secured Claim (i) has been paid Cash equal to the value of its Allowed Miscellaneous Secured Claim, (ii) has received a return of the Collateral securing the Miscellaneous Secured Claim or (iii) has been afforded such other treatment as to which such Holder and the Debtors and/or the Liquidating Trustee shall have agreed upon in writing; or (b) such purported Lien has been determined by an order of the Bankruptcy Court to be invalid or otherwise avoidable.  If an Allowed Miscellaneous Secured Claim is secured by property the value of which is greater than the amount of such Allowed Miscellaneous Secured Claim, the Holder of such Allowed Miscellaneous Secured Claim shall be paid interest on the Allowed Miscellaneous Secured Claim to the extent provided by Bankruptcy Code section 506(b) at the rate of interest determined under applicable nonbankruptcy law as of the calendar month in which Confirmation occurs.  If the Allowed Miscellaneous Secured Claim is a Tax Claim held by a Governmental Unit, then such Governmental Unit shall be entitled to receive interest on account of such Allowed Miscellaneous Secured Claim at the rate of interest determined under applicable nonbankruptcy law as of the calendar month in which Confirmation occurs.  Class 1 is conclusively presumed to have accepted this Plan and, therefore, Holders of Class 1 Claims are not entitled to vote to accept or reject this Plan.

2.	Classes 2: Non-Tax Priority Claims

Provided that an Non-Tax Priority Claim has not been paid prior to the Effective Date, on, or as soon as reasonably practicable after, the Distribution Date immediately following the date a Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, a Holder of an Allowed Non-Tax Priority Claim shall receive, in full and final satisfaction, settlement and release of and in exchange for such Allowed Non-Tax Priority Claim, (i) Cash equal to the unpaid portion of such Allowed Non-Tax Priority Claim to be paid out of the Non-Tax Priority Claims Reserve or (ii) such other treatment as to which such Holder and the Debtors and/or the Liquidating Trustee shall have agreed upon in writing.  Class 2 is conclusively presumed to have accepted this Plan and, therefore, Holders of Class 2 Claims are not entitled to vote to accept or reject this Plan.

3.	Class 3A: Convenience Claims

On, or as soon as reasonably practicable after, the Initial Distribution Date, (i) each Holder of an Allowed Convenience Claim in the amount of $1,000 shall receive from the Liquidating Trustee, in full and final satisfaction, settlement and release of and in exchange for such Convenience Claim, Cash in the amount of $100 and (ii) each Holder of an Allowed Convenience Claim in the amount of $500 shall receive from the Liquidating Trustee, in full and final satisfaction, settlement and release of and in exchange for such Convenience Claim, Cash in the amount of $50.  Class 3 is Impaired and is entitled to vote on this Plan.

4.	Class 4A through 4C: General Unsecured Claims

(a)	Class 4A

On, or as soon as reasonably practicable, after the  Distribution Date immediately following the date a General Unsecured Claim against the Consolidated Debtors becomes an Allowed General Unsecured Claim against the Consolidated Debtors, each Holder of an Allowed General Unsecured Claim against the Consolidated Debtors shall receive from the Liquidating Trustee, in full and final satisfaction, settlement and release of and in exchange for such Allowed General Unsecured Claim, its Pro Rata share of the Initial Class 4A Distribution Amount, if any, and, on each Periodic Distribution Date, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the Periodic Class 4A Distribution Amount, if any.  Class 4A is Impaired and is entitled to vote on this Plan.

(b)	Class 4B

On, or as soon as reasonably practicable after, the later of (a) the Distribution Date immediately following the date a Ventoux General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date on which there is a distribution, through dividend, return of capital, or otherwise, to Ventoux on account of Tourmalet Common Stock, each Holder of an Allowed Ventoux General Unsecured Claim shall receive, in full and final satisfaction, settlement and release of and in exchange for such Allowed Ventoux General Unsecured Claim, such Holder’s Pro Rata share in Cash of any distribution(s), through dividend, return of capital, or otherwise, to Ventoux on account of the Tourmalet Common Stock.  Class 4B is Impaired and is entitled to vote on this Plan.

(c)	Class 4C

Provided that the Canadian Court and/or the Canadian Monitor in the CCAA Proceedings has approved a distribution on account of an InterTAN General Unsecured Claim, on, or as soon as reasonably practicable after, the date on which (i) there is a distribution, through dividend, return of capital, or otherwise, to Tourmalet on account of Tourmalet’s Interests in InterTAN Canada or (ii) in the case of an amalgamation, merger, or other consolidation of InterTAN Canada and Tourmalet, the date on which such amalgamation, merger, or other consolidation is completed, each Holder of an InterTAN General Unsecured Claim shall receive in full and final satisfaction, settlement and release of and in exchange for such InterTAN General Unsecured Claim, such Holder’s Pro Rata share (x) in Cash of  any distribution(s), through dividend, return of capital, or otherwise, to Tourmalet on account of Tourmalet’s Interests in InterTAN Canada or (ii) of Cash held by the successor by amalgamation, merger, or other consolidation of InterTAN Canada and Tourmalet.  Class 4C is Impaired and is entitled to vote on this Plan.

5.	Class 5A: Intercompany Claims

In connection with, to the extent of and as a result of, the substantive consolidation of the Estates and Chapter 11 Cases of the Consolidated Debtors, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Consolidated Debtor Intercompany Claims shall be deemed eliminated, cancelled and/or extinguished and the Holders of Class 5A Claims shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Claims.  Class 5A is deemed to have rejected this Plan and, therefore, Holders of Class 5A Claims are not entitled to vote to accept or reject this Plan.

For the avoidance of doubt, all Individual Debtor Intercompany Claims are deemed General Unsecured Claims and shall receive the treatment set forth in Article III.B.4.

6.	Class 6A: Subordinated 510(c) Claims

On the Effective Date, all Subordinated 510(c) Claims against the Consolidated Debtors shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain any property under this Plan on account of such Subordinated 510(c) Claims.  Class 6A is deemed to have rejected this Plan and, therefore, Holders of Class 6A Claims are not entitled to vote to accept or reject this Plan.

7.	Classes 7A: Subordinated 510(b) Claims

On the Effective Date, all Subordinated 510(b) Claims against the Consolidated Debtors shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain any property under this Plan on account of such Subordinated 510(b) Claims.  Class 7A is deemed to have rejected this Plan and, therefore, Holders of Class 7A Claims are not entitled to vote to accept or reject this Plan.

C.	Interests

1.	Class 8: Interests

(a)	Class 8A

On the Effective Date, all Interests in the Consolidated Debtors shall be cancelled and each Holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Interests.  Class 8A is deemed to have rejected this Plan and, therefore, Holders of Class 8A Interests are not entitled to vote to accept or reject this Plan.

(b)	Class 8B

Provided that the Face Amount of all Administrative Claims, Priority Tax Claims, Non-Tax Priority Claims, Miscellaneous Secured Claims and General Unsecured Claims against Ventoux have been paid in full or, to the extent not paid in full, funds sufficient to satisfy the Face Amount of all such Claims have been placed in a segregated Reserve(s), the Holder of Ventoux Interests shall receive, in full and final satisfaction, settlement and release of and in exchange for such Ventoux Interests, such Holder’s Pro Rata share of any distribution(s), through dividend, return of capital, or otherwise, on account of such Ventoux Interests.  In the event that Face Amount of all Administrative Claims, Priority Tax Claims, Non-Tax Priority Claims, Miscellaneous Secured Claims and General Unsecured Claims against Ventoux are not paid in full or, to the extent not paid in full, funds sufficient to satisfy the Face Amount of all such Claims have not been placed in a segregated Reserve(s), all Ventoux Interests shall be cancelled and Ventoux shall be dissolved under applicable State law.  Class 8B is Unimpaired and is conclusively presumed to have accepted this Plan.

(c)	Class 8C

On the Effective Date, all InterTAN Preferred Stock shall continue to be held by Tourmalet and shall be Unimpaired by this Plan.  On the Effective Date, in full and final satisfaction, settlement and release of and in exchange for the InterTAN Common Stock, Ventoux shall receive the Tourmalet Common Stock.  Class 8C is Unimpaired and is conclusively presumed to have accepted this Plan.

D.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in this Plan, the Confirmation Order, any other order of the Court, or any document or agreement enforceable pursuant to the terms of this Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtors and the Liquidating Trustee with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

E.	Allowed Claims

Except as set forth in this Article III.E., the Liquidating Trustee shall only make Distributions to Holders of Allowed Claims.  No Holder of a Disputed Claim will receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim; provided, however, that if the only dispute regarding a Disputed Claim is to the amount of the Disputed Claim, the Holder of a Disputed Claim shall be entitled to a Distribution on account of that portion of the Disputed Claim which the Liquidating Trustee does not dispute, which Distribution shall be made by the Liquidating Trustee at the time and in the manner that the Liquidating Trustee makes Distributions to Holders of Allowed Claims pursuant to the provisions of this Plan.  The Liquidating Trustee may, in its discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be filed.  Any Holder of a Claim that becomes an Allowed Claim after the Effective Date will receive its Distribution in accordance with the terms and provisions of this Plan and the Liquidating Trust Agreement.

F.	Special Provisions Regarding Insured Claims

Distributions under this Plan to each Holder of an Insured Claim shall be in accordance with the treatment provided under this Plan for the Class in which such Insured Claim is classified; provided, however, that the maximum amount of any Distribution under this Plan on account of an Allowed Insured Claim shall be limited to an amount equal to: (a) the applicable deductible or self-insured retention under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs);  provided further, however, that, to the extent that a Claimholder has an Allowed Insured Claim, the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such Claimholder shall have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtors’ insurance policies.  Nothing in this section shall constitute a waiver of any Cause of Action the Debtors or the Liquidating Trustee may hold against any Entity, including the Debtors’ insurance carriers, or is intended to, shall, or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a Distribution or other recovery from any insurer of the Debtors in addition to any Distribution such Holder may receive under this Plan; provided, further, however, that neither the Debtors nor the Liquidating Trust waives, and each expressly reserves their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

This Plan shall not expand the scope of, or alter in any other way, the obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have.  This Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any Proof of Claim or the Debtors’ or the Liquidating Trustee’s rights and defenses with respect to such Proofs of Claim.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THIS PLAN

A.	Impaired Classes of Claims Entitled to Vote

 Subject to Article III of this Plan, the votes of Holders of Claims and Interests in Impaired Classes who receive or retain property on account of their Claims or Interests and who are entitled to vote under the Solicitation Procedures Order will be solicited for acceptance or rejection of this Plan.

B.	Acceptance by an Impaired Class

In accordance with Bankruptcy Code section 1126(c) and except as provided in Bankruptcy Code section 1126(e), an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Claims of such Class that are entitled to vote and have timely and properly voted to accept or reject this Plan.

C.	Presumed Acceptances by Unimpaired Classes

 Claimholders in Classes 1 and 2 and Interest Holders in Classes 8B and 8C are Unimpaired by this Plan.  Under Bankruptcy Code section 1126(f), such Claimholders are conclusively presumed to accept this Plan, and the votes of such Claimholders will not be solicited.

D.	Classes Deemed to Reject Plan

Claimholders in Classes 5A, 6A and 7A and Interest Holders in Class 8A are not entitled to receive or retain any property under this Plan.  Under Bankruptcy Code section 1126(g), such Claimholders and Interest Holders are deemed to reject this Plan, and the votes of such Claimholders or Interest Holders will not be solicited.

E.	Summary of Classes Voting on this Plan

 As a result of the provisions of Articles II and III of this Plan, the votes of Holders of Claims in Classes 3A and 4A through 4C that are not subject to an objection or who have filed a motion under Bankruptcy Rule 3018(a) for temporary allowance of their Claims or Interests for voting purposes, all as further set out in the Solicitation Procedures Order, will be solicited with respect to this Plan.

F.	Confirmation Pursuant to Bankruptcy Code Section 1129(b)

Because Classes 5A, 6A, 7A and 8A are deemed to reject this Plan, the Plan Proponents will seek confirmation of this Plan from the Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code.  The Plan Proponents reserve the right to alter, amend, modify, revoke, or withdraw this Plan or any Plan Exhibit or schedule, including to amend or modify this Plan or such Exhibits or schedules to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary.

G.	Elimination of Classes.

Any Class that does not contain any Allowed Clams or Interests, or any Claims or Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of commencement of the Confirmation Hearing, shall be deemed to have been deleted from the Plan for purposes of (a) voting to accept or reject the Plan and (b) determining whether it has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THIS PLAN

A.	Global Plan Settlement and Substantive Consolidation

1.	Global Plan Settlement and Substantive Consolidation

This Plan contemplates and is predicated upon entry of an order consolidating the Estates and the Chapter 11 Cases of the Consolidated Debtors pursuant to the Global Plan Settlement set forth below, approval of which is being sought under Bankruptcy Rule 9019 only for purposes of voting on this Plan and making distributions to Holders of Claims and Interests under this Plan.  The Individual Debtors shall not be substantively consolidated.  None of the Consolidated Debtors and the Individual Debtors shall be consolidated with each other.

On the Effective Date, the Global Plan Settlement provides that (i) all Intercompany Claims by, between and among the Consolidated Debtors shall be eliminated, (ii) all Assets and liabilities of the Consolidated Debtors shall be merged or treated as if they were merged with the Assets and liabilities of Circuit City, (iii) any obligation of a Consolidated Debtor and all guarantees thereof by one or more of the other Consolidated Debtors, including the Landlord Guaranty Claims, shall be deemed to be one obligation of Circuit City, (iv) the Interests in the Consolidated Debtors shall be cancelled, and (v) each Claim filed or to be filed against any Consolidated Debtor shall be deemed filed only against Circuit City and shall be deemed a single Claim against and a single obligation of Circuit City.

On the Effective Date, in accordance with the terms of this Plan, including the Global Plan Settlement, and the consolidation of the Assets and liabilities of the Consolidated Debtors, all Claims based upon guarantees of collection, payment, or performance made by any Consolidated Debtor as to the obligations of another Consolidated Debtor, including the Landlord Guaranty Claims, shall be released and of no further force and effect.  On the Effective Date, the Global Plan Settlement further provides that an Allowed Landlord Guaranteed Claim shall be deemed to have a value equal to the Landlord Guaranteed Claim Consolidation Amount.

The foregoing (x) shall not affect the rights of any Holder of a Miscellaneous Secured Claim with respect to the Collateral securing its Claim, or the terms and implementation of any settlement, and the rights and obligations of the parties thereto, entered into in connection with the confirmation of this Plan and (y) shall not, and shall not be deemed to, prejudice the Causes of Action and the Avoidance Actions (subject to the releases set forth in Article X of this Plan), which shall survive entry of the Global Plan Settlement Approval Order for the benefit of the Debtors and their Estates, as if there had been no substantive consolidation.

2.	The Global Settlement Approval Order

This Plan and the Disclosure Statement, jointly, shall serve as, and shall be deemed to be, a motion for entry of an order under Bankruptcy Rule 9019 approving the Global Plan Settlement and the associated substantive consolidation of the Consolidated Debtors’ Chapter 11 Cases.  If no objection to the Global Plan Settlement is timely filed and served by any Holder of an Impaired Claim affected by this Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Global Plan Settlement Approval Order (which may be the Confirmation Order) may be approved by the Bankruptcy Court.  If any such objections are timely filed and served, a hearing with respect to the Global Plan Settlement and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

B.	Corporate Action

1.	Transfer of Estate Assets

Upon the Effective Date, (a) the members of the board of directors or managers, as the case may be, of each of the Debtors shall be deemed to have resigned; (b) each Consolidated Debtor shall cause all its Assets and the Assets of its Estate to be transferred to the Liquidating Trust in accordance with this Plan.

Upon transfer of the Assets, the Consolidated Debtors shall have no further duties or responsibilities in connection with the implementation of this Plan.

2.	Dissolution of the Consolidated Debtors

On the Effective Date, the Consolidated Debtors shall be deemed dissolved under applicable State law for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Consolidated Debtors or payments to be made in connection therewith.

As soon as practicable after the transfer of Assets to the Liquidating Trust, the Liquidating Trustee shall provide for the retention and storage of the books, records and files that shall have been delivered to the Liquidating Trust until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records, and files are being stored

The Professionals employed by the Debtors shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing, and prosecution of Final Fee Applications and any other services requested to be rendered by the Liquidating Trustee, upon the submission of invoices to the Liquidating Trust.  Any time or expenses incurred in the preparation, filing, and prosecution of Final Fee Applications shall be disclosed by each Professional in its Final Fee Application and shall be subject to approval of the Bankruptcy Court.

3.	Continued Existence of Ventoux

Except as expressly provided in Article XI of the Liquidating Trust Agreement, Ventoux shall continue to exist for all purposes to the same extent as it existed prior to the Effective Date.  [_______] shall be the sole director and officer of Ventoux from and after the Effective Date.

4.	Corporate Action of Ventoux

Ventoux is authorized to take any and all actions that are consistent with the Canada Revenue Agency Ruling, regardless of whether such action is required to or does occur prior to the Effective Date.

On the Ventoux Effective Date, Ventoux shall enter into a share transfer agreement with Tourmalet providing for the transfer of the InterTAN Common Stock to Tourmalet in exchange for the Tourmalet Common Stock and thereafter shall cause the InterTAN Common Stock to be transferred to Tourmalet.

5.	Corporate Action of InterTAN

InterTAN is authorized to take any and all actions that are consistent with the Canada Revenue Agency Ruling, regardless of whether such action is required to or does occur prior to the Effective Date.

On the InterTAN Effective Date, InterTAN shall enter into an assumption and assignment agreement with Tourmalet, pursuant to which Tourmalet shall assume all of the liabilities of InterTAN and take an assignment of all of the Assets of InterTAN.  Following such assumption and assignment, InterTAN shall be deemed dissolved under Delaware law for all purposes without the necessity for any other or further actions to be taken by or on behalf of InterTAN or payments to be made in connection therewith; provided, however, that to the extent necessary or appropriate under the Canada Revenue Agency Ruling, InterTAN may (but shall not be required to) file a certificate of dissolution with Delaware and make any payments in connection therewith.

6.	Legal Representation of the Debtors and the Creditors’ Committee After the Effective Date

Upon the Effective Date, the attorney-client relationship between the Debtors and their current counsel, Skadden, Arps, Slate, Meagher & Flom LLP and McGuireWoods, LLP, and between the Creditors’ Committee and its current counsel, Pachulski, Stang, Ziehl & Jones LLP and Tavenner & Beran, PLC, shall be deemed terminated.  Notwithstanding such prior representations and the dissolution of the Debtors, the Liquidating Trustee may retain, subject to the terms of the Liquidating Trust Agreement, any law firm that represented the Debtors or the Creditors’ Committee, and such law firm’s prior representation of the Debtors or the Creditors’ Committee shall not constitute a disabling conflict of interest.

7.	Cancellation of Existing Securities and Agreements

Except with respect to the Ventoux Interests and the InterTAN Interests, and except as otherwise provided in this Plan, and in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date, the Interests and any other promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards and commitments shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be released; provided, however, that certain instruments, documents, and credit agreements related to Claims shall continue in effect solely for the purposes of allowing the agents to make distributions to the beneficial holders and lenders hereunder; provided, further, however, that nothing herein shall be deemed to cancel the Ventoux Interests or the InterTAN Interests, which Interests shall be treated in accordance with the terms of this Plan.  The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan.

8.	Termination of the Debtors’ Public Reporting Requirements

From and after the Effective Date, notwithstanding anything to the contrary in this Plan, the Debtors shall be deemed to have suspended and terminated their further reporting obligations with the Securities and Exchange Commission and their statutory or regulatory obligations as a publicly traded company and shall be deemed to have deregistered the Debtors’ public securities and consented to revocation of the registration of the Debtors’ securities pursuant to Section 12(j) of the Exchange Act.  To the extent required by the Securities and Exchange Commission or other regulatory agency, the Liquidating Trustee shall take any and all actions necessary to evidence the suspension of the Debtors’ further reporting obligations with the Securities and Exchange Commission or their statutory or regulatory obligations as a publicly traded company, including, but not limited to, seeking to deregister the Debtors’ public securities or consenting to an action or proceeding to revoke the registration of the Debtors’ securities pursuant to Section 12(j) of the Exchange Act.

9.	No Further Action

Each of the matters provided for under this Plan involving the corporate or limited liability company structure of the Debtors or corporate or limited liability company action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Entity, including but not limited to, the Liquidating Trust, the Liquidating Trustee, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors.

C.	Removal of InterTAN and Ventoux

If, prior to the Effective Date, the Creditors’ Committee receives information based upon which the Creditors’ Committee concludes, in good faith, that including Ventoux and InterTAN in this Plan will materially delay Confirmation or the Effective Date of this Plan, the Creditors’ Committee may unilaterally elect to remove Ventoux and InterTAN from this Plan and proceed with Confirmation and the Effective Date of this Plan with respect to the Consolidated Debtors.  If the Creditors’ Committee elects to proceed in this manner, the Debtors will remain a Plan Proponent on such terms.

D.	Sources for Plan Distribution

All Cash necessary for the Liquidating Trustee to make payments of Cash pursuant to this Plan shall be obtained from the following sources: (a) the Consolidated Debtors’ Cash on hand, which shall be transferred to the Liquidating Trustee on the Effective Date, (b) Cash received in liquidation of the assets of the Liquidating Trust and (c) proceeds of the Causes of Action.

E.	Funding of Reserves

1.	Order of Funding of Reserves

The Reserves shall be funded in the following order, and no Reserve shall be funded until the prior Reserves have been fully funded in accordance with the terms of this Plan:  (i) the Liquidating Trust Operating Reserve; (ii) the Professional Fee Claims Reserve; (iii) the Administrative Claims Reserve; (iv) the Priority Tax Claims Reserve; (v) the Miscellaneous Secured Claims Reserve; (vi) the Non-Tax Priority Claims Reserve; and (vii) the Disputed Unsecured Claims Reserve.

2.	No Commingling of Reserve Assets

The Liquidating Trustee shall segregate the Cash held in each of the Reserves and shall not commingle the Cash held therein; provided, however, that, in the event a Reserve does not contain adequate Cash to pay all applicable Claims, the Liquidating Trustee may segregate additional Available Cash in such Reserve; provided, however, further, that, in the event that Cash remains in any of the Reserves after all Allowed Claims applicable to that Reserve have been paid in full and all other Claims applicable to that Reserve have been Disallowed or otherwise resolved, such Cash shall become Available Cash and shall be distributed in accordance with the terms of this Plan and the Liquidating Trust Agreement.

3.	Investment of Reserves

If practicable, the Liquidating Trustee will invest any Cash that is withheld in any of the Reserves created under this Plan in an appropriate manner to ensure the safety of the investment; provided, however, that, except to the extent expressly set forth in this Plan, nothing in this Plan, the Disclosure Statement, or the Liquidating Trust Agreement shall be deemed to entitle the Holder of a Claim to postpetition interest on such Claim.

4.	Liquidating Trust Operating Reserve

On the Effective Date, the Liquidating Trustee shall fund the Liquidating Trust Operating Reserve in the amount of $[____], which the Plan Proponents reasonably believe to be sufficient to pay the fees and expenses of the Liquidating Trustee and the Liquidating Trustee Professionals, in light of any anticipated recovery from the sale of assets of the Estates and/or Causes of Action.  To the extent determined by the Liquidating Trustee, the Liquidating Trustee shall be permitted, but not required, from time to time, to deposit Available Cash into the Liquidating Trust Operating Reserve to fund, among other things, the expenses of the Liquidating Trustee and the Liquidating Trustee Professionals, as set forth more fully in the Liquidating Trust Agreement.

5.	Professional Fee Claims Reserve

On the Effective Date, the Liquidating Trustee shall fund the Professional Fee Claims Reserve in the amount of the aggregate Professional Fee Claims Estimate.  The Liquidating Trustee shall (i) segregate and shall not commingle the Cash held therein and (ii) subject to the terms and conditions of the Liquidating Trust Agreement and this Plan, pay each Professional Fee Claim as soon as practicable after any portion of a Professional Fee Claim is Allowed under the Interim Compensation Procedures Order and any remaining amounts once such amounts are Allowed in accordance with Article IX.A of this Plan.  In the event that excess Cash remains in the Professional Fee Claims Reserve after payment of all Professional Fee Claims, such excess Cash shall become Available Cash and shall be distributed in accordance with the terms of this Plan and the Liquidating Trust Agreement.  The Liquidating Trustee shall not be permitted to distribute any of the Professional Fee Claims Reserve to any Entity other than a Professional entitled to payment from the Professional Fee Claims Reserve (and then such payment shall only be permitted in accordance with the terms of this Plan) unless and until all Professional Fee Claims have been paid in full.

6.	Administrative Claims Reserve

On the Effective Date, the Liquidating Trustee shall fund the Administrative Claims Reserve in the amount of the aggregate Administrative Claims Estimate.  The Liquidating Trustee shall (i) segregate and shall not commingle the Cash held therein and (ii) subject to the terms and conditions of the Liquidating Trust Agreement and this Plan, pay each Allowed Administrative Claim as provided for in Article III.A.1 of this Plan.  In the event that excess Cash remains in the Administrative Claims Reserve after payment of all Allowed Administrative Claims and after fully reserving the Face Amount of all Disputed Administrative Claims, such excess Cash shall become Available Cash and shall be distributed in accordance with the terms of this Plan and the Liquidating Trust Agreement.  The Liquidating Trustee shall not be permitted to distribute any of the Administrative Claims Reserve to any Entity other than an Allowed Administrative Claimholder entitled to payment from the Administrative Claims Reserve (and then such payment shall only be permitted in accordance with the terms of this Plan) unless and until all Allowed Administrative Claims have been paid in full and all other Administrative Claims have been Disallowed or otherwise resolved; provided, however, that the Liquidating Trustee may remove money from the Administrative Claims Reserve in the event, and only to the extent, that the Administrative Claims Reserve contains Cash in excess of the total Face Amount of unpaid Administrative Claims.

7.	Priority Tax Claims Reserve

On the Effective Date, the Liquidating Trustee shall fund the Priority Tax Claims Reserve in the amount of the aggregate Priority Tax Claims Estimate.  The Liquidating Trustee shall (i) segregate and shall not commingle the Cash held therein and (ii) subject to the terms and conditions of the Liquidating Trust Agreement and this Plan, pay each Allowed Priority Tax Claim as provided for in Article III.A.2 of this Plan.  In the event that excess Cash remains in the Priority Tax Claims Reserve after payment of all Allowed Priority Tax Claims and after fully reserving the Face Amount of all Disputed Priority Tax Claims, such excess Cash shall become Available Cash and shall be distributed in accordance with the terms of this Plan and the Liquidating Trust Agreement.  The Liquidating Trustee shall not be permitted to distribute any of the Priority Tax Claims Reserve to any Entity other than a Priority Tax Claimholder entitled to payment from the Priority Tax Claims Reserve (and then such payment shall only be permitted in accordance with the terms of this Plan) unless and until all Allowed Priority Tax Claims have been paid in full and all other Priority Tax Claims have been Disallowed or otherwise resolved; provided, however, that the Liquidating Trustee may remove money from the Priority Tax Claims Reserve in the event, and only to the extent, that the Priority Tax Claims Reserve contains Cash in excess of the total Face Amount of unpaid Priority Tax Claims.

8.	Miscellaneous Secured Claims Reserve

On the Effective Date, the Liquidating Trustee shall fund the Miscellaneous Secured Claims Reserve in the amount of the aggregate Miscellaneous Secured Claims Estimate.  The Liquidating Trustee shall (i) segregate and shall not commingle the Cash held therein and (ii) subject to the terms and conditions of the Liquidating Trust Agreement and this Plan, pay each Allowed Miscellaneous Secured Claim as provided for in Article III.B.1 of this Plan.  In the event that excess Cash remains in the Miscellaneous Secured Claims Reserve after payment or other satisfaction of all Allowed Miscellaneous Secured Claims and after fully reserving the Face Amount of all Disputed Miscellaneous Secured Claims, such excess Cash shall become Available Cash and shall be distributed in accordance with the terms of this Plan and the Liquidating Trust Agreement.  The Liquidating Trustee shall not be permitted to distribute any of the Miscellaneous Secured Claims Reserve to any Entity other than an Allowed Miscellaneous Secured Claimholder entitled to payment from the Miscellaneous Secured Claims Reserve (and then such payment shall only be permitted in accordance with the terms of this Plan) unless and until all Allowed Miscellaneous Secured Claims have been paid in full and all other Miscellaneous Secured Claims have been Disallowed or otherwise resolved; provided, however, that the Liquidating Trustee may remove money from the Miscellaneous Secured Claims Reserve in the event, and only to the extent, that the Miscellaneous Secured Claims Reserve contains Cash in excess of the total Face Amount of unpaid Miscellaneous Secured Claims.

9.	Non-Tax Priority Claims Reserve

On the Effective Date, the Liquidating Trustee shall fund the Non-Tax Priority Claims Reserve in the amount of the aggregate Non-Tax Priority Claims Estimate.  The Liquidating Trustee shall (i) segregate and shall not commingle the Cash held therein and (ii) subject to the terms and conditions of the Liquidating Trust Agreement and this Plan, pay each Allowed Non-Tax Priority Claim as provided for in Article III.B.2 of this Plan.  In the event that excess Cash remains in the Non-Tax Priority Claims Reserve after payment of all Allowed Non-Tax Priority Claims and after fully reserving the Face Amount of all Disputed Non-Tax Priority Claims, such excess Cash shall become Available Cash and shall be distributed in accordance with the terms of this Plan and the Liquidating Trust Agreement.  The Liquidating Trustee shall not be permitted to distribute any of the Non-Tax Priority Claims Reserve to any Entity other than an Allowed Non-Tax Priority Claimholder entitled to payment from the Non-Tax Priority Claims Reserve (and then such payment shall only be permitted in accordance with the terms of this Plan) unless and until all Allowed Non-Tax Priority Claims have been paid in full and all other Non-Tax Priority Claims have been Disallowed or otherwise resolved; provided, however, that the Liquidating Trustee may remove money from the Non-Tax Priority Claims Reserve in the event, and only to the extent, that the Non-Tax Priority Claims Reserve contains Cash in excess of the total Face Amount of unpaid Non-Tax Priority Claims.

10.	Disputed Unsecured Claims Reserve

On the Initial Distribution Date and on each subsequent Periodic Distribution Date, the Liquidating Trustee shall withhold from property that would otherwise be distributed on account of Class 4 General Unsecured Claims entitled to Distributions under this Plan on such date, in a separate Disputed Unsecured Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of Disputed General Unsecured Claims would be entitled under this Plan if such Disputed General Unsecured Claims were Allowed in their Disputed Claim Amount.  The Liquidating Trustee may request, if necessary, estimation for any Disputed Claim that is contingent or unliquidated, or for which the Liquidating Trustee determines to reserve less than the Face Amount.  The Liquidating Trustee shall withhold the applicable portion of the Disputed Unsecured Claims Reserve with respect to such Claims based upon the estimated amount of each such Claim as estimated by the Bankruptcy Court.  If the Liquidating Trustee elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed General Unsecured Claim that is contingent or unliquidated, the Liquidating Trustee shall withhold in the Disputed Unsecured Claims Reserve Cash based upon the good faith estimate of the amount of such Claim by the Liquidating Trustee.  The Liquidating Trustee shall (i) segregate and shall not commingle the Cash held in the Disputed Unsecured Claims Reserve and (ii) subject to the terms and conditions of the Liquidating Trust Agreement and this Plan, make Distributions from the Disputed Unsecured Claims Reserve on account of any Disputed General Unsecured Claim that has become an Allowed General Unsecured Claim since the preceding Periodic Distribution Date pursuant to the provisions of this Plan governing Distributions to Class 4 General Unsecured Claims.

After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed General Unsecured Claims, any remaining Cash held in the Disputed Unsecured Claims Reserve shall constitute Available Cash that shall be distributed in accordance with the other provisions of this Plan; provided, however, that to the extent that the Liquidating Trustee determines in his discretion that the Disputed Unsecured Claims Reserve contains excess Cash over and above the amounts necessary to make Distributions to Holders of any remaining Disputed General Unsecured Claims, then the Trustee may consider such excess funds Available Cash to be distributed in accordance with the provisions in this Plan and the Liquidating Trust Agreement.

11.	Reserve Satisfies Security or Bond Requirements

In the event of an appeal of an order of the Bankruptcy Court with respect to a Claim, the Debtors or the Liquidating Trust, as the case may be, shall be deemed to have satisfied any bond or other security requirement in connection with such appeal by reserving for the Face Amount of the Claim in the appropriate Reserve.

F.	Liquidating Trust

1.	Establishment of the Liquidating Trust

The Liquidating Trust shall be established and shall become effective on the Effective Date.

2.	Liquidating Trust Assets

All Distributions to the Holders of Allowed Claims shall be from the Liquidating Trust.  The Liquidating Trust shall hold and administer the following assets and the Net Proceeds thereof (collectively, the “Liquidating Trust Assets”):

(a)	the Assets of the Consolidated Debtors, including but not limited to the Causes of Action and the Ventoux Interests, for liquidation and distribution in accordance with this Plan;

(b)	the Reserves, which shall be held separate by the Liquidating Trustee, to be administered in accordance with this Plan and the Liquidating Trust Agreement; and

(c)
all other property of the Consolidated Debtors and their Estates, and each of them, which shall be transferred by the Consolidated Debtors to the Liquidating Trust on the Effective Date for liquidation and distribution in accordance with this Plan, including, but not limited to, the Ventoux Interests.

3.	Trust Distributions

Following the funding of the Reserves, the Liquidating Trustee shall liquidate all Assets of the Consolidated Debtors and their Estates (including, without limitation, all Causes of Action) and distribute the Net Proceeds of such liquidation from the Liquidating Trust in accordance with this Plan and the Liquidating Trust Agreement.

4.	Duration of Trust

The Liquidating Trust shall have an initial term of five (5) years; provided, however, that, if warranted by the facts and circumstances, and subject to the approval of the Bankruptcy Court, upon a finding that an extension of the term of the Liquidating Trust is necessary to accomplish the liquidating purpose of the Liquidating Trust, the Liquidating Trustee shall be authorized to extend the Liquidating Trust for six (6) months or longer provided that such extension is approved by the Bankruptcy Court within (6) months of the beginning of the extended term.  The Liquidating Trust may be terminated earlier than its scheduled termination if (a) the Bankruptcy Court has entered a Final Order closing the Chapter 11 Cases pursuant to Bankruptcy Code section 350(a) or (b) the Liquidating Trustee has administered all assets of the Liquidating Trust and performed all other duties required by this Plan and the Liquidating Trust Agreement.  As soon as practicable after the Final Trust Distribution Date, the Liquidating Trustee shall seek entry of a Final Order closing the Chapter 11 Cases pursuant to Bankruptcy Code section 350.

5.	Liquidation of Causes of Action

Notwithstanding any other term or provision of this Plan, but subject to the limitations set forth in the Liquidating Trust Agreement, on and after the Effective Date, the Liquidating Trustee shall have sole authority and responsibility for investigating, analyzing, commencing, prosecuting, litigating, compromising, collecting, and otherwise administering the Causes of Action.

6.	Liquidating Trustee

(a)	Appointment

The appointment of the Liquidating Trustee shall be effective as of the Effective Date.  Successor Liquidating Trustee(s) shall be appointed as set forth in the Liquidating Trust Agreement.

(b)	Term

Unless the Liquidating Trustee resigns or dies earlier, the Liquidating Trustee’s term shall expire upon termination of the Liquidating Trust pursuant to this Plan and/or the Liquidating Trust Agreement.

(c)	Powers and Duties

The Liquidating Trustee shall have the rights and powers set forth in the Liquidating Trust Agreement including, but not limited to, the powers of a debtor-in-possession under Bankruptcy Code sections 1107 and 1108.  The Liquidating Trustee shall be governed in all things by the terms of the Liquidating Trust Agreement and this Plan.  The Liquidating Trustee shall administer the Liquidating Trust, and its assets, and make Distributions from the proceeds of the Liquidating Trust in accordance with this Plan.  In addition, the Liquidating Trustee shall, in accordance with the terms of this Plan, take all actions necessary to wind down the affairs of the Consolidated Debtors consistent with this Plan and applicable non-bankruptcy law.  Without limitation, the Liquidating Trustee shall file final federal, state, foreign and, to the extent applicable, local, tax returns, and, to the extent necessary, pay such Taxes from the Liquidating Trust Assets.  Subject to the terms of the Liquidating Trust Agreement, which includes, among other things, limitations on the Liquidating Trustee’s discretion to take certain action without approval of the Liquidating Trust Oversight Committee or, in some circumstances, the Bankruptcy Court, the Liquidating Trustee shall be authorized, empowered and directed to take all actions necessary to comply with this Plan and exercise and fulfill the duties and obligations arising hereunder, including, without limitation, to:

(i)
employ, retain, and replace one or more attorneys, accountants, auctioneers, brokers, managers, consultants, other professionals, agents, investigators, expert witnesses, consultants, and advisors as necessary to discharge the duties of the Liquidating Trustee under this Plan and the Liquidating Trust Agreement;

(ii)	object to the allowance of Claims pursuant to the terms of this Plan;

(iii)	establish the Reserves and open, maintain and administer bank accounts as necessary to discharge the duties of the Liquidating Trustee under this Plan and the Liquidating Trust Agreement;

(iv)	pay reasonable and necessary professional fees, costs, and expenses as set forth in this Plan;

(v)
investigate, analyze, commence, prosecute, litigate, compromise, and otherwise administer the Causes of Action and all related Liens for the benefit of the Liquidating Trust and its beneficiaries, as set forth in this Plan, and take all other necessary and appropriate steps to collect, recover, settle, liquidate, or otherwise reduce to Cash the Causes of Action, including all receivables, and to negotiate and effect settlements and lien releases with respect to all related Claims and all related Liens;

(vi)	administer, sell, liquidate, or otherwise dispose of all Collateral and all other Assets of the Estates in accordance with the terms of this Plan;

(vii)	represent the Estates before the Bankruptcy Court and other courts of competent jurisdiction with respect to matters concerning the Liquidating Trust;

(viii)	seek the examination of any Entity under and subject to the provisions of Bankruptcy Rule 2004;

(ix)	comply with applicable orders of the Bankruptcy Court and any other court of competent jurisdiction over the matters set forth herein;

(x)	comply with all applicable laws and regulations concerning the matters set forth herein;

(xi)	exercise such other powers as may be vested in the Liquidating Trust pursuant to the Liquidating Trust Agreement, this Plan, or other Final Orders of the Bankruptcy Court;

(xii)	execute any documents, instruments, contracts, and agreements necessary and appropriate to carry out the powers and duties of the Liquidating Trust; and

(xiii)	stand in the shoes of the Consolidated Debtors for all purposes.

(d)	Fees and Expenses

Except as otherwise provided in this Plan, compensation of the Liquidating Trustee and the costs and expenses of the Liquidating Trustee and the Liquidating Trust (including, without limitation, professional fees and expenses) shall be paid from the Liquidating Trust Operating Reserve.  The Liquidating Trustee shall pay, without further order, notice, or application to the Bankruptcy Court, the reasonable fees and expenses of the Liquidating Trustee Professionals, as necessary to discharge the Liquidating Trustee’s duties under this Plan and the Liquidating Trust Agreement.  Payments to the Liquidating Trustee, or to the Liquidating Trustee Professionals, shall not require notice to any party, or an order of the Bankruptcy Court approving such payments; provided, however, that the Liquidating Trustee shall be entitled to payment of reasonable fees and expense incurred prior to the Effective Date in an amount to be agreed to by the Plan Proponents and approved by the Bankruptcy Court in the Confirmation Order.

(e)	Retention of Liquidating Trustee Professionals and Compensation Procedure

On and after the Effective Date, subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee may engage such professionals and experts as may be deemed necessary and appropriate by the Liquidating Trustee to assist the Liquidating Trustee in carrying out the provisions of this Plan and the Liquidating Trust Agreement, including, but not limited to, Professionals retained prior to the Effective Date by either the Debtors or the Creditors’ Committee.  Subject to the terms of the Liquidating Trust Agreement, for services performed from and after the Effective Date, Liquidating Trustee Professionals shall receive compensation and reimbursement of expenses in a manner to be determined by the Liquidating Trustee.

(f)	Liquidating Trustee as Successor

Pursuant to Bankruptcy Code section 1123(b), the Liquidating Trustee shall be the successor to the Consolidated Debtors for all purposes.

(g)	Compromising Claims

Pursuant to Bankruptcy Rule 9019(b), this Plan and the Liquidating Trust Agreement, as of the Effective Date, the Liquidating Trustee is authorized to approve compromises of the Causes of Action and all Claims, Disputed Claims, and Liens and to execute necessary documents, including Lien releases and stipulations of settlement or release, without notice to any party and without further order of the Bankruptcy Court, except as otherwise provided in the Liquidating Trust Agreement.

(h)	Investment Powers

The powers of the Liquidating Trustee to invest any Cash that is held by the Liquidating Trust or in any of the Reserves created by this Plan, other than those powers reasonably necessary to maintain the value of the assets and to further the Liquidating Trust’s liquidating purposes, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as treasury bills.  The Liquidating Trustee is prohibited from continuing or engaging in the conduct of a trade or business, except to the extent reasonably necessary to and consistent with the liquidating purpose of the Liquidating Trust.

(i)	Distributions

Except as otherwise provided in this Plan, the Liquidating Trustee is required to distribute at least annually to beneficiary Claimholders qualifying for Distributions from the Liquidating Trust under this Plan the Liquidating Trust’s net income and all net proceeds from the sale of assets by the Liquidating Trust, except that the Liquidating Trust may retain an amount of net proceeds or net income reasonably necessary to maintain the value of its assets or to meet Claims and contingent liabilities (including Disputed Claims).  The Liquidating Trustee shall make continuing efforts to dispose of the Liquidating Trust’s assets, make timely Distributions, and not unduly prolong the duration of the Liquidating Trust.

(j)	Vesting of Certain Assets

On the Effective Date, all property of the Consolidated Debtors treated by this Plan, any minutes, and general corporate records of the Consolidated Debtors, and any books and records relating to the foregoing not otherwise treated by this Plan, shall vest in the Liquidating Trust free and clear of all Liens, Claims, encumbrances, and other interests and shall thereafter be administered, liquidated by sale, collection, recovery, or other disposition and distributed by the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement and this Plan.

7.	Federal Income Taxation of Liquidating Trust

(a)	Treatment of Liquidating Trust and Asset Transfers

For federal income tax purposes, the Consolidated Debtors, the Liquidating Trust, the Liquidating Trustee and the beneficiary Claimholders shall treat the Liquidating Trust as a liquidating trust within the meaning of Treasury Income Tax Regulation Section 301.7701-4(d) and IRS Revenue Procedure 94-45, 1994-2 C.B. 124.  For federal income tax  purposes, the transfer of assets to the Liquidating Trust under this Plan is treated as a deemed transfer to the beneficiary Claimholders in satisfaction of their Claims followed by a deemed transfer of the assets by the beneficiary Claimholders to the Liquidating Trust.  For federal income tax purposes, the beneficiary Claimholders will be deemed to be the grantors and owners of the Liquidating Trust and its assets.  For federal income tax purposes, the Liquidating Trust will be taxed as a grantor trust within the meaning of IRC Sections 671-677 (a non-taxable pass-through tax Entity) owned by the beneficiary Claimholders.  The Liquidating Trust will file federal income tax returns as a grantor trust under IRC Section 671 and Treasury Income Tax Regulation Section 1.671-4 and report, but not pay tax on, the Liquidating Trust’s tax items of income, gain, loss deductions and credits (“Tax Items”).  The beneficiary Claimholders will report such Tax Items on their federal income tax returns and pay any resulting federal income tax liability.  The Consolidated Debtors, the Liquidating Trust and the beneficiary Claimholders will use consistent valuations of the assets transferred to the Liquidating Trust for all federal income tax purposes, such valuations to be determined jointly by the Consolidated Debtors and the Liquidating Trustee.

(b)	Treatment of Reserves

This Plan requires and/or permits the Liquidating Trustee to create a separate Reserves for Disputed Claims.  The Liquidating Trustee may, at the Liquidating Trust’s sole discretion, file a tax election to treat any such Reserve as a Disputed Ownership Fund (“DOF”) within the meaning of Treasury Income Tax Regulation Section 1.468B-9 for federal income tax purposes rather than tax such Reserve as a part of the grantor Liquidating Trust.  If the election is made, the Liquidating Trust shall comply with all federal and state tax reporting and tax compliance requirements of the DOF, including but not limited to the filing of a separate federal income tax return for the DOF and the payment of federal and/or state income tax due.

8.	Registration Requirements of the Liquidating Trust

If the Liquidating Trust is required to comply with the registration and reporting requirements of the Exchange Act or the Investment Company Act of 1940, each as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

G.	Revesting of Assets

The property of the Consolidated Debtors’ Estates shall not be vested in the Consolidated Debtors on or following the Effective Date, but shall be vested in the Liquidating Trust, and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of this Plan until such property is distributed to Holders of Allowed Claims in accordance with the provisions of this Plan, the Liquidating Trust Agreement and the Confirmation Order.

On the Effective Date, the property of Ventoux’s Estate, including Ventoux’s Assets and Causes of Action, shall revest in Ventoux and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of this Plan.

On the Effective Date, the property of InterTAN, including InterTAN’s Assets and Causes of Action, shall vest in Tourmalet.

H.	Accounts and Reserves

The Liquidating Trustee shall (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account or Reserve and (b) create, fund, and withdraw funds from the Reserves and such other accounts maintained or established by the Liquidating Trustee.

I.	Release of Liens

Except as otherwise provided in this Plan, the Confirmation Order, or in any document, instrument, or other agreement created in connection with this Plan, on the Effective Date, all mortgages, deeds of trust, liens, or other security interests against the property of the Estates shall be released.

J.	Exemption from Certain Transfer Taxes

Pursuant to Bankruptcy Code section 1146(c), any transfers from any of the Consolidated Debtors to the Liquidating Trust or by the Debtors to any other Entity pursuant to this Plan in the United States shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any applicable instruments or documents without the payment of any such tax or governmental assessment.

K.	Preservation of Causes of Action; Settlement of Causes of Action

1.	Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code or any corresponding provision of similar federal or state laws, and except as otherwise provided in the Final DIP Order, this Plan or the Confirmation Order, on and after the Effective Date, (a) the Liquidating Trustee shall be deemed to be a representative of the Consolidated Debtors as the party in interest in the Chapter 11 Cases and any adversary proceeding in the Chapter 11 Cases, under this Plan or in any judicial proceeding or appeal as to which any of the Consolidated Debtors is a party and (b) the Liquidating Trustee shall retain all of the Causes of Action of the Consolidated Debtors and their Estates, a nonexclusive list of which is set forth on Exhibit D, annexed hereto, and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other causes of action of a trustee and debtor in possession under the Bankruptcy Code.  The Liquidating Trustee and/or the Liquidating Trust may, in accordance with the Liquidating Trust Agreement, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Causes of Action.

The Plan Proponents have not concluded their investigation into the Causes of Action.  Accordingly, in considering this Plan, each party in interest should understand that any and all Causes of Action that may exist against such Entities may be pursued by the Liquidating Trust and/or the Liquidating Trustee, regardless of whether, or the manner in which, such Causes of Action are listed on Exhibit D to this Plan or described herein.  The failure of the Plan Proponents to list a claim, right, cause of action, suit or proceeding on Exhibit D shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.  The substantive consolidation of the Consolidated Debtors and their Estates pursuant to the Global Plan Settlement Approval Order as set forth in Article V.A. of this Plan shall not, and shall not be deemed to, prejudice any of the Causes of Action, which shall survive entry of the Global Plan Settlement Approval Order for the benefit of the Debtors and their Estates, and, upon the Effective Date, for the benefit of the Liquidating Trust.

2.	Settlement of Causes of Action

After the Effective Date, the Liquidating Trustee, in accordance with the terms of this Plan and the Liquidating Trust Agreement, will determine whether to bring, settle, release, compromise, enforce or abandon such rights (or decline to do any of the foregoing) in accordance with Article V.F.6(g) hereof.

L.	Effectuating Documents; Further Transactions

Subject to the terms and conditions of this Plan, prior to the Effective Date, any appropriate officer of the applicable Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.  Subject to the terms and conditions of this Plan and the Liquidating Trust Agreement, after the Effective Date, the Liquidating Trust shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

M.	Pre-Petition Segregated Accounts

The Liquidating Trustee shall maintain in a segregated account any Cash required by Final Order of the Bankruptcy Court to be maintained in a segregated account and such amounts shall be held for the benefit of such Claimholders as may be identified in the Final Order until such time as the Cash held in the segregated account is paid to such Claimholders on account of their Allowed Claims in accordance with this Plan or until the Claims of such Claimholders are Disallowed.  Any Cash remaining in such segregated account after Allowance and payment or Disallowance of the Claimholders’ Claims shall be transferred to the appropriate Reserve or other account and distributed in accordance with this Plan.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein, and only after the funding of the Reserves, or as ordered by the Bankruptcy Court, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the applicable Disbursing Agent.  Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of this Plan.  Notwithstanding any other provision of this Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date pursuant to an order of the Bankruptcy Court; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim that purports to amend the prior Proof of Claim.

B.	Disbursing Agents

The Disbursing Agents shall make all Distributions required under this Plan with respect to the Debtors, subject to the terms and provisions of this Plan and, if applicable, the Liquidating Trust Agreement.  The Liquidating Trustee, as a Disbursing Agent, shall be required to post a bond or surety or other security for the performance of its duties as provided in the Confirmation Order.  No other Disbursing Agent shall be required to post a bond or surety or other security for the performance of its duties as provided in the Confirmation Order.  The Disbursing Agents shall be authorized and directed to rely upon the Debtors’ books and records and their representatives and professionals in determining Allowed Claims not entitled to Distribution under this Plan in accordance with the terms of this Plan.

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agents (a) at the addresses set forth on the Proofs of Claim filed by such Holders, (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agents after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agents not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agents at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

Distributions shall be made from the Reserves, the Liquidating Trust, or the Individual Debtors’ Assets, as applicable, in accordance with the terms of this Plan and, if applicable, the Liquidating Trust Agreement.

In making Distributions under this Plan, the Disbursing Agents may rely upon the accuracy of the claims register maintained by the Claims Agent in the Chapter 11 Cases, as modified by any Final Order of the Bankruptcy Court disallowing Claims in whole or in part.

2.	Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agents as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the applicable Disbursing Agent is notified in writing of such Holder’s then-current address, at which time all missed Distributions shall be made to such Holder without interest.  Amounts in respect of undeliverable Distributions made by the Disbursing Agents shall be returned to the applicable Disbursing Agent until such Distributions are claimed.  The Liquidating Trustee shall, with respect to Cash, maintain in the applicable Reserve Cash on account of undeliverable and unclaimed Distributions until such time as a Distribution becomes deliverable, is claimed or is forfeited.

Any Holder of an Allowed Claim that does not assert a Claim pursuant to this Plan for an undeliverable or unclaimed Distribution within six (6) months after the last Periodic Distribution Date shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such Claim for an undeliverable or unclaimed Distribution against the Debtors and their Estates, the Liquidating Trustee, the Liquidating Trust, the Disbursing Agents, and their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its and their property.  In such cases, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall become the property of the Liquidating Trust, Ventoux, or InterTAN, as applicable, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be distributed in accordance with the terms of this Plan and the Liquidating Trust Agreement.  Nothing contained in this Plan or the Liquidating Trust Agreement shall require the Debtors, or the Disbursing Agents to attempt to locate any Holder of an Allowed Claim; provided, however, that in his sole discretion, the Disbursing Agents may periodically publish notice of unclaimed Distributions.

D.	Prepayment

Except as otherwise provided in this Plan or the Confirmation Order, the Debtors or the Liquidating Trustee, as the case may be, shall have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Miscellaneous Secured Claim or Allowed Non-Tax Priority Claim, at any time.

E.	Means of Cash Payment

Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made, on and after the Effective Date, at the option and in the sole discretion of the Disbursing Agents by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agents.  In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agents, in such funds and by such means as are necessary or customary in a particular jurisdiction.

F.	Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim.  Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

G.	Withholding and Reporting Requirements

In connection with this Plan and all Distributions under this Plan, the Disbursing Agents shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions under this Plan shall be subject to any such withholding, payment, and reporting requirements.  The Disbursing Agents shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements.  All amounts properly withheld from Distributions to a Holder as required by applicable law and paid over to the applicable taxing authority for the account of such Holder shall be treated as part of the Distributions to such Holder.  All Entities holding Claims shall be required to provide any information necessary to effect information reporting and withholding of such taxes.  For example, with respect to any employee-related withholding, if the Debtors are obligated by law to withhold amounts from Distributions to a present or former employee to satisfy such present or former employee’s tax and other payroll obligations, the Disbursing Agents may withhold a portion of the Distributions allocated to the Holder of an Allowed Claim that is a present or former employee, whether or not such Distributions are in the form of Cash, in such amount as is determined necessary to satisfy such Holder’s tax and other payroll obligations with respect to the Distributions.

Notwithstanding any other provision of this Plan, (a) each Holder of an Allowed Claim that is to receive a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution, and (b) no Distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agents for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed upon the Disbursing Agents in connection with such Distribution.  Any property to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an undeliverable Distribution pursuant to Article VI.C.2 of this Plan.

H.	Setoffs

1.	By a Debtor or the Liquidating Trustee

Except as otherwise provided in this Plan, the Debtors, prior to the Effective Date, and the Liquidating Trustee and the Individual Debtors, on and after the Effective Date, may, pursuant to Bankruptcy Code section 553, 558 or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, Claims of any nature whatsoever that the Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Liquidating Trust or the Liquidating Trustee of any such Claim that the Debtors may have against such Holder.

2.	By Non-Debtors

Unless otherwise stipulated in writing by the Debtors (before the Effective Date) or by the Liquidating Trust (after the Effective Date), or asserted pursuant to a timely filed Proof of Claim or as expressly provided for by the terms of the agreement underlying any timely filed Proof of Claim, any party against whom a claim or counterclaim is asserted by the Estates (an “Estate Claim”) must assert or must have asserted any setoff rights, right of subrogation, or recoupment of any kind against such Estate Claim at the time it answers such Estate Claim, or such right of setoff, subrogation or recoupment  will be deemed waived and forever barred; provided, however that nothing herein shall limit the assertion of such right of setoff, subrogation or recoupment via an amended or supplemental pleading to the extent permitted by Rule 15 of the Federal Rules of Civil Procedure and/or Rule 7015 of the Federal Rules of Bankruptcy Procedure.  Notwithstanding the foregoing, nothing herein shall affect the setoff rights of any taxing authority.

I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1.	Objection Deadline; Prosecution of Objections

Except as set forth in this Plan with respect to Administrative Claims, all objections to Claims must be filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Bankruptcy Court.  If an objection has not been filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtors but (ii) was not Scheduled as contingent, unliquidated, and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Bankruptcy Court, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.  Notice of any motion for an order extending the Claims Objection Deadline shall be required to be given only to those Entities that have requested notice in the Chapter 11 Cases, or to such Entities as the Bankruptcy Court shall order.

From the Effective Date through the Claims Objection Deadline, only the Liquidating Trustee may file objections, settle, compromise, withdraw, or litigate to judgment objections to Claims.  Subject to the terms of the Liquidating Trust Agreement, from and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.  Nothing contained herein, however, shall limit the right of the Liquidating Trustee to object to Claims, if any, filed or amended after the Effective Date.

2.	No Distributions on Disputed Claims

Notwithstanding any other provision of this Plan or the Liquidating Trust Agreement, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim; provided, however, that if the only dispute regarding a Disputed Claim is to the amount of the Disputed Claim, the Holder of a Disputed Claim shall be entitled to a Distribution on account of that portion of the Disputed Claim which the Debtors or the Liquidating Trustee do not dispute at the time and in the manner that the Liquidating Trustee makes Distributions to Holders of Allowed Claims pursuant to the provisions of this Plan.

3.	Distributions on Allowed Claims

Payments and Distributions from the Reserves or the Liquidating Trust to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, shall be made in accordance with provisions of this Plan that govern Distributions to such Claimholders.  Except as otherwise provided in this Plan, on the earlier of (a) the Distribution Date following the date when a Disputed Claim becomes an Allowed Claim or (b) ninety (90) days after such Disputed Claim becomes an Allowed Claim, the Liquidating Trustee will distribute to the Claimholder any Cash from the applicable Reserve or the Liquidating Trust that would have been distributed on the dates Distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates.

All Distributions made under this Article of this Plan on account of an Allowed Claim will be made together with any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates Distributions were previously made to Holders of Allowed Claims included in the applicable Class.

4.	De Minimis Distributions

Except as otherwise provided in this Plan, the Liquidating Trustee shall not have any obligation to make a Distribution on account of an Allowed Claim if the amount to be distributed to the specific Holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final Distribution to such Holder and such Distribution has a value less than $10.00.  The Liquidating Trustee shall have no obligation to make any Distribution on Claims Allowed in an amount less than $500.00.

J.	Fractional Dollars

Any other provision of this Plan notwithstanding, the Disbursing Agents shall not be required to make Distributions or payments of fractions of dollars.  Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

K.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

L.	Distribution Record Date

The Disbursing Agents will have no obligation to recognize the transfer of or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize, deal with and distribute only to those Holders of Allowed Claims who are record Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date, as stated on the official claims register.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS

AND UNEXPIRED LEASES

A.	Rejected Contracts and Leases

Except as otherwise provided in the Confirmation Order, this Plan, or any other Plan Document, the Confirmation Order shall constitute an order under Bankruptcy Code section 365 rejecting all pre-petition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed, assumed and assigned, or rejected by the Debtors, (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (c) is the subject of a pending motion to assume or reject on the Confirmation Date, or (d) is identified in Exhibit C to this Plan as an insurance agreement of the Debtors; provided, however, that the Plan Proponents may amend such Exhibit C at any time prior to the Confirmation Date; provided further however, that listing an insurance agreement on such Exhibit shall not constitute an admission by a Debtor that such agreement is an executory contract or that any Debtor has any liability thereunder.

B.	Bar to Rejection Damages

If the rejection of an executory contract or unexpired lease pursuant to Article VII.A. above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Liquidating Trust, or their respective successors or properties unless a Proof of Claim is filed and served on the Liquidating Trust and counsel for the Liquidating Trustee within thirty (30) days after service of a notice of the Effective Date or such other date as is prescribed by the Bankruptcy Court.

C.	Assumed and Assigned Contracts and Leases

Except as otherwise provided in the Confirmation Order, this Plan, or any other Plan Document entered into after the Petition Date or in connection with this Plan, the Confirmation Order shall constitute an order under Bankruptcy Code section 365 assuming, as of the Effective Date, those insurance agreements listed on Exhibit C to this Plan; provided, however, that the Plan Proponents may amend such Exhibit at any time prior to the Confirmation Date; provided further, however, that listing an insurance agreement on such Exhibit shall not constitute an admission by a Debtor that such agreement is an executory contract or that any Debtor has any liability thereunder.

ARTICLE VIII

CONFIRMATION AND CONSUMMATION OF THIS PLAN

A.	Conditions to Confirmation

The following are conditions precedent to the occurrence of the Confirmation Date:

1.	A Final Order finding that the Disclosure Statement contains adequate information pursuant to Bankruptcy Code section 1125 shall have been entered by the Bankruptcy Court;

2.
The Global Plan Settlement Approval Order, which may be the Confirmation Order, in form and substance reasonably acceptable to the Plan Proponents, shall have been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order;

3.	A proposed Confirmation Order in form and substance, reasonably acceptable to the Plan Proponents; and

4.	Approval of all provisions, terms and conditions hereof in the Confirmation Order.

B.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in writing in accordance with Article VIII.C.:

1.
The Confirmation Order shall have been entered and become a Final Order and shall provide that the Debtors, the Liquidating Trust, and the Liquidating Trustee are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with this Plan or effectuate, advance, or further the purposes thereof;

2.	All Plan Exhibits shall be, in form and substance, reasonably acceptable to the Plan Proponents, and shall have been executed and delivered by all parties’ signatory thereto;

3.
The Debtors shall be authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures, and the agreements or documents created in connection with, and expressly provided for under, this Plan;

4.	All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed;

5.
The Debtors shall have sufficient Cash to make all required payments to be made on the Effective Date and to fund the Liquidating Trust Operating Reserve, the Professional Fee Claims Reserve, the Administrative Claims Reserve, the Priority Tax Claims Reserve, the Miscellaneous Secured Claims Reserve and the Non-Tax Priority Claims Reserve;

6.
The Debtors shall have paid to James A. Marcum Cash in the amount of $175,000 pursuant to paragraph 5 the Bankruptcy Court’s Order Pursuant to Bankruptcy Code Sections 105(a), 363(b) And 503(c)(3) (A) Approving the Wind Down Incentive and Retention Plan With Respect To Mr. Marcum, (B) Authorizing Payment Of Bonus To Mr. Marcum And (C) Approving The Consulting Agreement With James A. Marcum (Docket No. 6799);

7.	The Court shall have entered the Individual Debtor Release Settlement Order in form and substance reasonably acceptable to each of the Plan Proponents;

8.	The Canada Revenue Agency shall have issued the Canada Revenue Agency Ruling in form and substance reasonably acceptable to each of the Plan Proponents;

9.
The Canadian Court shall have entered an order authorizing InterTAN Canada and Tourmalet to proceed with the actions that are pre-requisites to the creation of the Liquidating Trust as described in the Canada Revenue Agency Ruling, which order is in form and substance reasonably acceptable to each of the Plan Proponents;

10.	With respect to InterTAN, the Ventoux Effective Date shall have occurred and Ventoux shall have taken all of the action required under Article III.C.1(b) of this Plan;

11.
With respect to InterTAN, InterTAN Canada, pursuant to the provisions of the Nova Scotia Companies Act, shall have applied for and obtained a certificate of continuance to continue InterTAN Canada as an unlimited liability company limited by shares under the Nova Scotia Companies Act;

12.	With respect to InterTAN, Circuit City filed the “check-the-box” election under the IRC to treat InterTAN Canada as a disregarded entity for U.S. federal income tax purposes;

13.	With respect to the Consolidated Debtors, InterTAN Effective Date shall have occurred and InterTAN shall have taken all of the action required under Article III.C.1(c) of this Plan; and

14.	With respect to the Consolidated Debtors, all pre-requisites to the creation of the Liquidating Trust under the Canada Revenue Agency Ruling shall have been completed.

C.	Waiver of Conditions

Each of the conditions set forth in Articles VIII.A and VIII.B of this Plan, except Article VIII.B.5, may be waived in whole or in part by agreement of the Plan Proponents.  The failure to satisfy or waive any condition to the Effective Date may be asserted by either of the Plan Proponents as a basis to not consummate this Plan regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of a party to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

D.	Consequences of Non-Occurrence of Effective Date

In the event that the Effective Date does not timely occur, the Plan Proponents reserve all rights to seek an order from the Bankruptcy Court directing that the Confirmation Order be vacated, that this Plan be null and void in all respects, and/or that any settlement of Claims provided for in this Plan be null and void.  In the event that the Bankruptcy Court shall enter an order vacating the Confirmation Order, the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases not previously assumed, assumed and assigned, or rejected, shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated, without prejudice to further extensions.

ARTICLE IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.	Professional Fee Claims

1.	Final Fee Applications

The Final Fee Applications must be filed no later than forty-five (45) days after the Effective Date.  Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Liquidating Trustee and its respective counsel, the requesting Professional and the Office of the U.S. Trustee no later than forty-five (45) days from the date on which each such Final Fee Application is served and filed.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fee Claims shall be determined by the Court.

2.	Employment of Professionals after the Effective Date

Except as otherwise provided for in the Liquidating Trust Agreement, from and after the Effective Date, any requirement that Professionals comply with Bankruptcy Code sections 327 through 331 or any order previously entered by the Bankruptcy Court in seeking retention or compensation for services rendered or expenses incurred after such date shall terminate.

B.	Substantial Contribution Compensation and Expenses Bar Date

Any Entity who wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date, must file an application with the clerk of the Court, on or before the Final Administrative Claims Bar Date, and serve such application on counsel for the Plan Proponents and as otherwise required by the Court and the Bankruptcy Code on or before the Final Administrative Claims Bar Date, or be forever barred from seeking such compensation or expense reimbursement.  Objections, if any, to the Substantial Contribution Claim must be filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

C.	Other Administrative Claims

All other requests for payment of an Administrative Claim arising from and after January 1, 2010 up to and through the Effective Date, other than Professional Fee Claims and Administrative Claims filed by the IRS, must be filed with the Court and served on counsel for the Plan Proponents no later than the Final Administrative Claims Bar Date.  Unless the Liquidating Trustee or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested.  In the event that the Liquidating Trustee or any other party in interest objects to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim.

ARTICLE X

EFFECT OF PLAN CONFIRMATION

A.	Binding Effect

This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and the Liquidating Trustee.

B.	No Discharge of the Debtors

Pursuant to Bankruptcy Code section 1141(d)(3), Confirmation will not discharge Claims against the Debtors; provided, however, that no Claimholder or Interest Holder may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, any of the Debtors’ Estates, the Liquidating Trust, the Liquidating Trustee and/or their respective successors, assigns and/or property, except as expressly provided in this Plan.

C.	Releases by the Debtors

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors (in their individual capacities and as debtors and debtors in possession) will be deemed to release forever, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than the rights of the Debtors to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder, and liabilities arising after the Effective Date in the ordinary course of business) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act omission, transaction, event, or other occurrences, except where resulting from willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, (i) taking place on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Debtors, the Chapter 11 Cases, the negotiation and filing of this Plan, the Disclosure Statement or any prior plans of reorganization, the filing of the Chapter 11 Cases, the pursuit of confirmation of this Plan or any prior plans of reorganization, the consummation of this Plan, the administration of this Plan, or the property to be liquidated and/or distributed under this Plan, (ii) in connection with, relating to, or arising out of the Initial Store Closings and/or the negotiation of the DIP Agreements or the DIP Facility or (iii) taking place on or after the Petition Date through and including the Effective Date, in connection with, relating to, or arising out of (a) Canadian taxes owed by the Canadian Debtors or the Debtors that became due or arose on or after the Petition Date or (b) the Canada Revenue Agency Ruling and the transactions contemplated thereby, and that could have been asserted by or on behalf of the Debtors or their Estates, including pursuant to principles of substantive consolidation, piercing the corporate veil, alter ego, domination, constructive trust and similar principles of state or federal creditors’ rights laws, in any such case, against the Released Parties; provided, however, that, notwithstanding the foregoing, nothing in this paragraph shall be deemed to release, waive or discharge claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities against the directors and officers of the Individual Debtors in connection with, relating to, or arising out of any tax liability under French law relating to InterTAN Canada, the French permanent establishment of InterTAN Canada, or InterTAN France, or any aspect thereof.

Notwithstanding the foregoing, nothing in this Plan or in the Confirmation Order is intended to or shall be deemed in any way to affect any releases, waivers, or discharges provided by the Final DIP Order.

D.	Injunction

Except as otherwise provided in this Plan, including, but not limited to, as set forth in Article VI.H.2, the Confirmation Order shall provide, among other things, that from and after the Effective Date all Entities who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Liquidating Trust, the Liquidating Trustee, or any of their property on account of any such Claims or Interests:  (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, except as set forth in Article VI.H.2. of this Plan; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Entities from exercising their rights pursuant to and consistent with the terms of this Plan or the Confirmation Order.

E.	Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code section 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.  Upon the Effective Date, the injunction provided in Article X.D. shall apply.

F.	Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to Distributions on account of Claims against or Interests in the Debtors, based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the Distributions under this Plan to Claimholders or Interest Holders having such subordination rights, and such subordination rights shall be deemed waived, released, and terminated as of the Effective Date.  Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Claimholder or Interest Holder by reason of any subordination rights or otherwise, so that, each Claimholder shall have and receive the benefit of the Distributions in the manner set forth in this Plan.

G.	Exculpation and Limitation of Liability

Except as otherwise specifically provided in this Plan, the Debtors, the Liquidating Trustee, the Liquidating Trust, the Creditors’ Committee, the members of the Creditors’ Committee solely in their capacity as such, the Oversight Committee, the member of the Oversight Committee solely in their capacity as such, and any of the foregoing parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, agents or other Professionals and any of such parties’ successors and assigns, solely in their capacities as such, shall not have or incur any liability for any claim, action, proceeding, cause of action, Avoidance Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment, or Claim (as defined in Bankruptcy Code Section 101(5)), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively, in law, equity, or otherwise to one another or to any Claimholder or Interest Holder, or any other party in interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission originating or occurring (i) on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Debtors, the Chapter 11 Cases, the negotiation and filing of this Plan, the Disclosure Statement or any prior plans of reorganization, the filing of the Chapter 11 Cases, the pursuit of confirmation of this Plan or any prior plans of reorganization, the consummation of this Plan, the administration of this Plan, or the property to be liquidated and/or distributed under this Plan, (ii) in connection with, relating to, or arising out of the Initial Store Closings and/or the negotiation of the DIP Agreements or the DIP Facility or (iii) taking place on or after the Petition Date through and including the Effective Date, in connection with, relating to, or arising out of (a) Canadian taxes owed by the Canadian Debtors or the Debtors that became due or arose on or after the Petition Date or (b) the Canada Revenue Agency Ruling and the transactions contemplated thereby, except for their willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under this Plan; provided, however, that, notwithstanding the foregoing, nothing in this paragraph shall be deemed to exculpate, release, waive or discharge any claim, action, proceeding, cause of action, Avoidance Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment, or Claim (as defined in Bankruptcy Code Section 101(5)) against the directors and officers of the Individual Debtors in connection with, relating to, or arising out of any tax liability under French law relating to InterTAN Canada, the French permanent establishment of InterTAN Canada, or InterTAN France, or any aspect thereof.

H.	Indemnification Obligations

Except as otherwise provided in this Plan or any contract, instrument, release, or other agreement or document entered into in connection with this Plan, any and all indemnification obligations that the Debtors have pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document, or applicable law, including the Indemnification Obligations, shall be rejected as of the Effective Date, to the extent executory.  Nothing in this Plan shall be deemed to release the Debtors’ insurers from any claims that might be asserted by counter-parties to contracts or agreements providing the indemnification by and of the Debtors, to the extent of available coverage.

I.	Obligations with respect to Pension Plan

Notwithstanding anything in this Plan or the Confirmation Order, no claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities whatsoever against any Entity, except the Debtors, Digital Video Express, LP, and the Debtors’ foreign affiliates, with respect to the Pension Plan shall be released, exculpated, discharged, enjoined, or otherwise effected by this Plan, nor shall the entry of the Confirmation Order constitute the approval of any release, exculpation, discharge, injunction, or other impairment of any claims obligations, suits, judgments, damages, demands, debts, rights, cause of action or liabilities whatsoever against any Entity, except the Debtors, Digital Video Express, LP, and the Debtors’ foreign affiliates, with respect to the Pension Plan.

J.	Dissolution of the Creditors’ Committee

Effective on the Effective Date, the Creditors’ Committee shall have no further powers or duties and shall be dissolved for all purposes; provided, however, that the Creditors’ Committee and the Professionals employed by the Creditors’ Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing, and prosecution of Final Fee Applications, upon the submission of invoices to the Liquidating Trust.  Any time or expenses incurred in the preparation, filing, and prosecution of Final Fee Applications shall be disclosed by each Professional in its Final Fee Application and shall be subject to approval of the Bankruptcy Court.

ARTICLE XI

RETENTION OF JURISDICTION

Under Bankruptcy Code sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order, substantial consummation of this Plan and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

A.
Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the determination of requests for the payment of claims entitled to priority under Bankruptcy Code section 507(a)(1), including compensation of any reimbursement of expenses of parties entitled thereto;

B.
Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under Bankruptcy Code sections 330, 331, 503(b), 1103, and 1129(a)(4); provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Liquidating Trust and/or the Liquidating Trustee shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

C.
Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

D.	Effectuate performance of and payments under the provisions of this Plan;

E.
Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to the Chapter 11 Cases, this Plan or the Liquidating Trust Agreement;

F.
Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

G.
Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of this Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

H.	Consider any modifications of this Plan, cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

I.
Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with implementation, consummation, or enforcement of this Plan or the Confirmation Order;

J.	Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

K.
Hear and determine any matters arising in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

L.	Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

M.	Except as otherwise limited herein, recover all Assets of the Debtors and property of the Estates, wherever located;

N.	Hear and determine matters concerning state, local and federal taxes in accordance with Bankruptcy Code sections 346, 505 and 1146;

O.	Hear and determine all matters related to the property of the Estates from and after the Confirmation Date;

P.	Hear and determine the Causes of Action;

Q.	Hear and determine all disputes involving the existence, nature or scope of the injunctions, indemnification, exculpation and releases granted pursuant to this Plan;

R.
Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors’ affairs, and (iii) the activities of the Liquidating Trust and/or the Liquidating Trustee, including (A) challenges to or approvals of the Liquidating Trustee’s activities, (B) resignation, incapacity or removal of the Liquidating Trustee and successor Liquidating Trustees, (C) reporting by, termination of and accounting by the Liquidating Trustee, and (D) release of the Liquidating Trustee from its duties;

S.	Hear and determine disputes with respect to compensation of the Liquidating Trustee and the Liquidating Trustee Professionals;

T.
Hear and determine all disputes involving the existence, nature and/or scope of the injunctions and releases provided herein, including any dispute relating to any liability arising out of any termination of employment or the termination of any employee or retiree benefit provision, regardless of whether such termination occurred prior to or after the Effective Date;

U.	Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

V.	Enforce all orders previously entered by the Bankruptcy Court;

W.	Dismiss any and/or all of the Chapter 11 Cases; and

X.	Enter a final decree closing the Chapter 11 Cases.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.	Modifications and Amendments

The Plan Proponents may alter, amend or modify this Plan or any Exhibits thereto under Bankruptcy Code section 1127(a) at any time prior to the Confirmation Date.  After the Confirmation Date and prior to substantial consummation of this Plan as defined in Bankruptcy Code section 1101(2), the Plan Proponents may, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of this Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

B.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, then the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Entity.

D.	Payment of Statutory Fees

All fees then due and payable pursuant to 28 U.S.C. § 1930, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date by the Debtors.  All such fees that become due and payable thereafter by a Debtor shall be paid by the Liquidating Trustee.  The Liquidating Trustee shall pay quarterly fees to the U.S. Trustee until the Chapter 11 Cases are closed or converted and/or the entry of final decrees.  The Debtors, through the Liquidating Trust, shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines.  The U.S. Trustee shall not be required to file a request for payment of its quarterly fees, which shall be paid by the Debtors and/or the Liquidating Trustee.

E.	Securities and Exchange Commission

Notwithstanding anything to the contrary in this Plan, this Plan shall not be construed to preclude the Securities and Exchange Commission from taking any action against any Entity that is required for the Securities and Exchange Commission to fulfill its statutory duties.

F.	Revocation, Withdrawal or Non-Consummation

The Plan Proponents reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans.  If the Plan Proponents revoke or withdraw this Plan as to any or all of the Debtors, or if Confirmation or consummation of this Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void, and (c) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Entity, (ii) prejudice in any manner the rights of such Debtors or any other Entity, or (iii) constitute an admission of any sort by such Debtors or any other Entity.

G.	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor, the Creditors’ Committee, and/or the Liquidating Trustee under this Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

The Debtors:

If by overnight or hand delivery:

Catherine Bradshaw

Circuit City Stores, Inc.

4951 Lake Brook Drive

Glen Allen, VA 23060

Tel:   (804) 658-7350

with a copy to:

Gregg M. Galardi, Esq.

Ian S. Fredericks, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

10th and King Streets, 7th Floor

Wilmington, DE  19801

Tel:   (302) 651-3000

Fax:  (302) 651-3001

If by regular mail:

Catherine Bradshaw

Circuit City Stores, Inc.

P.O. Box  5695

Glen Allen, VA 23058-5695

Tel:   (804) 658-7350

with a copy to:

Gregg M. Galardi, Esq.

Ian S. Fredericks, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

P.O. Box 636

Wilmington, DE  19899-0636

Tel:   (302) 651-3000

Fax:  (302) 651-3001

The Creditors’ Committee:

Robert J. Feinstein, Esq.
Pachulski Stang Ziehl & Jones LLP
780 Third Avenue
36th Floor
New York, NY 10017
Tel:   (212) 561-7700
Fax:  (212) 561-7777

Jeffrey N. Pomerantz, Esq.
Pachulski Stang Ziehl & Jones LLP
10100 Santa Monica Boulevard
11th Floor
Los Angeles, CA 90067
Tel:   (310) 277-6910
Fax:  (310) 201-0760

The Liquidating Trust/The Liquidating Trustee:

Alfred Siegel, CPA, CFF
Crowe Horwath LLP
15233 Ventura Boulevard, Ninth Floor
Sherman Oaks, California 91403-2250
Tel:  (818) 501-5200

H.	Plan Supplement(s)

Exhibits to this Plan not attached hereto shall be filed in one or more Plan Supplements.  Any Plan Supplement (and amendments thereto) filed by the Plan Proponents shall be deemed an integral part of this Plan and shall be incorporated by reference as if fully set forth herein. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the office of the clerk of the Bankruptcy Court or its designee during normal business hours, by visiting the Court’s website at www.vaeb.uscourts.gov (PACER account required) or by visiting www.kccllc.net/circuitcity.  Holders of Claims and/or Interests may obtain a copy of any Plan Supplements upon reasonable written request to the Claims Agent.  The documents contained in any Plan Supplements shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

I.	Plan Exhibits

Any and all Plan Exhibits, or other lists or schedules not filed with this Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing.  Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Article XII.G. of this Plan.

J.	Effect on Final DIP Order

Nothing contained in this Plan or any Confirmation Order shall be deemed to conflict with, or derogate from, the terms of the Final DIP Order, such that, to the extent that there are any inconsistencies between the terms of the Final DIP Order, on the one hand, and this Plan and the Confirmation Order, on the other hand, the terms of the Final DIP Order shall govern.

K.	Tax Reporting And Compliance

The Liquidating Trustee is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under Bankruptcy Code section 505(b) of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

L.	Filing Of Additional Documents

On or before substantial consummation of this Plan, the Debtors shall file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:           August 9, 2010

CIRCUIT CITY STORES, INC., et al.
(for itself and on behalf of the Subsidiary Debtors)

By:             /s/ Catherine Bradshaw
Name: Catherine Bradshaw
Title: Vice President and Controller

Dated:           August 9, 2010

OFFICIAL COMMITTEE OF CREDITORS HOLDING
GENERAL UNSECURED CLAIMS

By:            /s/Ellen O. Friedman
Name: Hewlett-Packard Company
Title: Chair of the Official Committee of Creditors
Holding Unsecured Claims

Exhibit A

Schedule of Subsidiary Debtors

SCHEDULE OF SUBSIDIARY DEBTORS

1.           Circuit City Stores West Coast, Inc.
2.           Circuit City Purchasing Company, LLC
3.           CC Aviation, LLC
4.           CC Distribution Company of Virginia, Inc.
5.           Circuit City Stores PR, LLC
6.           Circuit City Properties LLC
7.           Orbyx Electronics, LLC
8.           Kinzer Technology, LLC
9.           Courchevel, LLC
10.           Abbott Advertising Agency, Inc.
11.           Mayland MN, LLC
12.           Papsco Designs, Inc.
13.           Sky Venture Corp.
14.           XSStuff, LLC
15.           PRAHS, Inc.
16.           Ventoux International, Inc.
17.           InterTAN, Inc.

Exhibit B

Liquidating Trust Agreement

CIRCUIT CITY STORES, INC. LIQUIDATING TRUST AGREEMENT

This Circuit City Stores, Inc. Liquidating Trust Agreement (the “Agreement”) dated as of _____, 2010 is by and between Circuit City Stores, Inc. and its affiliated debtors and debtors in possession, as identified on Exhibit A hereto (collectively, the “Debtors”), and Alfred H. Siegel, the Liquidating Trustee under the terms of the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors In Possession and its Official Committee of Creditors Holding General Unsecured Claims filed on August 9, 2010 (the “Plan”) in the chapter 11 bankruptcy cases currently pending in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) with a caption of In re Circuit City Stores, Inc., et al., Case No. 08-35653 (KRH), to implement the Liquidating Trust for the benefit of the Beneficiaries (as defined herein) under the terms of the Plan, as confirmed by the Bankruptcy Court by Order dated ______, 2010.
WITNESSETH
WHEREAS, the Trust is created pursuant to, and to effectuate, the Plan;
WHEREAS, the Trust is created on behalf, and for the sole benefit, of the Beneficiaries pursuant to the Plan;
WHEREAS, the Trust is established for the purpose of collecting, holding, administering, distributing and liquidating the Trust Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan and with no objective to continue or engage in the conduct of a trade or business, except to the extent necessary to, and consistent with, the Plan and liquidating purpose of the Liquidating Trust;
WHEREAS, pursuant to the Plan, the Debtors, the Trustee, the Trust and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Trust Assets to the Trust as a transfer of the Trust Assets by the Debtors to the Beneficiaries in satisfaction of their Allowed Claims, followed by a transfer of the Trust Assets by the Beneficiaries to the Trust in exchange for the beneficial interest herein, and to treat the Beneficiaries as the grantors and owners of the Trust for federal income tax purposes;
WHEREAS, pursuant to the Plan, the Trust is intended to be treated as a grantor trust for federal income tax purposes within the meaning of Sections 671-677 of the Internal Revenue Code of 1986 (as amended, the “IRC”);
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Debtors and the Trustee agree as follows:

ARTICLE  I

DEFINITIONS AND INTERPRETATIONS
1.1 Definitions

1.1.1 “Beneficiaries” shall collectively mean the Holders of Allowed Claims under the Plan, or any successors to such Holders’ Allowed Claims pursuant to Article 10.1 herein.
1.1.2 “Committee Designees” shall mean (x) initially, Hewlett-Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Paramount Home Entertainment, Inc., Developers Diversified Realty Corp., Peter Kravitz, and (y) any successor or replacement of one of the foregoing selected in accordance with Article 7.11 of this Agreement.
1.1.3 “D&O Causes of Action” shall mean any and all Claims (as defined in Bankruptcy Code section 101(5)), actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights of action, rights to legal remedies, rights to equitable remedies and rights to payment, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise (collectively, the “Causes of Action”) that any Debtor or Estate may hold against current or prior director or officer of the any of the Debtors but excluding (a) Avoidance Actions (as defined in the Plan); and (b) Causes of Action that were released, exculpated or waived pursuant to the Plan or otherwise.
1.1.4 “Debtor Designee” shall mean (x) initially, Michelle O. Mosier, and (y) any successor or replacement, selected in accordance with Article 7.12 of this Agreement.
1.1.5 “Effective Date” shall have the same meaning as set forth in the Plan.
1.1.6 “Oversight Committee” shall mean a committee of seven (7) persons established pursuant to the Plan to oversee the Trustee’s performance of his duties and otherwise serve the functions described in the Plan.  The initial members of the Oversight Committee shall be Hewlett-Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Paramount Home Entertainment, Inc., Developers Diversified Realty Corp., Peter Kravitz, an individual, and Michelle O. Mosier, an individual.
1.1.7 “Oversight Committee Bylaws” shall mean the bylaws attached hereto as Exhibit B.
1.1.8 “Trust” shall mean the Liquidating Trust established pursuant to the terms of this Agreement and the Plan.
1.1.9 “Trust Assets” shall mean all of the Liquidating Trust Assets conveyed to the Trust on the Effective Date of the Plan, including the proceeds and/or income related thereto, and the Ventoux Shares, held from time to time pursuant to this Agreement by the Trustee of the Trust for the benefit of the Beneficiaries.
1.1.10 “Trustee” shall mean (x) initially, Alfred H. Siegel, and (y) any successor or replacement “Liquidating Trustee,” as that term is defined under the Plan.
1.1.11 “Ventoux” shall mean Ventoux International, Inc., a Delaware corporation.
1.1.12 “Ventoux Shares” shall mean any and all of the issued and outstanding options and preferred or common shares of capital stock of Ventoux.
1.2 Use of Plan Definitions.  All terms which are used in this Agreement and not defined herein shall have the same meaning set forth in the Plan.

1.3 Interpretation.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement.  Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

ARTICLE  II

DECLARATION OF TRUST
2.1 Purpose of Trust.  The Plan Proponents and the Trustee, pursuant to the Plan and in accordance with title 11 of the United States Code (the “Bankruptcy Code”), hereby create the Trust for the primary purpose of collecting, holding, administering, distributing and/or liquidating the Trust Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan, and with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust.  The activities of the Trust shall be limited to those activities set forth in this Agreement and as otherwise contemplated by the Plan.

2.2 Transfer of Trust Assets.

A. The Debtors hereby grant, release, assign, transfer, convey and deliver, on behalf of the Beneficiaries, the Trust Assets to the Trustee as of the Effective Date with such Trust Assets to be held in trust for the benefit of the Beneficiaries and to be applied as specified in this Agreement and the Plan.  The Debtors shall from time to time as and when reasonably requested by the Trustee execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate) and the Debtors shall take or cause to be taken such further action as the Trustee may reasonably deem necessary or appropriate, to vest or perfect in or confirm to the Trustee title to and possession of the Trust Assets.
B. Pursuant to the Plan, all of the Debtors’ right, title and interest in and to the Trust Assets are automatically vested in the Trust on the Effective Date, free and clear of all liens, claims, encumbrances and other interests, and such transfer is on behalf of the Beneficiaries (whether such Beneficiaries’ Claims are Allowed Claims on or after the Effective Date of the Plan) to establish the Trust.  To the extent any law or regulation prohibits the transfer of ownership of any of the Trust Assets from the Debtors to the Trustee and such law is not superseded by the Bankruptcy Code, the Trustee’s interest shall be a lien upon and security interest in such Trust Assets, in trust, nevertheless, for the sole use and purposes set forth in Section 2.1, and this Agreement shall be deemed a security agreement granting such interest thereon without need to file financing statements or mortgages. By executing this Agreement, the Trustee hereby accepts all of such property as Trust Assets, to be held in trust for the Beneficiaries, subject to the terms of this Agreement and the Plan.
C. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Trustee or the Trust receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities or to maintain the value of the Trust Assets during liquidation, and shall distribute all amounts not required to be retained for such purposes to the Beneficiaries as promptly as practicable in accordance with the Plan and this Agreement.
D. Pursuant to and in accordance with the Plan, for all federal income tax purposes, the Debtors, the Beneficiaries, the Trustee and the Trust shall treat the Liquidating Trust as a liquidating trust within the meaning of Treasury Income Tax Regulation Section 301.7701-4(d) and IRS Revenue Procedure 94-45, 1994-2 C.B. 124 and transfer of the Trust Assets to the Trust shall be treated as a transfer of the Trust Assets by the Debtors to the Beneficiaries in satisfaction of their Allowed Claims, followed by a transfer of the Trust Assets by the Beneficiaries to the Trust in exchange for their beneficial interests in the Trust.  The Beneficiaries shall be treated as the grantors and owners of the Trust for federal income tax purposes.
2.3 Valuation of Trust Assets.  After the Effective Date, but in no event later than the due date for timely filing of the Trust’s first federal income tax return (taking into account applicable tax filing extensions), the Trustee shall (a) determine the fair market value of the Trust Assets as of the Effective Date, based on his good faith determination, (b) advise the Oversight Committee of such valuation and (c) establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Trust, the Trustee and the Beneficiaries) for all federal income tax purposes.

ARTICLE  III

ADMINISTRATION OF THE TRUST
3.1 Rights, Powers and Privileges.  The Trustee shall have only the rights, powers and privileges expressly provided to the Trustee in this Agreement or in the Plan.  Without limiting the foregoing, the Trustee shall have the power to take the following actions in addition to the powers granted in the Plan, and any powers reasonably incidental thereto, which the Trustee, in its reasonable discretion, deems necessary or appropriate to fulfill the liquidating purpose of the Trust, unless otherwise specifically limited or restricted by the Plan or this Agreement:

A. hold legal title to any and all rights of the Debtors and the Beneficiaries in or arising from the Trust Assets;
B. in reliance upon the Debtors’ schedules and the official claims register (the “Register”) maintained in the Chapter 11 cases, maintain on the Trustee’s books and records a register evidencing the beneficial interest herein held by each Beneficiary;
C. protect and enforce the rights to the Trust Assets (including any Causes of Action) vested in the Trustee by this Agreement by any method deemed appropriate, including, without limitation, by judicial proceedings or otherwise;
D. make all distributions to the Beneficiaries provided for in, or contemplated by, the Plan and this Agreement;
E. establish reserves for Disputed Claims and open and maintain bank accounts on behalf of or in the name of the Trust;
F. make all tax withholdings, file tax information returns, make tax elections by and on behalf of the Trust and file tax returns for the Trust as a grantor trust under IRC Section 671 and Treasury Income Tax Regulation Section 1.671-4 pursuant to and in accordance with the Plan and Article 7.9 hereof;
G. send annually to each Beneficiary a separate statement stating the Beneficiary’s share of the Trust’s income, gain, loss, deduction or credit, and instruct all such Beneficiaries to report such items on their federal tax returns;
H. establish such reserves for taxes, assessments and other expenses of administration of the Trust as may be necessary and appropriate for the proper operation of matters incident to the Trust;
I. pay all expenses and make all other payments relating to the Trust Assets;
J. retain and pay third parties pursuant to Article 3.2, 11.5 and/or 11.6;
K. carry insurance coverage and, as required in the Confirmation Order, obtain a bond as an expense of the Trust;
L. exercise all powers provided under the Plan, including the right to pursue and settle Causes of Action and object to and settle objections to Claims, subject to the limitations set forth in Article XI hereof and the Plan; and
M. invest any moneys held as part of the Trust Assets in accordance with the terms of Article 3.4 hereof.
3.2 Action by the Oversight Committee Due to Conflict.  The Trustee shall disclose to the Oversight Committee any connections, conflicts or potential conflicts of interest that the Trustee or his firm has with respect to the exercise of any rights, powers, duties and privileges under this Trust Agreement.  In the event that the Trustee cannot take any action, including without limitation the prosecution of any Causes of Action or the objection to any Claim, by reason of an actual or potential conflict of interest, the Oversight Committee acting by majority shall be authorized to take any such action(s) in his place and stead, including without limitation by the retention of professionals (which may include professionals retained by the Trustee) for the purpose of taking such actions.

3.3 Agents and Professionals.  The Trustee may, but shall not be required to, consult with and retain attorneys, accountants, appraisers, or other parties deemed by the Trustee to have qualifications necessary to assist in the proper administration of the Trust, including professionals previously retained by the Debtors and the Creditors’ Committee.  Subject to the procedures set forth in Article XI, the Trustee may pay the reasonable salaries, fees and expenses of such persons out of the Trust Assets in the ordinary course of business.

3.4 Investment and Safekeeping of Trust Assets.  All moneys and other assets received by the Trustee shall, until distributed or paid over as provided herein and in the Plan, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other Trust Assets, unless and to the extent required by law or the Plan.  The Trustee shall be under no liability for interest or producing income on any moneys received by it herein and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Trustee, which shall be distributed as provided in the Plan.  Except as otherwise provided by the Plan, the powers of the Trustee to invest any moneys held by the Trustee, other than those powers reasonably necessary to maintain the value of the assets and to further the Trust’s liquidating purpose, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as treasury bills.

ARTICLE  IV

DISTRIBUTIONS FROM THE TRUST

4.1 Liquidation and Distribution of Trust Assets.  Following the transfer of Trust Assets to the Trust, the Trustee shall make continuing efforts to liquidate all Trust Assets.  The Trustee shall timely distribute to the Beneficiaries (as such may have been determined at such time) the net income of the Trust plus all Net Proceeds from liquidating all assets in accordance with the Plan and this Agreement, except for amounts retained as reasonably necessary to maintain the value of the Trust Assets, to fund any reserves or to meet claims and contingent liabilities (including Disputed Claims), and the necessary expenses of the Trustee and Oversight Committee to fulfill their duties.  Distributions shall be made in accordance with the Plan and at least annually, and the Trustee shall not unduly prolong the duration of the Trust.

4.2 Timing of Distributions.  Distributions to the Beneficiaries will be made from the Trust in accordance with the terms of the Plan.

4.3 Withholding from Distributions.  Pursuant to and in accordance with the terms of the Plan, the Trustee may withhold from amounts distributable to any Beneficiary any and all amounts, determined in the Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

4.4 Undeliverable Distributions.  If a distribution is returned to the Trustee as undeliverable, such undeliverable distributions shall be governed by Article VI of the Plan.

4.5 Priorities of Distribution.  The Trustee must pay the operating expenses of the Trust before approving distributions to or for the benefit of the Beneficiaries.

ARTICLE  V

BENEFICIARIES
5.1 Interest Beneficial Only.  The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary to any title in or to the Trust Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein.

5.2 Ownership of Beneficial Interests Hereunder.  Each Beneficiary shall own a beneficial interest herein which shall, subject to Section 4.1 herein and the Plan, be entitled to a distribution in the amounts, and at the times, set forth in the Plan.

5.3 Evidence of Beneficial Interest.  Ownership of a beneficial interest in the Trust Assets shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

5.4 Exemption from Registration.  The rights of the Beneficiaries arising under this Trust Agreement may be deemed “securities” under applicable law.  However, such rights have not been defined as “securities” under the Plan because (i) the parties hereto intend that such rights shall not be securities, and (ii) if the rights arising under the Trust Agreement in favor of the Beneficiaries are deemed to be “securities,” the exemption from registration under Section 1145 of the Bankruptcy Code is intended to be applicable to such securities.  No party to this Trust Agreement shall make a contrary or different contention.

5.5 Delivery of Distributions.  The Trustee shall make distributions to Beneficiaries in the manner provided in the Plan.

ARTICLE  VI

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY
6.1 Parties Dealing With the Trustee.  In the absence of actual knowledge to the contrary, any person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Trust Assets.  There is no obligation on any Person dealing with the Trustee to inquire into the validity or expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

6.2 Limitation of Trustee’s and Oversight Committee’s  Liability.  Anything herein to the contrary notwithstanding, in exercising the rights granted herein, the Trustee and Oversight Committee shall exercise their best judgment, to the end that the affairs of the Trust shall be properly managed and the interests of all the Beneficiaries and the Debtors are safeguarded; but the Trustee and the Oversight Committee shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Agreement, except for fraud, gross negligence or willful misconduct.  Without limiting the foregoing, the Trustee and the Oversight Committee shall be entitled to the benefits of the exculpation and limitation of liability provisions set forth in the Plan, including, but not  limited to Article X.G of the Plan.

6.3 Indemnification.  The Trustee and the members of the Oversight Committee, and their respective firms, companies, partners, officers, directors, employees, professionals, advisors, attorneys, financial advisors, investment bankers or agents and any of such parties’ successors and assigns (collectively, the “Indemnified Parties” and each an “Indemnified Party”) shall be indemnified and receive reimbursement from and against any and all loss, liability, expense (including counsel fees) or damage of any kind, type or nature, which the Indemnified Parties may incur or sustain in the exercise and performance of any of the Trustee’s or Oversight Committee’s powers and duties under this Agreement, or in the rendering of services by Indemnified Party to the Trustee, to the full extent permitted by applicable law, except if such loss, liability, expense or damage is finally determined by a court of competent jurisdiction to result from the Trustee’s or an Indemnified Person’s fraud, gross negligence or willful misconduct (the “Indemnified Conduct”). For the avoidance of doubt and without limiting the generality of the foregoing, the Debtors’ former directors, officers, employees, professionals, and representatives retained, employed, or otherwise engaged by the Trustee or the Trust on or after the Effective Date of the Plan shall be Indemnified Parties with respect to Indemnified Conduct rendered to the Trustee after the Effective Date. The amounts necessary for such indemnification and reimbursement shall be paid by the Trustee out of the Trust Assets. The Trustee shall not be personally liable for the payment of any Trust expense or claim or other liability of the Trust, and no person shall look to the Indemnified Parties personally for the payment of any such expense or liability. This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Trustee, or the termination of the Trust, and shall inure to the benefit of the Trustee’s and the Indemnified Person’s heirs and assigns.

ARTICLE  VII

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE
AND OVERSIGHT COMMITTEE MEMBERS

7.1 Initial Trustee.  The initial Trustee shall be Alfred H. Siegel.

7.2 Term of Service.  The Trustee shall serve until (a) the completion of all the Trustee’s duties, responsibilities and obligations under this Agreement and the Plan; (b) termination of the Trust in accordance with the terms of this Agreement and the Plan; or (c) the Trustee’s resignation, death, incapacity or removal.

7.3 Removal of a Trustee.  Any person serving as Trustee may be removed at any time for cause by a majority vote of the Oversight Committee.

7.4 Resignation of Trustee.  The Trustee may resign at any time.  In the event of a resignation, the resigning Trustee shall render to the Beneficiaries a full and complete accounting of monies and assets received, disbursed, and held during the term of office of that Trustee.  The resignation shall be effective on the later of (i) the date specified in the notice delivered to the Oversight Committee and the U.S. Trustee; (ii) the date that is thirty days (30) after the date such notice is delivered; or (iii) the date the accounting described in the preceding sentence is transmitted to the Beneficiaries by first class mail, postage pre-paid.

7.5 Appointment of Successor Trustee.  Upon the resignation, death, incapacity, or removal of a Trustee, the Oversight Committee shall appoint a successor Trustee, who shall be a resident of the United States.  Any successor Trustee so appointed shall consent to and accept in writing the terms of this Agreement and agree that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of his heirs and legal and personal representatives, successors or assigns.

7.6 Powers and Duties of Successor Trustee.  A successor Trustee shall have all the rights, privileges, powers, and duties of his predecessor under this Agreement and the Plan.

7.7 Trust Continuance.  The resignation, death, incapacitation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee.  In the event that a successor Trustee is not appointed when required under this Agreement and the Plan, the Oversight Committee shall apply to the Bankruptcy Court for appointment of a successor Trustee.

7.8 Compensation of the Trustee and Costs of Administration.  The Trustee shall receive fair and reasonable compensation for the Trustee’s services in accordance with the terms and conditions of the Plan, which shall be a charge against and paid out of the Trust Assets.  All costs, expenses, and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust, in carrying out their other responsibilities under this Agreement, or in any manner connected, incidental, or related thereto) shall be paid by the Trustee from the Trust Assets and all such costs, expenses, and obligations shall be a charge against the Trust Assets.

7.9 Resignation of Oversight Committee Member.  A member of the Oversight Committee may resign at any time.  The resignation shall be effective on the later of (i) the date specified in the notice delivered to the Trustee, the Oversight Committee and the U.S. Trustee or (ii) the date that is thirty days (30) after the date such notice is delivered.

7.10 Removal of Oversight Committee Members.  A member of the Oversight Committee may only be removed by entry of a Bankruptcy Court order finding that cause exists to remove such member.

7.11 Appointment of Oversight Committee Members.  The Oversight Committee must, at all times, have no fewer than three (3) members and no greater than seven (7) members.  In the event that a Committee Designee resigns or a vacancy is created by such Committee Designee’s death, incapacity, or removal, the Trustee may nominate a person to replace such Committee Designee or fill the vacancy created by such Committee Designee’s death, incapacity, or removal.  The remaining members of Oversight Committee may approve such nominee by a majority vote.

7.12 Appointment of Successor Debtor Designee.  In the event that the Debtor Designee resigns or a vacancy is created by such member’s death, incapacity, or removal, the Trustee, in his sole and absolute discretion shall designate a successor Debtor Designee.  Such designation shall not require approval of the Oversight Committee or the Bankruptcy Court.

7.13 Compensation of the Members of the Oversight Committee.  The Oversight Committee shall receive compensation and reimbursement of expenses in accordance with the Oversight Committee Bylaws.  Any disputes with respect to the compensation or reimbursement of the members of the Oversight Committee shall be resolved by order of the Bankruptcy Court.

7.14 Annual Reporting and Filing Requirements.

A. Within seventy-five (75) days after the end of each calendar year, the Trustee shall prepare, and shall post on the dedicated website maintained by the Debtors’ claims and noticing agent Kurtzman Carson Consultants LLC; (i) an unaudited operating statement showing all revenues received by the Trust and expenses of operations of the Trust (including all expenses associated with the sale of any Trust Assets paid by the Trust) during such calendar year and (ii) an unaudited written report and accounting showing the assets and liabilities of the Trust at the end of such year, any changes in the Trust assets, the amount of any reserves of the Trust, and any material action taken by the Trustee in performance of his duties under the Plan and this Agreement during the preceding calendar year.
B. Pursuant to and in accordance with the terms of the Plan and this Agreement, the Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Income Tax Regulation Section 1.671-4(a).
C. The Plan requires the Trustee to create separate reserves for Disputed Claims. The Trustee may, at the Trust’s sole discretion, file a tax election to treat any such reserve as a Disputed Ownership Fund (“DOF”) within the meaning of Treasury Income Tax Regulation Section 1.468B-9 for federal income tax purposes rather than to tax such reserve as a part of the Liquidating Trust.  If such an election were made, the Liquidating Trust would comply with all federal and state tax reporting and tax compliance requirements of the DOF, including but not limited to the filing of a separate federal tax return for the DOF and the payment of federal and/or state income tax due.

ARTICLE  VIII

MAINTENANCE OF RECORDS
8.1 The Trustee shall maintain books and records containing a description of all property from time to time constituting the Trust Assets, the management thereof, all transactions undertaken by the Trustee, all expenses incurred by or on behalf of the Trust, and all disbursements.  Said books shall be open to inspection by any Beneficiary at any reasonable time during normal business hours.

ARTICLE  IX

DURATION OF TRUST
9.1 Duration.  The Trust shall become effective upon the Effective Date of the Plan. Thereupon, the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated.

9.2 Termination Upon Distribution of All Trust Assets.  Upon (i) the Bankruptcy Court’s entry of a Final Order closing the Chapter 11 Cases pursuant to Bankruptcy Code section 350(a) and (b) and (ii) the payment of all costs, expenses, and obligations incurred in connection with administering the Trust, and the distribution of all remaining Trust Assets in accordance with the provisions of the Plan, the Confirmation Order and this Agreement, the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith except as may be required to effectuate such termination under relevant law.

9.3 Termination After Five Years.  If the Trust has not been previously terminated pursuant to Article 9.2 hereof, on the fifth (5th) anniversary of the Effective Date, and unless the Trust term has been otherwise extended by the Bankruptcy Court in accordance with the terms of the Plan (such extension to be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term), the Trustee shall distribute all of the Trust Assets to the Beneficiaries in accordance with the Plan and immediately thereafter the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith.

ARTICLE  X

MISCELLANEOUS
10.1 Limitation on Transferability.  It is understood and agreed that the beneficial interests herein shall be non-assignable during the term of this Agreement except by operation of law.  An assignment by operation of law shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning Beneficiaries until receipt of proper notification and proof of assignment by operation of law.  The Trustee may rely upon such proof without the requirement of any further investigation.

10.2 Notices.  All notices to be given to Beneficiaries may be given by ordinary mail, electronic mail or may be delivered personally, to the Holders at the addresses appearing on the books kept by the Trustee.  Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) or sent by electronic mail, addressed as follows:

If to the Trust:
Alfred H. Siegel, CPA, CFF
Crowe Horwath LLP
15233 Ventura Boulevard, Ninth Floor
Sherman Oaks, California 91403-2250
Email: al.siegel@crowehorwath.com

with a copy to –

Richard M. Pachulski, Esq.
Jeffrey N. Pomerantz, Esq.
PACHULSKI STANG ZIEHL & JONES LLP
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, California 90067-4100
Email:  rpachulski@pszjlaw.com
jpomerantz@pszjlaw.com

– and –

Robert J. Feinstein, Esq.
PACHULSKI STANG ZIEHL & JONES LLP
780 Third Avenue, 36th Floor
New York, NY 10017-2024
Email:           rfeinstein@pszjlaw.com

or to such other address as may from time to time be provided in written notice by the Trustee.
10.3 Bond.  The Trustee shall be required to post a bond in accordance with the terms of the Plan using the Trust’s cash on hand to pay the premiums on such bond.

10.4 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

10.5 Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

10.6 Particular Words.  Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement.  The words “hereof,” “herein,” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

10.7 No execution.  All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can execute upon, garnish or attach the Trust Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Bankruptcy Court.  Payments will be solely governed by the Plan and this Agreement.

10.8 Amendment.  This Agreement may be amended only by order of the Bankruptcy Court.

10.9 Severability.  If any term, provision covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.10 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

ARTICLE  XI

LIMITATIONS ON CERTAIN ACTIONS BY THE TRUSTEE
WITHOUT APPROVAL OF THE OVERSIGHT COMMITTEE

11.1 Limitations on Actions.  Notwithstanding anything to the contrary contained in this Agreement or the Plan, the Trustee’s discretion to settle Claims and Causes of Action, dispose of Assets, retain and compensate professionals and take actions with respect to Ventoux and the Ventoux Shares shall be subject to the limitations contained in this Article XI.

11.2 Resolution of Claims. The Trustee may resolve objections to Claims which were either pending on the Effective Date or first initiated after the Effective Date as follows:

A.  without notice to, or consent from, the Oversight Committee where the Face Amount of the Claim is equal to or less than $2,500,000;
B. with the affirmative consent of the Oversight Committee where the Face Amount of the Claim is in excess of $2,500,000 but is equal to or less than $20,000,000; and
C. with the affirmative consent of the Oversight Committee and approval from the Bankruptcy Court where the Face Amount of the Claim is in excess of $20,000,000.
11.3 Sale of Assets. The Trustee may sell Trust Assets as follows:

A. without notice to, or consent from, the Oversight Committee where the sales price is equal to or less than $100,000;
B. with written or electronic notice to the Oversight Committee where the sales price is more than $100,000 and equal to or less than $1,000,000 provided that no member of the Oversight Committee objects in writing or by electronic mail to the sale within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Trustee may only proceed with the proposed sale with the consent of the Oversight Committee;
C. with the affirmative consent of the Oversight Committee where the sales price is more than $1,000,000 and equal to or less than $10,000,000; and
D. with the affirmative consent of the Oversight Committee and approval from the Bankruptcy Court where the sales price is more than $10,000,000.
11.4 Settlement of Causes of Action.  The Trustee may settle Causes of Action as follows:

A. without notice to, or consent from, the Oversight Committee where the disputed amount (i.e. gross transfer minus good faith estimates of new value and ordinary course of business) is less than $250,000 and the Trustee proposes to settle such claim for more than 60% of the disputed amount;
B. with written or electronic notice to the Oversight Committee where the disputed amount is less than $250,000 and the Trustee proposes to settle such claim for less than 60% of the disputed amount, provided that no member of the Oversight Committee objects in writing or by electronic mail to the proposed settlement within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Trustee may only proceed with the proposed settlement with the consent of the Oversight Committee;
C. with written or electronic notice to the Oversight Committee where the disputed amount is between $250,000 and $10,000,000 and the Trustee proposes to settle such claim for more than 60% of the disputed amount; provided that no member of the Oversight Committee objects in writing or by electronic mail to the proposed settlement within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Trustee may only proceed with the proposed settlement with the consent of the Oversight Committee;
D. with the affirmative consent of the Oversight Committee where the disputed amount is between $250,000 and $10,000,000 and the Trustee proposes to settle such claim for less than 60% of the disputed amount; and
E. with the affirmative consent of the Oversight Committee and approval from the Bankruptcy Court where the disputed amount is more than $10,000,000.
11.5 Retention of Professionals.  The Trustee, in his sole and absolute discretion, may retain professionals without notice to, or consent from, the Oversight Committee.

11.6 Compensation of Professionals.  The Trustee may compensate professionals as follows:

A. without notice to, or consent from, the Oversight Committee, where the professional’s bill is $50,000 or less;
B. with written or electronic notice to the Oversight Committee where the professional’s bill is more than $50,000 and less than $200,000; provided that no member of the Oversight Committee objects to the proposed payment in writing or by electronic mail within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Liquidating Trustee may only proceed with the proposed payment with the consent of the Oversight Committee; and
C. with the affirmative consent of the Oversight Committee where the professional’s bill is $200,000 or more.
D. In the event that the Trustee is not authorized to make a payment due to the Trustee or professionals employed by the Trustee pursuant to Section 11.6 because the Oversight Committee has not provided its consent to such payment, (a) the Trustee shall be authorized to make that portion of the payment as to which there is no objection; and (b) to the extent such objection cannot be resolved by the Oversight Committee and the affected professional, the Bankruptcy Court shall retain jurisdiction to resolve such dispute.
11.7 Actions with Respect to Ventoux and the Ventoux Shares.

A. Absent affirmative direction from the Oversight Committee, the Trustee may not take any action with respect to Ventoux, including, without limitation, appointing or electing directors or officers of Ventoux, managing the day-to-day affairs of Ventoux, or voting, selling, transferring or otherwise disposing of the Ventoux Shares.
B. In any event, the Trustee may not make any decisions with respect to Ventoux except to the extent that such decisions are consistent with the Plan, the Bankruptcy Code, Delaware law or any other applicable law.
11.8 Actions with Respect to the D&O Causes of Action.  Investigation and prosecution of D&O Causes of Action will be undertaken by the Oversight Committee (exclusive of the Debtor Designee) and neither the Liquidating Trustee or the Debtor Designee shall have any role or responsibility in connection therewith.

IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year written above.

CIRCUIT CITY STORES, INC., on behalf of the Debtors

By:
Name:  Catherine Bradshaw
Title:  Vice President and Controller

ALFRED H. SIEGEL

By:
Name:

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EXHIBIT A

(List of Debtors)

1.           Circuit City Stores, Inc.
2.           Circuit City Stores West Coast, Inc.
3.           Circuit City Purchasing Company, LLC
4.           CC Aviation, LLC
5.           CC Distribution Company of Virginia, Inc.
6.           Circuit City Stores PR, LLC
7.           Circuit City Properties LLC
8.           Orbyx Electronics, LLC
9.           Kinzer Technology, LLC
10.         Courchevel, LLC
11.         Abbott Advertising Agency, Inc.
12.         Mayland MN, LLC
13.         Papsco Designs, Inc.
14.         Sky Venture Corp.
15.         XSStuff, LLC
16.         PRAHS, Inc.

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EXHIBIT B

(Oversight Committee Bylaws)

BYLAWS OF THE OVERSIGHT COMMITTEE PROVIDED FOR PURSUANT TO

THE BANKRUPTCY COURT’S ORDER APPROVING THE FIRST AMENDED JOINT

PLAN OF LIQUIDATION OF CIRCUIT CITY STORES, INC. AND ITS AFFILIATED

DEBTORS AND DEBTORS IN POSSESSION AND ITS OFFICIAL COMMITTEE

OF CREDITORS HOLDING GENERAL UNSECURED CLAIMS

I.  BACKGROUND
A.           On November 10, 2008 (the “Petition Date”), Circuit City Stores, Inc. and seventeen of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions under chapter 11 of title 11, United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court, Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”), under Case Nos. 08-35653, 08-35654, 08-35655, 08-35656, 08-35657, 08-35658, 08-35659, 08-35660, 08-35661, 08-35662, 08-35663, 08-35664, 08-35665, 08-35666, 08-35667, 08-35668, 08-35669 and 08-35670 (collectively, the “Cases”).
B.           On ____, 2010, the Bankruptcy Court entered its Order (the “Confirmation Order”) Confirming the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims (the “Plan”) and approving, among other things, these bylaws (the “Bylaws”).
C.           On ____, 2010 (the “Effective Date”), the Plan became effective.
D.           The Plan provides for the creation of a liquidating trust (the “Liquidating Trust”) and the appointment of a liquidating trustee (the “Liquidating Trustee”) to administer the Liquidating Trust.  The Plan also provides for the creation of an oversight committee (the “Oversight Committee”) to oversee the Liquidating Trust and approve certain of the Liquidating Trustee’s actions.
E.           As of the Effective Date of the Plan, pursuant to the Circuit City Stores, Inc. Liquidating Trust Agreement (the “Liquidating Trust Agreement”), the members of the Oversight Committee (each, a  “Member”) are:  Hewlett-Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Developers Diversified Realty Corp., Paramount Home Entertainment, Peter Kravitz, an individual, and Michelle Mosier, an individual (Ms. Mosier, or her successor, the “Debtor Designee”).
II.  MEMBERSHIP
A.           Each Oversight Committee Member shall have one (1) vote.
B.           All Members that are entities and not individuals (each, an “Entity Member”) shall designate an officer, employee or attorney person to serve as the Entity Member’s primary representative (each, a “Primary Representative”), and may designate one or more officers, employees or attorneys to serve as the Entity Member’s alternate representative (each, an “Alternate Representative”) to attend Oversight Committee meetings.  All Members that are individuals (each, an “Individual Member”) shall be their own Primary Representatives and may designate one or more attorneys to serve as the Individual Member’s Alternate Representative.  Notwithstanding the foregoing, no Member may retain or designate as their Primary or Alternate Representative any attorney or other professional or advisor who has been retained by the Liquidating Trustee.  An Alternate Representative shall be deemed a Member and have all the rights of a Member for all purposes in the absence of the Primary Representative.  References herein to “Members” include references to the Primary or Alternate Representatives of Entity Members and in the case of Individual Members, to the Member him or herself or such Individual Member’s Alternate Representative.
C.           A Member resigning from the Oversight Committee shall give written notice of such resignation to the U.S. Trustee, the Chair (as defined herein), the Liquidating Trustee and general counsel to the Liquidating Trustee (“General Counsel”).
D.           If a Member, other than the Debtor Designee, resigns from the Oversight Committee, a substitute for the resigned Member, if any, shall be nominated as set forth in the Liquidating Trust Agreement and the Oversight Committee shall, by vote of a majority of the remaining Members of the Oversight Committee, determine whether to approve such substitute for the resigned Member.  If the Debtor Designee resigns from the Oversight Committee, a substitute for the resigned Debtor Designee shall be nominated, approved and appointed as set forth in the Liquidating Trust Agreement without approval by the Oversight Committee.
E.           In no event shall a resigning Member or any transferee of such resigning Member’s claim have the right to designate a successor for such Member of the Oversight Committee.  During the period after the resignation and prior to the appointment of a substitute, the membership of the Oversight Committee shall consist only of those Members remaining after the resignation.
F.           A Member that transfers in excess of fifty percent (50%) of its beneficial interest in the Trust or unsecured pre-petition claim, whether by sale, participation, grant of an option or other method, shall promptly, upon execution of definitive documentation with respect to such transfer, notify, in writing, the Chair and the Liquidating Trustee of such transfer.  The Oversight Committee shall consider what further action, if any, is necessary as a result of such transfer at the next regularly scheduled Oversight Committee meeting.
III.  CHAIRMANSHIP
A.           There shall be a Member of the Oversight Committee that shall serve as chairman (the “Chair”) of the Oversight Committee, who shall be elected from among the Oversight Committee Members by a majority vote of the Oversight Committee, and who shall serve until the earlier of resignation, removal, or termination of the Liquidating Trust and dissolution of the Oversight Committee.  Hewlett Packard Company is deemed to have been elected as Chair of the Oversight Committee as of the Effective Date.  There shall be two Members of the Oversight Committee that shall serve as vice chairmen (each, a “Vice Chair”) of the Oversight Committee, who shall be elected from among the Oversight Committee members, by a majority vote of the Oversight Committee Members, and who shall serve until the earlier of resignation, removal, or termination of the Liquidating Trust and dissolution of the Oversight Committee.  As of the Effective Date, Paramount Home Entertainment and Developers Diversified Realty Corp. are deemed to have been elected as co-Vice Chairs of the Oversight Committee.  References to the Vice-Chair in these Bylaws shall mean the vote or consensual action of both Vice-Chairs.
B.           As authorized by the Oversight Committee, the Chair, the Liquidating Trustee or General Counsel shall speak for the Oversight Committee in reporting the Oversight Committee’s non-confidential decided positions to other parties-in-interest in the Cases and to the press, if appropriate.  The Chair shall have the authority to sign documents on behalf of the Oversight Committee, as appropriate, in order to implement decisions of the Oversight Committee.  The Oversight Committee may also delegate to General Counsel or  the Liquidating Trustee authority to implement decisions of the Oversight Committee.
C.           A Chair or any Vice-Chair, once elected, may be removed, with or without cause, by affirmative vote of a majority of the Members of the Oversight Committee.  Upon removal of a Chair or any Vice-Chair, the Oversight Committee shall immediately elect a successor(s).
D.           If a Chair or any Vice-Chair resigns the position or resigns from the Oversight Committee, then the Oversight Committee shall immediately elect a successor.
IV.  MEETINGS
A..           A quorum shall consist of a majority of Oversight Committee Members, without counting any Oversight Committee Member who has a Conflict of Interest as set forth in Article VIII, including any such Members voting by proxy or present by telephonic conference facilities.
B.           No meeting shall be held unless a quorum is present at the beginning of the meeting.  If, at any point during a meeting, a quorum is no longer present, votes taken while a quorum is no longer present, if any, shall be recorded.
C.           Regular meetings shall be held from time to time on dates and at locations designated by the Chair.  Announcements of the date and place of the next succeeding meeting shall be made by the Chair at a duly scheduled meeting, if possible.  The announcement shall be confirmed by mail, overnight mail, e-mail transmission or facsimile transmission on not less than two (2) business days’ advance notice, except for special meetings as described in paragraph IV.D. below.
D.           Special meetings may be called by the Chair, the Vice-Chairs or by at least four (4) members of the Oversight Committee by giving prior notice by telephone, overnight mail, e-mail transmission or facsimile transmission, to each Member.  If such notice is by telephone, it shall be immediately confirmed by e-mail or facsimile transmission.  The primary purpose of the special meeting shall be set forth in the notice.
E.           The Chair shall call all meetings, and shall call special meetings whenever the Chair deems it appropriate or whenever requested to do so by any two (2) Members of the Oversight Committee.
F.           Meetings shall be held in person or by telephone conference call.
G.           Meetings of the Oversight Committee shall not be open to persons other than Members, their Primary or Alternate Representatives and professionals; provided, however, that the Oversight Committee, by affirmative vote of a majority of its Members, may, for special, limited purposes, permit other persons to attend.
H.           The Chair, or if not present, one of the Vice-Chairs shall preside at all meetings of the Oversight Committee.
V.  AGENDA
A.           Matters shall be presented to the Oversight Committee upon written agenda and transmitted to the Oversight Committee Members not less than twenty-four (24) hours prior to Oversight Committee meetings.
B.           Any Member may at any time bring any matter before the Oversight Committee for its attention.
VI.  VOTING
A.           No Member of the Oversight Committee may vote, except by its Primary or Alternate Representative.
B.           Proxies in respect of specific issues will be permitted, provided such proxy vote shall be confirmed in writing to the Chair by the voting Member.  Voting by an Alternate Representative will not be deemed to be voting by proxy.
VII.  ACTION BY OVERSIGHT COMMITTEE
A.           General Action.
1.           Action by the Oversight Committee taken at Oversight Committee meetings shall require the affirmative vote of a majority of those Members voting (either in person or by proxy), provided that a quorum is present.
2.           Action may be taken by Oversight Committee vote without a meeting provided (a) the Chair and the Vice-Chairs determine; (b) the Chair determines if the Vice-Chairs are unavailable; or (c) the Vice-Chairs determine if the Chair is unavailable, upon consultation with General Counsel, that immediate action is necessary.  In such cases, votes may be obtained by polling Members on the issue by telephone, facsimile transmission or email.  Polling may be conducted by the Chair, the Vice-Chairs or General Counsel.  Such a vote shall be effective only if it is approved by unanimous written (including email) consent of all the Members of the Oversight Committee entitled to vote.
3.           The Chair shall tally and record the votes of Members.  The Chair’s determination of the tally of the vote of the Oversight Committee with respect to any matter will be final.
VIII.  CONFLICTS OF INTEREST
A.           General Conflict Rules.  If any matter under consideration by the Oversight Committee may or appears to involve a conflict of interest with any Member serving on the Oversight Committee, the Member with the potential or actual conflicting interest shall:  (i) disclose to the Liquidating Trustee and the Oversight Committee the existence of any potential or actual conflict of which it has knowledge, (ii) recuse itself from the discussion of such matter and no longer be counted in determining whether a quorum is present at the meeting unless, by majority vote of the Oversight Committee (without including the conflicted Member or Members), the Member is permitted to remain at such meeting, and (iii) abstain from voting on such matter at a meeting or otherwise.  In the event that the Liquidating Trustee cannot take any action, including without limitation the prosecution of any Causes of Action or the objection to any Claim, by reason of an actual or potential conflict of interest, the Oversight Committee acting by majority shall be authorized to take any such action(s) in his place and stead, including without limitation the retention of professionals (which may include professionals retained by the Liquidating Trustee) for such purpose of taking such actions.  In addition to the foregoing, the Debtor Designee may not vote on any matters relating to the D&O Causes of Action (as defined in the Circuit City Stores, Inc. Liquidating Trust Agreement).
IX. CONFIDENTIALITY OF INFORMATION
A.           Each Member of the Oversight Committee is aware of the fiduciary duty that it has to all beneficiaries under the Liquidating Trust and agrees that it will act in accordance with such duty in dealing with confidential information.  All matters discussed at Oversight Committee meetings (whether or not memorialized in any minutes thereof), not generally available to the public, are confidential and shall not be disclosed or revealed to third parties, except as permitted herein.
B.           All confidential or proprietary information concerning the Debtors and the Cases or provided by the Debtors, any professionals employed by the Debtors, or the Liquidating Trustee to the Oversight Committee or any professionals employed by the Oversight Committee (“Confidential Information”) shall also be deemed Confidential Information and not be disclosed to any person who is not a Member (other than professionals and other agents and advisors then retained by the Oversight Committee), except as permitted herein.  All or any portion of the Confidential Information shall not be used by any Member in any manner that is inconsistent with the purpose of the Oversight Committee.  Written Confidential Information distributed or furnished to the Oversight Committee by the Liquidating Trustee or professionals of the Debtors shall be marked or otherwise designated with the legend “confidential” and oral Confidential Information shall be clearly identified by the Liquidating Trustee as confidential.  Notwithstanding the foregoing, Confidential Information shall not include any information that (i) at the time of disclosure by the Liquidating Trustee or the Debtors or thereafter is generally available to the public other than by a person bound by these provisions acting in contravention of these provisions; (ii) was available to the Oversight Committee on a non-confidential basis from any party other than the Liquidating Trustee or the Debtors, provided that such party was not bound by a confidentiality agreement, or other contractual or legal obligation of confidentiality, with respect to such information; or (iii) has been independently acquired by the Oversight Committee.
C.           Notwithstanding paragraphs IX. A. and IX. B. hereof, all Confidential Information in the possession of or known to Members of the Oversight Committee may be disclosed:  (i) to other Members; (ii) to such of the directors, officers or employees of the Member's institution, direct and indirect  parent entities and their respective directors, officers and employees and any professionals engaged by such Member who require such Confidential Information in order to deal with their respective responsibilities of the institution as a Member and (iii) where required by law, rule, process or regulation or in the context of court proceedings, provided that the disclosing party shall provide notice to the Liquidating Trustee and the Chair,  to the extent permitted by law, so that the Liquidating Trustee may seek a protective order or take other action to protect the Confidential Information.  Notwithstanding the foregoing, to the extent the Liquidating Trustee designates certain materials as not to be shared with specific Members of the Oversight Committee, the Oversight Committee agrees to abide by such designation.
D.           Members who are from time to time contacted by beneficiaries of the Liquidating Trust, may direct such beneficiaries to speak directly with the Liquidating Trustee or General Counsel.
E.           Notwithstanding the resignation or removal of a Member, such Member shall continue to be bound by the confidentiality provisions of these Bylaws for the greater of three (3) years after resignation or removal of a Member, or the termination of the Liquidating Trust.
F.           If any Member violates the provisions of this Article, the Oversight Committee, by a majority vote, may remove such Member from Oversight Committee membership and the Member shall be deemed to consent to such removal.  Nothing in this Article may be construed as conferring upon  any party other than the Oversight Committee any right of enforcement, these Bylaws being for the sole benefit of the Oversight Committee.
X.  SUBCOMMITTEES OF THE OVERSIGHT COMMITTEE
A.           The Oversight Committee may create such subcommittees (each a “Subcommittee” and collectively, the “Subcommittees”) as it deems appropriate and delegate to such Subcommittees such powers and responsibilities as it deems appropriate, so long as such appointment and delegation are approved by a majority of those voting (either in person or by proxy).  The Oversight Committee shall appoint the membership for each of the Subcommittees created.  The Chair may, at the discretion of the Oversight Committee, be a member or exofficio member of each Subcommittee.  Each Subcommittee shall promptly report to the Oversight Committee and shall be available to respond to inquiry from any Oversight Committee Member.
XI. COMPENSATION
A.           Each of the Members shall receive compensation at the rate of $5,000 per month for their services to the Oversight Committee; provided, however, that the Chair shall receive compensation at the rate of $10,000 per month, which compensation shall be a charge against and paid out of the Liquidating Trust assets.  All reasonable costs, expenses, and obligations incurred by any Member shall be paid by the Liquidating Trustee from the Liquidating Trust assets prior to any distribution to the beneficiaries of the Liquidating Trust.  Any disputes with respect to the compensation of the Members or reimbursement of costs, expenses, and obligations shall be resolved by order of the Bankruptcy Court.  Reasonable expenses shall include (without limitation) out of pocket expenses for attendance at meetings by the Primary or Alternate Representatives of Members, as well as their respective professionals (including (without limitation) legal counsel), and shall include (without limitation) expenses incurred for transportation, hotel, food and related expenses and such other expenses as the Oversight Committee or the Bankruptcy Court approves, but shall exclude fees of professionals, including (without limitation) legal counsel, retained by the Members.  Requests for reimbursement of expenses shall be itemized.

XII.  RULES OF PROCEDURE
A.           A Chair or Vice-Chair shall preside over each Oversight Committee meeting in a manner that promotes fairness, a full opportunity for analysis of all business coming before the Oversight Committee, and a full opportunity for each Oversight Committee Member to express its view.  Parliamentary procedure, such as “Robert’s Rules of Order” is recommended, though need not be followed in every detail.
XIII.           EFFECTIVENESS/AMENDMENT TO BYLAWS
A.           The Bylaws are effective as of the Effective Date, and may be amended, waived or repealed by majority vote of all Members of the Oversight Committee, provided, however, that amendments, waivers or repeal of Articles II.B., Article VIII and this Article XIII, may only be accomplished by unanimous vote of all Members of the Oversight Committee or approval by the Bankruptcy Court, after notice and hearing.  These Bylaws may be executed in separate counterparts, all of which taken together shall constitute one instrument.
B.           In the event of a conflict between these Bylaws and the Liquidating Trust Agreement, the Liquidating Trust Agreement shall govern.

Adopted:                      _______, 2010

Hewlett-Packard Company

By:_____________________________
Ramona Neal

Its:_____________________________

Paramount Home Entertainment                                                                                                Developers Diversified Realty Corp.

By:_____________________________                                                                                     By: __________________________
Andi Marygold                                                                                                  Eric C. Cotton

Its:_____________________________                                                                                     Its: __________________________

[SIGNATURES CONTINUED ON ADDITIONAL PAGE]

Simon Property Group, Inc.                                                                                          Weidler Settlement Class

By: ____________________________                                                                                     By: _________________________
Ronald M. Tucker                                                                                               Christopher Jones

Its: ____________________________                                                                                     Its: _________________________

Peter Kravitz, an individual                                                                                                  Michelle Mosier, an individual

By: _____________________________                                                                                     By: __________________________
Peter Kravitz                                                                                                  Michelle Mosier

--

Exhibit C

(Non-Exclusive List of Insurance Agreements)

EXHIBIT C

Non-Exclusive List of Insurance Agreements

The following is a non-exclusive list of insurance agreements of the Debtors,1 which agreements shall not be rejected pursuant to Article VII.A. of the Plan.

The listing of an insurance agreement below shall not constitute an admission by the Debtors that such agreement is an executory contract or that any Debtor has any liability thereunder.

The Plan Proponents reserve their right to modify this list to amend agreements or otherwise update this list at any point prior to the Confirmation Date.

Policy Type	Policy Number	Coverage Period	Carrier
Workers’ Compensation & Employer’s Liability	6S6UB-0552N90-8-09	4/1/10 - 4/1/11	ACE American Insurance Company
General Liability and Non-owned Auto Liability	IRG47865-1	4/1/10 - 4/1/11	First Specialty Insurance Corporation
Excess Liability	NHA052344	4/1/10 - 4/1/11	RSUI Indemnity Company
Crime/Fidelity	SISIFNL20032709	12/1/09 - 12/1/10	Starr Indemnity and Liability Company
D&O (Traditional) - Primary	01-381-30-57	12/1/09 - 12/1/10	Chartis
D&O (Traditional) - Layer 1	SISIXFL21011209	12/1/09 - 12/1/10	C.V. Starr & Co., Inc.
D&O (Traditional) - Layer 2	287470627	12/1/09 - 12/1/10	CNA
D&O (Traditional) - Layer 3	LPV-VIC-0023292-0	12/1/09 - 12/1/10	Valiant Insurance Group
D&O (Traditional) - Layer 4	SISIXFL21011209	12/1/09 - 12/1/10	C.V. Starr & Co., Inc.
D&O (Traditional) - Layer 5	01-423-94-08	12/1/09 - 12/1/10	Chartis
Runoff D&O - Primary	287083253	12/1/08 - 12/1/14	CNA
Runoff D&O - Layer 1	8209-3152	12/1/08 - 12/1/14	Chubb Group
Runoff D&O - Layer 2 (Year 1)	DFX3911891	12/1/08 - 12/1/14	Great American Insurance Group
Runoff D&O - Layer 2 (Years 2 - 6)	RAN710840/01/2007	12/1/08 - 12/1/14	Axis Insurance
Runoff D&O - Layer 3	EC06800972	12/1/08 - 12/1/14	Travelers
Runoff D&O - Layer 4	RAN710840/01/2007	12/1/08 - 12/1/14	Axis Insurance
Runoff D&O - Layer 5	NHS627141	12/1/08 - 12/1/14	RSUI Group, Inc.
Runoff D&O - Layer 6	DOX0023851-00	12/1/08 - 12/1/14	Arch Insurance Group
Runoff D&O - Layer 7 (Side A DIC)	ELU101502-07	12/1/08 - 12/1/14	XL Insurance
Runoff D&O - Layer 8	8209-3156	12/1/08 - 12/1/14	Chubb Group
Property - All Risk	RMP2083563945	8/15/09 - 8/15/10	Columbia Casualty Company

1
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and Its Affiliated Debtors in Possession and Its Official Committee of Creditors Holding General Unsecured Claims (the “Plan”).

Exhibit D

Non-Exclusive List of Retained Causes of Action

EXHIBIT D

Non-Exclusive List of Retained Causes of Action

The following is a non-exclusive list of potential or actual causes of action and parties against whom the Debtors1 could assert, have asserted or may potentially assert a claim or cause of action.  The Plan Proponents reserve their right to modify this list to amend parties or otherwise update this list, but disclaim any obligation to do so.  In addition to possible causes of action and claims against the persons or entities listed herein, the Debtors may have, in the ordinary course of business, numerous causes of action, claims, or rights against vendors or others with whom they deal in the ordinary course of business (“Ordinary Course Claims”) to the extent such causes of action, claims, or rights have not been assigned to a third party.  The Debtors reserve their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims, as well as the claims and causes of action asserted against the parties listed herein.

As set forth in the Plan, the Debtors shall have, prior to the Effective Date, and the Liquidating Trust, pursuant to the Liquidating Trust Agreement, shall have, on and after the Effective Date, sole authority and responsibility for investigating, analyzing, commencing, prosecuting, litigating, compromising, collecting, and otherwise administering the Causes of Action.

The Debtors expressly reserve all rights, defenses and counterclaims against any person or entity that has asserted or could assert a claim against the Debtors.

I.           Pre-Petition Active Litigation

II.           Class Action Lawsuits

III.           Bankruptcy Proofs of Claims in Third Party Bankruptcies

IV.           Outstanding Collections

V.           Tax Refund Claims

VI.           Adversary Proceedings

VII.           Potential New Matters

VIII.           Avoidance Actions

1
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and Its Affiliated Debtors in Possession and Its Official Committee of Creditors Holding General Unsecured Claims (the “Plan”).

I.           PRE-PETITION ACTIVE LITIGATION

	Defendant	Description
1.	Etón Corporation 1015 Corporation Way Palo Alto, CA 94303	Pending case concerning dispute over return of product. Case No. CL08-1084.
2.	Saafnet Canada, Inc. d/b/a Alphashield Co. 107-1089 East Kent Ave. Vancouver BC, V5X 4V9 Canada	Breach of contract dispute.
3.	Charter Township of Flint, Michigan 1490 S. Dye Road Flint, MI 48532	Property tax dispute.

The Debtors may be party to certain other pending pre-petition litigation (the “Pre-Petition Litigation”).  The Debtors and the Liquidating Trust retain any and all rights, claims and causes of action with respect to the Pre-Petition Litigation, including their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Pre-Petition Litigation.

II.           CLASS ACTION LAWSUITS

	Case Name	Description
1.	Remeron Antitrust Litigation Settlement Administrator: Complete Claim Solutions, Inc. PO Box 24769 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation.
2.	GlaxoSmithKline’s Relafen Antitrust Litigation Settlement Administrator: Complete Claim Solutions, Inc. PO Box 24769 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation.
3.	Lupron Marketing Antitrust Litigation Settlement Administrator: PO Box 24604 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation. U.S. Dist. Court, District of Massachusetts, No. 01-CV-10861, MDL No. 1430.
4.	Augmentin Antitrust Litigation Settelement Administrator: Complete Claim Solutions, Inc. PO Box 24771 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation. U.S. Dist. Court, Eastern District of Virginia, Norfolk Division.
5.	Pharmaceutical Industry Average Wholesale Price Litigation Settlement Administrator: Complete Claim Solutions, Inc. PO Box 24743 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation. U.S. Dist. Court, District of Massachusetts, No. 01-CV-12257-PBS, MDL No. 1456.
6.	Terazosin Hydrochloride Antitrust Litigation Settlement Administrator: Complete Claim Solutions, Inc. PO Box 24769 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation. U.S. Dist. Court, Southern District of Florida, MDL No. 1317.
7.	Bextra and Celebrex Marketing, Sales Practices and Products Liability Litigation Claims Administrator: Rust Consulting, Inc. PO Box 24675 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation. U.S. Dist. Court, Northern District of California, No. 05-CV-01699-CRB.
8.	Nichols, et al. v. SmithKline Beecham Corporation Paxil Settlement Administrator PO Box 24754 West Palm Beach, FL 33416	Circuit City Stores, Inc. is claimant in antitrust litigation. U.S. Dist. Court, Eastern District Of Pennsylvania, No. 00-CV-6222.

The Debtors may be party to or have a claim in certain other class action lawsuits (the “Class Action Lawsuits”).  The Debtors and the Liquidating Trust retain any and all rights, claims and causes of action with respect to such Class Action Lawsuits, including their right to assert a claim in, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Class Action Lawsuits.

III.           BANKRUPTCY PROOFS OF CLAIM IN THIRD PARTY BANKRUPTCIES

	Debtor Name	Debtor Address
1.	Theater Extreme Entertainment Group, Inc.	Pencader Corporate Center 250 Corporate Blvd., Suite E & F Newark, DE 19702
2.	Alliance Entertainment, LLC	4250 Coral Ridge Drive Coral Springs, FL 33065
3.	Just for Feet, Inc., et al.	Trustee: Charles Goldstein 1 East Pratt St., Ste 800 Baltimore, MD 21202
4.	Charter Communications, et al.	Counsel: Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10022
5.	iRiver America, Inc.	Trustee: E.Lynn Schoenmann Goldberg, Stinnett, Meyers & Davis 44 Montgomery St., Ste 2900 San Francisco, CA 94104
6.	Belle Marmick, Inc. d/b/a Amigos Flooring Monster	Counsel: Steven Spector 1900 Avenue of the Stars, 7th Floor Los Angeles, CA 90067
7.	Midway Games Inc., et al.	2704 West Roscoe Street Chicago, IL 60618
8.	The National Scrip Center, Inc.	1745 Copperhill Pkwy Santa Rosa, CA 95403
9.	Tee Vee Toons, Inc. aka TVT Records	23 East 4th Street, 3rd floor New York, NY 10003 Counsel: Alec P. Ostrow 485 Madison Ave., 20th floor New York, NY 10022
10.	Anderson Homes, Inc., et al.	549 Pylon Drive Raleigh, NC 27606
11.	Pacific Digital Corporation	17811 Mitchell N. Irvine, CA 92614
12.	Mercedes Homes, Inc., et al.	Counsel: Squire, Sanders & Dempsey, LLP 1900 Phillips Point West 777 South Flagler Drive West Palm Beach, FL 33401
13.	Tousa, Inc., et al. aka Newmark Homes	Counsel: Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. 150 West Flagler Street Miami, FL 33130
14.	Source Interlink Companies, Inc. (AEC Direct, LLC)	4250 Coral Ridge Drive Coral Springs, FL 33065
15.	Kobra Properties	3001 Lava Ridge Court, Ste 340 Roseville, CA 95661
16.	General Growth Properties, Inc. et al.2	Counsel: Marcia L. Goldstein, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153

The Debtors or the Liquidating Trust may hold claims against other third parties who are or may become debtors.  The Debtors and the Liquidating Trust retain any and all rights, claims and causes of action with respect to such third-party debtors, including their right to file proofs of claim in the associated bankruptcy cases.

2As of the date hereof, the bar date for filing proofs of claim has not yet passed in General Growth’s bankruptcy cases.  The Debtors intend to file proofs of claim prior to the bar date.

IV.           OUTSTANDING COLLECTIONS

As part of the ordinary course of the Debtors’ business with parties in interest, the Debtors became entitled to certain amounts, including receivables, chargebacks, returns, and other amounts (collectively, the “Receivables”), which are currently due and owing to the Debtors by such parties.  The Debtors and the Liquidating Trust retain any and all rights, claims and causes of action with respect to the Receivables, including their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Receivables.

V.           TAX REFUND CLAIMS

	Tax Refund	Description
1.	Federal and state amended tax returns	Amended returns have been filed for fiscal years 2002 through 2006 on account of sale leaseback losses.
2.	Federal and state amended tax returns
The Debtors have requested reordering of the application of payments made on account of federal income taxes, as adjusted, for fiscal years 2001 through 2008 and resulting interest assessments to reflect proper interest netting.

3.	Various state income tax refunds	Amended returns have been filed for fiscal years 2004 through 2006 to reflect NOL carrybacks, federal flow through adjustments, and other amendments.
4.	Florida sales tax refund	The Debtors are seeking collection of a misappropriated post-petition sales tax refund that was offset against an alleged pre-petition liability.
5.	Hawaii excise tax refund	The Debtors have filed a formal protest requesting refund of overassessed excise tax.
6.	Pending state sales tax refunds	The Debtors have requested refunds from states which have been delayed due to administrative and budget issues.
7.	Employment tax appeal	The Debtors have reached agreement with the Internal Revenue Service with respect to an employment tax appeal and are awaiting the release of the funds at issue.
8.	Various local government tax refunds	The Debtors have requested refunds of overassessments of certain fees and taxes imposed or assessed by cities, counties, townships, or other political subdivisions of various states.
9.	Federal tax refund
The Debtors are awaiting the remainder of a refund of on account of the Debtors’ amendment of their federal tax returns for 2004 and 2005 pursuant to recently enacted federal legislation allowing companies to carry back NOLs for up to five years.

In addition, the Debtors may be seeking or may determine to seek tax refunds from various state and local taxing authorities (the “Tax Refund Claims”).  The Debtors and the Liquidating Trust retain any and all rights, claims and causes of action with respect to the Tax Refund Claims, including their right to seek, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Tax Refund Claims.

VI.           ADVERSARY PROCEEDINGS

	Case Name	Case Number3
1.	CC-Investors 1995-6 v. Circuit City Stores, Inc.	Case No. 09-03220
2.	Circuit City Stores, Inc. v. Active Media Services, Inc.	Case No. 09-03232
3.	Circuit City Stores, Inc. v. Apex Digital, Inc. et al.	Case No. 10-03069
4.	Circuit City Stores, Inc. v. Avenues in Leather, Inc.	Case No. 10-03094
5.	Circuit City Stores, Inc. v. Creative Labs, Inc.	Case No. 09-03225
6.	Circuit City Stores, Inc. v. LG Electronics USA, Inc.	Case No. 10-03054
7.	Circuit City Stores, Inc. v. Mitsubishi Electronics America, Inc. et al.	Case No. 10-03068
8.	Circuit City Stores, Inc. v. Onkyo USA Corp. et al.	Case No. 10-03071
9.	Circuit City Stores, Inc. v. PNY Technologies Inc.	Case No. 10-03056
10.	Circuit City Stores, Inc. v. Schimenti Construction Company LLC	Case No. 10-03087
11.	Circuit City Stores, Inc. v. Sharp Electronics Corporation	Case No. 09-03224
12.	Circuit City Stores, Inc. v. Sirius XM Radio Inc.	Case No. 09-03167
13.	Circuit City Stores, Inc. v. United States Debt Recovery and Signature Home Furnishings Co. Inc.	Case No. 10-03055
14.	Mondragon v. Circuit City Stores, Inc.	Case No. 09-03073
15.	Ryan, Inc. f/k/a Ryan & Company, Inc. v. Circuit City Stores, Inc.	Case No. 10-03083
16.	Schimenti Construction Company LLC v. Circuit City Stores, Inc.	Case No. 10-03085

In addition, the Debtors may be party to certain other adversary proceedings commenced or that may be commenced (the “Adversary Proceedings”).  The Debtors and the Liquidating Trust retain any and all rights, claims and causes of action with respect to the Adversary Proceedings, including their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Adversary Proceedings.

3All Adversary Proceedings are before the United States Bankruptcy Court for the Eastern District of Virginia.

VII.           POTENTIAL NEW MATTERS

	Subject Matter of Litigation	Description
1.	Flatscreen Antitrust Litigation
Claims arising from an alleged antitrust conspiracy among manufacturers and distributors of flat panel televisions, including in connection with the multi-district litigation pending in the District Court for the Northern District of California, In re TFT-LCD (Flat Panel) Antitrust Litigation, Nos. M-07-1827 SI and C-07-1827 SI (N.D. Cal.), MDL No. 1827.

2.	Visa/Mastercard Antitrust Litigation	Claims arising from an alleged antirust conspiracy among Visa, MasterCard and their member banks regarding merchant and interchange fees.
3.	Bad Debt Recovery Project
Circuit City Stores, Inc. has retained outside counsel to identify potential opportunities to offset against sales taxes owed or seek a refund in certain states on bad debt amounts for prior taxes paid.

4.	Claims against Non-Released Parties
Any and all claims, causes of action, damages, losses, liabilities, obligations, expenses, debts, dues, sums of money, accounts, reckonings, contracts, controversies, known or unknown, fixed or contingent, direct or indirect, accrued or not accrued, liquidated or unliquidated or suspected or unsuspected, in contract or in tort or otherwise, that the Debtors have against present or former officers, directors, employees, agents, representatives or professionals that are not being released under the Plan or the Individual Debtor Release Settlement Order, including, but not limited to, claims arising from breach of fiduciary duty, mismanagement, negligence, breach of the duty of loyalty or duty of care, corporate waste, breach of contract or fraud.

In addition, the Debtors may identify other potential new claims and causes of action (the “Potential New Matters”).  The Debtors and the Liquidating Trust retain any and all rights, claims and causes of action with respect to the Potential New Matters, including their right to seek, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Potential New Matters.

VIII.           AVOIDANCE ACTIONS

The Debtors may have certain causes of action against parties in interest under chapter 5 of the Bankruptcy Code or applicable non-bankruptcy law (the “Avoidance Actions”).  Except with respect to persons released under Section X(C) of the Plan, the Debtors and the Liquidating Trust retain all Avoidance Actions with respect to any person or entity, including, without limitation, Avoidance Actions listed on SOFA-3(b) of each of the Debtors’ Schedules and Statement of Financial Affairs filed with the Bankruptcy Court, or on any amendments thereto, and all rights with respect thereto, including their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) such Avoidance Actions.

Exhibit B
(Notice of Effective Date)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF VIRGINIA
RICHMOND DIVISION

- - - - - - - - - - - - - - - - In re: Circuit City Stores, Inc., et al., Debtors. - - - - - - - - - - - - - - - -	x : : : : : : : x	Chapter 11 Case No. 08-35653 (KRH) (Jointly Administered)

NOTICE OF (I) CONFIRMATION OF MODIFIED SECOND AMENDED JOINT PLAN OF LIQUIDATION OF CIRCUIT CITY STORES, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION AND ITS OFFICIAL COMMITTEE OF CREDITORS HOLDING GENERAL UNSECURED CLAIMS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, (II) THE OCCURRENCE OF THE EFFECTIVE DATE AND (III) THE DEADLINES FOR FILING ADMINISTRATIVE CLAIMS, FINAL FEE APPLICATIONS AND REJECTION DAMAGES CLAIMS

PLEASE TAKE NOTICE that on [____], 2010, the United States Bankruptcy Court for the Easter District of Virginia, Richmond Division (the “Bankruptcy Court”), entered the Findings of Fact, Conclusions of Law and Order Confirming the Modified Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims (Docket No. ___, the “Confirmation Order”) in the chapter 11 cases of the above-captioned debtors and debtors in possession (the “Debtors”).1  Pursuant to the Confirmation Order, this Court confirmed the Modified Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims (the “Plan”),2 which confirmed Plan was attached to the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Effective Date under the Plan occurred for the Consolidated Debtors on [____], 2010.  The Effective Date under the Plan occurred for Ventoux on [____], 2010.  The Effective Date under the Plan occurred for InterTAN on [____], 2010.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, and except as otherwise provided in Article IX of the Plan, requests for payment of an Administrative Claim that arose on and after January 1, 2010 up to and through the Effective Date must be filed with the Bankruptcy Court in accordance with the instructions set forth below and served on counsel for the Liquidating Trust at the address set forth below by no later than [___], 2010.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, Final Fee Applications must be filed with the Bankruptcy Court in accordance with the instructions set forth below and served on counsel for the Liquidating Trust and the Office of the United States Trustee at the addresses set forth below by no later than [___], 2010.

PLEASE TAKE FURTHER NOTICE that Administrative Claims and Final Fee Applications must be filed in writing with the Bankruptcy Court at:

Clerk of Court
United States Bankruptcy Court
701 East Broad Street, Suite 4000
Richmond, Virginia 23219,

or electronically at www.vaeb.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the address for counsel for the Liquidating Trust and the Office of the United States Trustee are as follows:

Counsel to the Liquidating Trust:

Douglas M. Foley, Esq.
Sarah B. Boehm, Esq.
McGuireWoods LLP
One James Center
901 E. Cary Street
Richmond, Virginia 23219

– and –

Lynn L. Tavenner, Esq.
Paula S. Beran, Esq.
TAVENNER & BERAN, PLC
20 North Eighth Street
Second Floor
Richmond, VA 23219

– and –

Richard M. Pachulski, Esq.
Jeffrey N. Pomerantz, Esq.
PACHULSKI STANG ZIEHL & JONES LLP
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, California 90067-4100
Email:  rpachulski@pszjlaw.com
   jpomerantz@pszjlaw.com

– and –

Robert J. Feinstein, Esq.
PACHULSKI STANG ZIEHL & JONES LLP
780 Third Avenue, 36th Floor
New York, NY 10017-2024
Email:                      rfeinstein@pszjlaw.com

Office of the United States Trustee:

Office of the United States Trustee for the Eastern District of Virginia
701 East Broad Street, Suite 4304
Richmond, Virginia 23219
(Attn: Robert B. Van Arsdale)

PLEASE TAKE FURTHER NOTICE that the Confirmation Order constitutes an order under Bankruptcy Code section 365 rejecting all pre-petition executory contracts (including (without limitation) any and all indemnification obligations that the Debtors have pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document, or applicable law, including the Indemnification Obligations) and unexpired leases (collectively, the “Rejected Contracts and Leases”) to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on the Effective Date.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, all Claims arising from the rejection of the Rejected Contracts and Leases pursuant to the Plan and the Confirmation Order must be filed with the Court-appointed claims agent at the following address by no later than [___], 2010:

Circuit City Claims Processing
c/o Kurtzman Carson Consultants LLC
2335 Alaska Avenue
El Segundo, CA 90245

PLEASE NOTE:  Proofs of Claim MAY NOT be faxed or emailed.

PLEASE TAKE FURTHER NOTICE that copies of the Plan, the Confirmation Order, any exhibits thereto, and a copy of the Proof of Claim form, the entire docket of the Debtors’ cases, and other relevant case information are publicly available by accessing the Debtors’ case information website at www.kccllc.net/circuitcity and may also be obtained, upon reasonable written request from the Claims Agent at:

Kurtzman Carson Consultants LLC
Attn: Circuit City Stores, Inc., et al.
2335 Alaska Avenue
El Segundo, CA 90245
Tel: (888) 830-4650

Dated: [__], 2010,
       Richmond, Virginia

SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Gregg M. Galardi, Esq.
Ian S. Fredericks, Esq.
P.O. Box 636
Wilmington, DE 19899-0636
(302) 651-3000

SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Chris L. Dickerson, Esq.
155 North Wacker Drive
Chicago, IL 60606
(312) 407-0700

MCGUIREWOODS LLP
Douglas Foley (VSB No. 34364)
Sarah B. Boehm (VSB No. 45201)
One James Center, 901 E. Cary Street
Richmond, VA 23219
(804) 775-1000

Counsel for Debtors and Debtors in Possession

PACHULSKI STANG ZIEHL & JONES LLP
Richard M. Pachulski, Esq.
Jeffrey N. Pomerantz, Esq.
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, CA 90067-4100

PACHULSKI STANG ZIEHL & JONES LLP
Robert J. Feinstein, Esq.
780 Third Avenue, 36th Floor
New York, NY 10017-2024

TAVENNER & BERAN, PLC
Lynn L. Tavenner, Esq. (VSB No. 30083)
Paula S. Beran, Esq. (VSB No. 34679)
20 North Eighth Street
Second Floor
Richmond, VA 23219

Counsel for the Creditors’ Committee

1
The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Circuit City Stores, Inc. (3875), Circuit City Stores West Coast, Inc. (0785), InterTAN, Inc. (0875), Ventoux International, Inc. (1838), Circuit City Purchasing Company, LLC (5170), CC Aviation, LLC (0841), CC Distribution Company of Virginia, Inc. (2821), Circuit City Properties, LLC (3353), Kinzer Technology, LLC (2157), Abbott Advertising Agency, Inc. (4659), Patapsco Designs, Inc.(6796), Sky Venture Corp. (0311), PRAHS, INC. (n/a), XSStuff, LLC (9263), Mayland MN, LLC (6116), Courchevel, LLC (n/a), Orbyx Electronics, LLC (3360), and Circuit City Stores PR, LLC (5512).  The address for the Debtors is 4951 Lake Brook Drive, Suite #500, Glen Allen, VA 23060.

2	Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Plan.